As filed with the Securities and Exchange Commission on Jucly 7, 1997
                              Registration No. 333-30315-01
                            Registration No. 333-30315



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                          MASON-DIXON BANCSHARES, INC.
                            MASON-DIXON CAPITAL TRUST
           (Exact name of registrants as specified in their Charters)

        Maryland                                            6712                                       52-1764929
        Delaware                                            6719                                       52-6860745
(State or other jurisdiction of                    (Primary Standard Industrial                  (I.R.S. Employer Identification
incorporation or organization)                     Classification Code Number)                                   Number)

          45 W. Main Street, Westminster, Maryland 21157 (410) 857-3401 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                     Thomas K. Ferguson, 45 W. Main Street,
                   Westminster, Maryland 21157 (410) 857-3401
 (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                                     With copies to:
              Abba David Poliakoff, Esquire                                      Steven Kaplan, Esquire
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC                             Arnold & Porter
     233 E. Redwood Street, Baltimore, Maryland 21202                 555 12th Street, N.W., Washington, D. C. 20004
                       (410) 576-4067                                                  (202) 942-5998

Approximate date of commencement of the proposed sale to public: As soon as practicable after the effective date of this Registration Statement.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         The prospectus contained in this Registration Statement will be used in connection with the offering of the following securities: (1) $2.5175 Preferred Securities of Mason-Dixon Capital Trust; (2) 10.07% Junior Subordinated
Debentures of Mason-Dixon Bancshares, Inc.; (3) a Guarantee of Mason-Dixon Bancshares, Inc. of certain obligations under the Preferred Securities.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS                                                 Subject to Completion
                                                           July 7, 1997
                                     [LOGO]


                                   $20,000,000
                         (Aggregate Liquidation Amount)
                            Mason-Dixon Capital Trust

                          $2.5175 Preferred Securities
                 (Liquidation Amount $25 per Preferred Security) fully and unconditionally guaranteed, to the extent described herein, by

                          Mason-Dixon Bancshares, Inc.
                                 ---------------

         The Preferred Securities offered hereby on behalf of BT Securities Corporation (the "Selling Security Holder"), as the selling security holder, represent preferred undivided beneficial interests in the assets of Mason-Dixon Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Mason-Dixon Bancshares, Inc. (the "Company") is the holder of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"), and the Selling Security Holder is currently the holder of all of the Preferred Securities. (Continued on next page)
                                 ---------------


               See "Risk Factors" beginning on page 10 hereof for
                certain information relevant to an investment in
                            the Preferred Securities.
                                 ---------------


  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                   OR ANY OTHER INSURER OR GOVERNMENT AGENCY.
                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                             COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

=============================================================================================================================
                                                 Price                     Underwriting               Proceeds to the
                                                  to                       Discounts or               Selling Security
                                               Public(1)                  Commissions(2)                 Holder(3)
-----------------------------------------------------------------------------------------------------------------------------
Per Preferred Security..............  $                                                          $
-----------------------------------------------------------------------------------------------------------------------------
Total...............................  $                                                          $
=============================================================================================================================


(1)      Plus accrued Distributions, if any, from July     , 1997.
(2) The Company, the Issuer Trust, and the Selling Security Holder have each agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933. See "Underwriting."
(3)      Before deduction of expenses estimated at $          .
[/FN]

         The Preferred Securities are offered by the Underwriter subject to receipt and acceptance by it, prior sale and the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository
Trust  Company  on  or  about  July     ,  1997  against  payment  therefor  in
immediately available funds.

                               ALEX. BROWN & SONS
                                  INCORPORATED
                  The date of this Prospectus is July     , 1997.

(Cover page continued)

         The Issuer Trust was established for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in 10.07% Junior Subordinated Debentures (the "Junior Subordinated Debentures") issued by the Company. The Junior Subordinated Debentures mature on June 15, 2027, (the "Stated Maturity"). See "Description of Junior Subordinated Debentures - General." The Preferred Securities have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities--Subordination of Common Securities."

         The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Application has been made to include the Preferred Securities in NASDAQ's National Market. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.


         Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions accumulating from July ____, 1997 and payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, at the annual rate of $2.5175 per Preferred Security ("Distributions"), which is equal to 10.07% of the Liquidation Amount of $25 per Preferred Security. The first Distribution subsequent to the offering made hereby will be on December 15, 1997. The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which are the sole assets of the Issuer Trust. The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of 10.07% per annum, compounded semi-annually, and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-US Holders-Interest Income and Original Issue Discount."

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company.

         The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after June 15, 2007 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after June 15, 2007, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Deben- tures--Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

         The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

         In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."

         The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures--Subordination."

         Prospective purchasers must carefully consider the restrictions on purchase set forth in "Certain ERISA Considerations."

         THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto, which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and to which reference is hereby made.

         No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Mason-Dixon Capital Trust," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Quarterly Report on Form 10-Q for the three months ended March 31, 1997, and Current Report on Form 8-K filed on June 13, 1997, all of which were previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act.

         In addition, all reports and definitive proxy statements or information statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests should be made to Vivian A. Davis, Corporate Secretary, Mason-Dixon Bancshares, Inc., 45 W. Main Street, Westminster, Maryland 21157,
(410) 857-3401.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTTING THE PREFERRED SECURITIES AND BIDDING FOR AND PURCHASING SUCH SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

         As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust, as amended and supplemented from time to time, among the Company, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee") and Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees") and (iii) the "Guarantee" means the Guarantee Agreement relating to the Preferred Securities, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as Guarantee Trustee.

                          Mason-Dixon Bancshares, Inc.

         The Company is a multi-bank holding company organized in 1991 under the laws of the State of Maryland. The Company operates two bank subsidiaries, Carroll County Bank and Trust Company ("Carroll County Bank") and Bank of Maryland ("Bank of Maryland" and, together with Carroll County Bank, the "Bank Subsidiaries"). Through the Bank Subsidiaries, the Company provides corporate, consumer and mortgage banking services, trust services, and non-deposit investment products for its customers. Carroll County Bank has been providing banking services to residents of Carroll County, Maryland for over a century.

         Banking services are provided through 22 retail banking offices which are located primarily in central Maryland and on Maryland's Eastern Shore. Some investment services are offered through Carrollco Insurance, Inc., a wholly-owned subsidiary of Carroll County Bank, which provides non-deposit investment products to customers.

         Through the Bank Subsidiaries, the Company engages in commercial, savings, and trust business, including the receiving of demand and time deposits, and the making of loans to individuals, associations, partnerships and corporations. Real estate financing comprises residential first and second mortgages, construction and land development, home equity lines of credit, and commercial mortgages. Consumer lending is direct to individuals on both a secured and unsecured basis. Commercial loans include lines of credit, term and demand loans for the purchase of equipment, inventory and accounts receivable financing.

                            Mason-Dixon Capital Trust

         The Issuer Trust is a statutory business trust created under Delaware law on June 6, 1997. The Issuer Trust is governed by a Second Amended and Restated Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

                             Selling Security Holder

         This Prospectus relates to the sale of Preferred Securities held by the Selling Security Holder. The Selling Security Holder purchased the Preferred Securities from the Issuer Trust on June 6, 1997. Under the terms of a Registration Rights Agreement among the Trust, the Company and the Selling Security Holder, the Trust and the Company agreed to register for resale all of the Preferred Securities held by the Selling Security Holder upon request. Accordingly, the Company will not receive any of the proceeds from the sale of the Preferred Securities hereunder. See "Selling Security Holder" and "Use of Proceeds."


                                  The Offering

Securities Offered......................   $20,000,000 aggregate Liquidation Amount of $2.5175 Preferred
                                           Securities (Liquidation Amount $25 per Preferred Security).

Offering Price..........................   $      per Preferred Security (Liquidation Amount $25), plus
                                           accumulated Distributions, if any, from ________ __, 1997.

Distribution Dates......................   June 15 and December 15 of each year, commencing
                                           December 15, 1997.

Extension Periods.......................   Distributions on Preferred Securities may be deferred for the duration of any Extension Period selected by the Company with respect to the payment of interest on the Junior Subordinated
                                           Debentures. No Extension Period will exceed 10 consecutive semi-
                                           annual periods or extend beyond the Stated Maturity. See
                                           "Description of Junior Subordinated Debentures--Option to Extend
                                           Interest Payment Period" and "Certain Federal Income Tax
                                           Consequences--US Holders--Interest Income and Original Issue
                                           Discount."

Ranking.................................   The Preferred Securities rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Preferred Securities--
                                           Subordination of Common Securities." The Junior Subordinated
                                           Debentures are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior
                                           Subordinated Indenture to all Senior Indebtedness (as defined herein). See "Description of Junior Subordinated Debentures." The
                                           Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior
                                           Indebtedness. See "Description of Guarantee."  In addition, because the Company is a holding company, the Junior Subordinated
                                           Debentures and the Guarantee effectively are subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank Subsidiaries' deposit liabilities.  See
                                           "Description of Junior Subordinated Debentures - Subordination."





                                       8





Redemption..............................   The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the
                                           Company of the Junior Subordinated Debentures upon the
                                           occurrence and continuation of a Tax Event, Investment Company
                                           Event or Capital Treatment Event and (iii) in whole or in part, at any time on or after June 15, 2007, contemporaneously with the optional redemption by the Company of the Junior Subordinated
                                           Debentures in whole or in part, in each case at the applicable
                                           Redemption Price. See "Description of Preferred Securities--
                                           Redemption."

No Rating...............................   The Preferred Securities are not expected to be rated by any rating service, nor is any other security issued by the Company so rated.

ERISA Considerations....................   Prospective purchasers should carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations."

Use of Proceeds.........................   All proceeds to the Issuer Trust from the sale of the Preferred
                                           Securities to the Selling Security Holder have been invested by the
                                           Issuer Trust in the Junior Subordinated Debentures. All the net
                                           proceeds received by the Company from the sale of the Junior
                                           Subordinated Debentures will be used for general corporate purposes, including repayment of the outstanding balance of the
                                           Term Loan (as defined herein) and repurchase of outstanding shares of the Common Stock, par value $1.00 per share (the
                                           "Common Stock"), of the Company in connection with the
                                           settlement of certain litigation. See "Use of Proceeds" and
                                           "Capitalization."  The Trust Securities qualify as Tier 1 or core capital of the Company, subject to the 25% Capital Limitation (as defined herein), under the risk-based capital guidelines of the
                                           Federal Reserve.  The portion of the Trust Securities that exceeds the 25% Capital Limitation will qualify as Tier 2 or supplementary capital of the Company.  See "Use of Proceeds."

NASDAQ National Market
  Symbol................................   Application has been made to have the Preferred Securities approved for quotation on the NASDAQ National Market under the symbol "MSDXP".


         For additional information regarding the Preferred Securities, see "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" and "Certain Federal Income Tax Consequences."


                                  Risk Factors

         Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Preferred Securities offered by this Prospectus. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act and Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RISK FACTORS RELATING TO THE OFFERING


         Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures. The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At June 30, 1997, the Senior Indebtedness of the Company aggregated approximately $112 million. None of the Junior
Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures-- Subordination."


         The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

         Option to Extend Interest Payment Period; Tax Consequences. So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior
Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at an annual rate equal to $2.5175 per Preferred Security, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at an annual rate equal to $2.5175 per Preferred Security, compounded semiannually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

         Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust (which will include a holder's pro rata share of both the stated interest and de minimis original issue discount, if any, on the Junior Subordinated Debentures). As a result, a holder of Preferred Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.


         Tax  Event,   Investment  Company  Event  or  Capital  Treatment  Event
Redemption. Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities and Common Securities. Any such redemption shall be at a price equal to the liquidation amount of the Preferred Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required, as it currently is, under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures--Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Dissolution."


         A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         See "Certain Federal Income Tax Consequences--Proposed Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to June 15, 2007.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.


         Proposed Tax Law Changes. On February 6, 1997, President Clinton released his budged proposals for fiscal year 1998. One proposal therein (the "President's Proposal"), would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As drafted, the President's Proposal would not apply retroactively to the Junior Subordinated Debentures. However, if the President's Proposal (or similar legislation) is enacted with retroactive effect with respect to the Junior Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Junior Subordinated Debentures.

         Fiscal year 1998 budget reconciliation legislation is currently pending before the United States Congress. To date, neither the budget reconciliation bill being considered by the House of Representatives nor the budget reconciliation bill being considered by the Senate contains a provision substantially similar to the President's Proposal.

         There can be no assurance that the President's Proposal will not be enacted, and that, if enacted, it will not apply retroactively to the Junior Subordinated Debentures or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Preferred Securities--Redemption."

         Exchange of Preferred Securities for Junior Subordinated Debentures. The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred

Securities--Liquidation Distribution Upon Dissolution." The Junior Subordinated Debentures, if distributed, may be subject to restrictions on transfer as described under "Notice to Investors."

         Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

         Rights Under the  Guarantee.  Bankers Trust Company acts as the trustee under the Guarantee (the "Guarantee Trustee") and holds the Guarantee for the benefit of the holders of the Preferred Securities. Bankers Trust Company also acts as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee--Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior
Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

         Limited Voting Rights. Holders of Preferred Securities have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities are not entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."


         Absence of Market. The Preferred Securities have no established trading market. Application has been made to list the Preferred Securities in the Nasdaq National Market, but one of the requirements for listing and continued listing is the presence of two market makers for the Preferred Securities. The Company and the Issuer Trust have been advised by the Underwriter that it intends to make a market in the Preferred Securities. However, the Underwriter is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of the Underwriter. Moreover, there can be no assurance of a second market maker for the Preferred Securities. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

         Market Prices. There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RISK FACTORS RELATING TO THE COMPANY

         Status of the Company as a Bank Holding Company. The Company is a legal entity separate and distinct from the Bank Subsidiaries, although the principal source of the Company's cash revenues is dividends from the Bank Subsidiaries. The ability of the Company to pay the interest on, and principal of, the Junior Subordinated Debentures will be significantly dependent on the ability of the Bank Subsidiaries to pay dividends to the Company and the ability of the Company to realize a return on its investments in amounts sufficient to service the Company's debt obligations. Payment of dividends by the Bank Subsidiaries is restricted by various legal and regulatory limitations. Under federal law, no dividend may be paid, unless, following the payment of such dividend, the capital stock of the bank will be unimpaired. In addition, under state law, a Bank Subsidiary may pay dividends only out of undivided profits or, with the prior approval of the Maryland Commissioner of Financial Regulation (the "Maryland Commissioner"), from surplus in excess of 100% of required capital stock.

         The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of March 31, 1997, the Company's subsidiaries had indebtedness and other liabilities of approximately $768 million.

         The Bank Subsidiaries are also subject to restrictions under federal law which limit the transfer of funds by them to the Company, whether in the form of loans, extensions of credit investments, asset purchases or otherwise. Such transfers by either Bank Subsidiary to the Company or any nonbank subsidiary of the Company are limited in amount of 10% of the bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of the bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits banks from purchasing "low-quality" assets from affiliates.

         Competition. The banking business is highly competitive. In their primary market areas, the Bank Subsidiaries compete with other commercial banks, savings and loan associations credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of the Bank Subsidiaries' primary competitors have substantially greater resources and lending limits than the Bank Subsidiaries and may offer certain services that the Bank Subsidiaries do not provide at this time. The profitability of the Company depends upon the Bank Subsidiaries' ability to compete in their primary market area.

         Developments in Technology. The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company, including its Bank Subsidiaries, to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

         Loan Portfolio Considerations. During the past three years, the Company has experienced significant growth in its loan portfolio. Loans increased to $410 million at March 31, 1997, from $196 million at December 31, 1994. Commercial real estate loans increased by 102% or $57 million at March 31, 1997, as compared to December 31, 1994, and comprised 28% of total loans as of March 31, 1997. The nature of commercial real estate loans is such that they may present more credit risk to the Company than other types of loans such as home equity or residential real estate loans. Further, these loans are concentrated in Central Maryland. As a result, a decline in the general economic conditions of Central Maryland could have a material adverse effect on the Company's financial condition and results of operations taken as a whole.

         Growth and Acquisition Strategies. The Company has pursued and intends to continue to pursue an internal growth strategy, the success of which will depend primarily on generating an increasing level of loans and deposits at acceptable risk levels and terms without significant increases in noninterest expenses. There can be no assurance that the Company will be successful in implementing its internal growth strategy. In addition, the Company has grown and may seek to grow by acquiring other financial institutions and non-financial institutions. Any acquisitions will be subject to regulatory approvals, and there can be no assurance that the Company will obtain such approvals. Although the Company does not have any signed contracts, letters of intent or agreements in principle, the Company routinely reviews acquisition opportunities. The Company may not be successful in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions. Competition for acquisitions in the Company's market area is
highly  competitive,   and  the  Company  may  not  be  able  to  acquire  other
institutions on attractive terms. Furthermore, the success of the growth strategy of the Company will depend on maintaining sufficient regulatory capital levels and on economic conditions.

         Market Value of Investments. Approximately 50% of the Company's securities investment portfolio has been designated as available-for-sale pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115") relating to accounting for investments. SFAS 115 requires that unrealized gains and losses in the estimated value of the available-for-sale portfolio be "marked to market" and reflected as a separate item in shareholders' equity (net of tax). At March 31, 1997, the Company maintained approximately 20% of its total assets in securities available-for-sale. Shareholders' equity will continue to reflect the unrealized gains and losses (net of tax) of these investments. There can be no assurance that the market value of the Company's investment portfolio will not decline, causing a corresponding decline in shareholders' equity.

         Management believes that several factors will affect the market values of the Company's investment portfolio. These include, but are not limited to, changes in interest rates or expectations of changes, the degree of volatility in the securities markets, inflation rates or expectations of inflation and the slope of the interest rate yield curve. (The yield curve refers to the differences between longer-term and shorter-term interest rates. A positively sloped yield curve means shorter-term rates are lower than longer-term rates.) Also, the passage of time will affect the market values of the securities, in that the closer they are to maturing, the closer the market price should be to par value. In addition to the foregoing, there are other factors that impact specific categories of the portfolio differently.

         Allowance for Loan Losses. The inability of borrowers to repay loans can erode the earnings and capital of banks. Like all banks, the Company maintains an allowance for loan losses to provide for loan defaults and nonperformance. The allowance is based on prior experience with loan losses, as well as an evaluation of the risks in the current portfolio, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond management's control, and such losses may exceed current estimates. At March 31, 1997, the Company had nonperforming loans of $2.8 million and an allowance for loan losses of $5.2 million or 1.28% of total loans and 184% of nonperforming loans. There can be no assurance that the Company's allowance for loan losses will be adequate to cover actual losses. Future provisions for loan losses could materially and adversely affect results of operations of the Company.

         Economic Conditions and Impact of Interest Rates. Results of operations for financial institutions, including the Company, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The profitability of the Company is in part a function of the spread between the interest rates earned on assets and the interest rates paid on deposits and other interest-bearing liabilities (net interest income), including advances from the Federal Home Loan Bank of Atlanta ("FHLB"). Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time period is considered liability-sensitive and is reflected as negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Company has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. However, there can be no assurance that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At March 31, 1997, the Company had a one year cumulative negative gap of $60 million or 7.0% of total assets. This negative one year gap position may, as noted above, have a negative impact on earnings in a rising interest rate environment.

         Supervision and Regulation. Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHC Act") and to regulation and supervision by the Federal Reserve and the Maryland Commissioner, and the Bank Subsidiaries are subject to regulation and supervision by the Maryland Commissioner and the Federal Deposit Insurance

Corporation ("FDIC"). The Bank Subsidiaries are also members of the FHLB and are subject to regulation thereby. Federal and state banking laws and regulations govern matters ranging from restrictions on permissible investments and activities, the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital to the general business operations and financial condition of the Bank Subsidiaries, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve, the FDIC, and the Maryland Commissioner also possess cease and desist powers over bank holding companies and banks, to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner in which the Company and the Bank Subsidiaries may conduct their business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. These monetary policies have had and are expected to continue to have significant effects on the operating results of commercial banks. Changes in monetary or legislative policies may affect the ability of the Bank Subsidiaries to attract deposits and make loans. See "Supervision, Regulation and Other Matters."


                             SELLING SECURITY HOLDER

         The Company is registering the Preferred Securities for the benefit of the Selling Security Holder. The Selling Security Holder purchased the Preferred Securities from the Issuer Trust on June 6, 1997 at a price equal to 100% of their aggregate Liquidation Amount. Under the terms of a Registration Rights Agreement among the Issuer Trust, the Company and the Selling Security Holder, the Company and the Trust agreed to register for resale all of the Preferred Securities held by the Selling Security Holder upon request. This Prospectus relates to all of the Preferred Securities held by the Selling Security Holder, which represents all of the outstanding Preferred Securities. Accordingly, the Company will not receive any of the proceeds from the sale of the Preferred Securities hereunder. See "Use of Proceeds."

                          MASON-DIXON BANCSHARES, INC.

         The Company is a multi-bank holding company organized in 1991 under the laws of the State of Maryland. The Company operates two bank subsidiaries, Carroll County Bank and Bank of Maryland. Through the Bank Subsidiaries, the Company provides corporate, consumer and mortgage banking services, trust services, and non-deposit investment products for its customers. Carroll County Bank has been providing banking services to residents of Carroll County, Maryland for over a century.

         Banking services are provided through 22 retail banking offices which are located primarily in central Maryland and on Maryland's Eastern Shore. Some investment services are offered through Carrollco Insurance, Inc., a wholly-owned subsidiary of Carroll County Bank, which provides non-deposit investment products to customers.

         Through the Bank Subsidiaries, the Company engages in commercial, savings, and trust business, including the receiving of demand and time deposits, and the making of loans to individuals, associations, partnerships and corporations. Real estate financing comprises residential first and second mortgages, construction and land development, home equity lines of credit, and commercial mortgages. Consumer lending is direct to individuals on both a secured and unsecured basis. Commercial loans include lines of credit, term and demand loans for the purchase of equipment, inventory and accounts receivable financing.

         The Company offers traditional demand deposit accounts for individuals, associations, partnerships, governments, and corporations. Also offered are NOW, savings, and money market accounts, as well as certificates of deposit and Individual Retirement Accounts. Deposits are insured by the FDIC.

         Carroll County Bank provides 24-hour access to customer information through its XpressLine automated voice response system, and both Bank Subsidiaries currently operate 24-hour automated teller machines. Safe deposit facilities are available at most locations, as are after hour depository services. Customers may also obtain travelers checks, money orders, and cashier's and treasurer's checks at all locations. In addition, Carroll County Bank provides a full range of trust services to individuals, corporations, and non-profit organizations under the name of Mason-Dixon Trust Company. Services to individuals include investment management, living and testamentary trusts, estate management, and custody of securities. Corporate financial services and employee benefit plans are provided to businesses. Services provided to non-profit organizations include management of endowment trusts. Carroll County Bank also originates and services real estate mortgage and construction loans as a principal and as an agent under the name of Mason-Dixon Investment Services.

         The Bank Subsidiaries are not dependent upon a single customer or small group of customers, the loss of which would have a material adverse effect on the Company. Carroll County Bank and Bank of Maryland are not dependent on a single product or small number of products, and do not experience any significant fluctuations in loan or deposit activity which are seasonal in nature.

         NEITHER THE PREFERRED SECURITIES NOR THE JUNIOR SUBORDINATED DEBENTURES ARE OBLIGATIONS OF OR GUARANTEED BY THE BANK SUBSIDIARIES OR ANY OTHER BANK.

           SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

         Presented below is selected unaudited consolidated financial information for the Company for the periods specified. The consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety by the detailed information available in the Company's reports as described under "Available Information."


                                           As of and for the
                                             Quarter ended                  As of or for the year ended
                                               March 31,                           December 31,
           (Dollars in thousands)            1997       1996        1996      1995      1994      1993        1992
                                         --------    -------    --------   -------   -------   --------   --------
Summary of Operations
Interest income........................  $ 15,495    $14,047    $ 58,796   $46,737   $34,790   $35,008    $ 37,794
Interest expense.......................     7,760      6,878      29,244    23,071    15,392    15,217      18,468
                                         --------    -------    --------   -------   -------   -------    --------
Net interest income....................     7,735      7,169      29,552    23,666    19,398    19,791      19,326
Provision for credit losses............        57          0         836         0         -       329         812
Net interest income after provision
  for credit losses....................     7,678      7,169      28,716    23,666    19,398    19,462      18,514
Other operating income.................     1,826      1,629       7,481     4,159     3,245     4,031       4,410
Other operating expense................     6,405      5,897      24,758    17,944    13,806    13,793      13,998
Income before income taxes and
  cumulative effect of accounting
  changes..............................     3,099      2,901      11,439     9,881     8,837     9,700       8,926
Applicable income taxes................       824        826       3,003     2,582     2,225     3,082       3,154
                                         --------    -------    --------   -------   -------   -------    --------
Income before cumulative effect of
  accounting changes...................     2,275      2,075       8,436     7,299     6,612     6,718       5,772
Cumulative effect of accounting change for:
      Post-retirement benefits.........        --         --          --        --        --      (482)         --
      Income taxes.....................        --         --          --        --        --       471          --
                                         --------    -------    --------   -------   -------   -------    --------
Net income.............................  $  2,275    $ 2,075    $  8,436   $ 7,299   $ 6,612   $ 6,607    $  5,772
                                         ========    =======    ========   =======   =======   =======    ========
Other Data
Total assets...........................  $867,287    $795,633   $841,074   $765,781  $507,572  $489,058   $460,143
Total deposits.........................   629,527    614,141     620,735   593,835   383,058   373,022     370,601
Total loans-net of reserve.............   404,930    347,128     392,997   348,221   192,885   195,779     198,506
Total equity...........................    72,966     67,797      72,699    66,596    42,773    44,797      37,744
Key Ratios
Return on average stockholders'
  equity...............................    12.67%     12.39%      12.27%    13.69%    15.28%    16.53%      16.30%
Return on average total assets.........     1.08%      1.09%       1.05%     1.18%     1.34%     1.40%       1.26%
Dividends declared to net income.......    35.03%     31.76%      32.60%    31.83%    29.71%    27.71%      26.16%
Average stockholders' equity to average
  total assets.........................     8.55%      8.74%       8.54%     8.60%     8.75%     8.50%       7.75%
Credit Quality Ratios
Nonperforming assets to period-end loans
  and foreclosed assets................     0.77%      0.74%       0.84%     0.59%     0.14%     0.65%       0.33%
Net chargeoffs (recoveries) to average
  loans................................    -0.02%      0.01%       0.11%     0.10%     0.03%     0.03%       0.34%
Allowance as a percent of period-end
  loans................................     1.28%      1.33%       1.30%     1.34%     1.34%     1.33%       1.20%
Allowance as a percent of period-end
  nonperforming loans..................    184.3%     195.5%      170.2%    257.4%    962.3%    209.0%      383.9%
Ratios of Earnings to Fixed Charges
Excluding interest on deposits.........     2.55x      3.32x       2.83x     2.82x     3.74x     5.52x       4.58x
Including interest on deposits.........     1.40       1.42        1.39      1.43      1.57      1.64        1.48

(1) The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes, cumulative effect of changes in accounting principles and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). There were no amortization of notes and debentures expense nor any portion of net rental expense which was deemed to be equivalent to interest on debt. Interest expenses (other than on deposits) includes interest on notes, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.

                               RECENT DEVELOPMENTS

Financial Condition and Results of Operations

         The Company reported net income of $2.275 million for the first quarter of 1997, an increase of 10% from the $2.075 million reported for the same period in 1996. Earnings per share for the first quarter of 1997 were $.43, versus $.39 for the first quarter of 1996. The increase in net income for the first quarter of 1997 was driven by increases in net interest income of $566,000 and higher non-interest income of $197,000. Offsetting these increases was a higher provision for credit losses of $57,000 and higher non-interest expenses of $508,000. The annualized return on average assets was 1.08% for the first quarter of 1997 while the annualized return on average stockholders' equity was 12.67%. These ratios for the first quarter of 1996 were 1.09% and 12.39% respectively.

         Statement of Condition. Total assets at March 31, 1997 equalled $867 million for growth of 3% from December 31, 1996. Loans increased to $410 million from $398 million while total investment securities increased to $372 million from $359 million for the same period. The growth in assets was funded through higher deposits which increased by $9 million to total $630 million, higher short-term borrowings (up $10 million to $65 million), and long-term borrowings (up $7 million to $93 million). Growth in loans was fueled by continued business development efforts, and the expansion of the Company's mortgage banking operations. Loans increased at both Bank Subsidiaries. Deposits also grew at both Bank Subsidiaries from December 31, 1996 with most growth being realized in time and savings deposits.

         Stockholders' equity at March 31, 1997 increased to $73.0 million from $72.7 million at December 31, 1996. Earnings after taxes added $2.3 million to total stockholders' equity and cash dividends paid reduced equity by $797,000. The first quarter of 1997 ended with unrealized depreciation on securities classified as available for sale of $791,000 compared to unrealized appreciation of $505,000 at year end for an overall reduction to equity of $1.3 million. Note that the change reflects current market value and not actual realized losses. The losses would only be realized if the securities were actually sold. Total shares outstanding at March 31, 1997 were 5,307,078 an increase from 5,303,166 at December 31, 1996 primarily due to shares issued through compensation and benefit plans.

         Income Statement. Net income for the first quarter of 1997 increased 10% to $2.275 million compared to the first quarter of 1996 of $2.075 million. Net interest income increased $566,000 due primarily to growth in earning assets. The net interest margin decreased to 4.19% from 4.33%. Other operating income increased $197,000. Service charges increased $53,000 due to increased volume of accounts as well as fee income increases on certain services. Trust division income decreased by $70,000 as first quarter income for 1996 was augmented by an accounting system change which raised income levels in last year's first quarter. Gains on sales of securities totaled $221,000 compared to $120,000 for the first quarter of 1996. Gains on sales of mortgage loans increased by more than 200% and totaled $291,000. The increase was due to higher loan origination volume for 1997. Other sources of other operating income decreased $86,000. Included in 1996's first quarter was a non-recurring gain of $151,000 realized from the sale of a former branch site of Carroll County Bank.

         Other operating expenses increased $508,000 or 9% compared to the first quarter of 1996. Increased expenses relating to the expanded mortgage banking operations added approximately $230,000 to operating expenses. Otherwise, expenses increased $278,000 or 5%. Most of the increased expenses were in salaries and benefits which included the increased expenses from expanding the mortgage banking operations.

         Capital Adequacy. Capital adequacy remained strong at the end of the first quarter of 1997 and well in excess of regulatory standards which assess capital levels. The capital leverage ratio at March 31, 1997 improved to 7.68% from 7.58% at December 31, 1996. The total capital ratio decreased to 13.88% from 13.93%; while Tier 1 capital ratio slightly decreased to 12.84% from 12.88%. Regulatory minimum to qualify as "well capitalized" are 5% for capital leverage, 6% for the tier 1 capital ratio, and 10% for the total capital ratio. Levels of qualifying capital increased as stockholders' equity increased while intangible assets and certain deferred tax assets which are disallowed for capital purposes, decreased.

         During the first quarter of 1997, the Company discontinued issuing additional shares through its dividend reinvestment and stock purchase plan. Shares needed to satisfy the plan are now being purchased in the open market. The Company has this flexibility within operating procedures of the plan and may, at any time, issue shares to satisfy plan needs. The decision to discontinue issuing shares and further increase stockholders' equity reflects the current strength of the Company's capital position and management's ongoing goals of enhancing earnings per share and returns on average stockholders' equity.

         Interest Rate Sensitivity. At the end of the first quarter of 1997, the Company had an estimated one year negative gap of $60 million compared to a negative $79 million at December 31, 1996. The negative gap as a percentage of period end assets was 7% and 9% respectively. As a general rule, a negative gap will have the effect of decreasing net interest income during periods of rising interest rates as higher volumes of interest sensitive liabilities will reprice at higher levels than rate sensitive assets. Management believes the overall rate sensitivity position is appropriate for current rate conditions.

Settlement of Litigation

         On December 9, 1996, the Company filed suit against a group of stockholders called the "Concerned Shareholders Group" and its members ("CSG") seeking preliminary and permanent injunctive relief for alleged violations of the federal proxy solicitation laws, federal securities disclosure laws, and state bank acquisition laws. CSG filed a Counterclaim and Third-Party Complaint in the suit asserting derivative claims against the Company and its directors alleging breach of fiduciary duty and corporate waste, and subsequently filed a separate suit against the Company alleging violations of the federal proxy solicitation laws. On June 11, 1997, the Company, its directors and CSG entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") pursuant to which the parties agreed to dismiss the cases with prejudice, and the Company agreed to purchase all of the approximately 232,500 shares of Common Stock owned by members of CSG at a price of $21.625 per share. A portion of the net proceeds of the Junior Subordinated Debentures in the approximate amount of $5,027,813.00 were used by the Company to purchase such shares.


                            MASON-DIXON CAPITAL TRUST

         The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on June 6, 1997. The Issuer Trust is governed by an Amended and Restated Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee. Under the Trust Agreement, two individuals selected by the holders of the Common Securities act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, as holder of the Common Securities, has selected two individuals who are employees of and affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities--Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

         All the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities." The Company has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801, telephone number
(302) 576-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.


                                 USE OF PROCEEDS

         All the proceeds to the Issuer Trust from the sale of the Preferred Securities to the Selling Security Holder on June 6, 1997 have been invested by the Issuer Trust in the Junior Subordinated Debentures. The proceeds from the Preferred Securities qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve; however, capital received from the proceeds of the sale of Preferred Securities, together with any other cumulative preferred stock of the Company, cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of the Company. Neither the Company nor the Trust will receive any proceeds from the sale of the Preferred Securities by the Selling Security Holder hereunder.

         A portion of the net proceeds from the sale of the Junior Subordinated Debentures in the amount of approximately $5,027,813.00 were used by the Company to repurchase approximately 232,500 shares of Common Stock from members of CSG in connection with the settlement of litigation with that group (see "Recent Developments"). In addition, $954,200 of the net proceeds were applied to repay the outstanding balance of a term loan facility with NationsBank, N.A. (the "Term Loan"). All the remaining net proceeds received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, which may include the repayment of indebtedness, repurchases of outstanding Common Stock of the Company, investments in or extensions of credit to its subsidiaries and/or the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, the Company may from time to time engage in additional financings of a character and in amounts to be determined.

                                 CAPITALIZATION

         The following table sets forth the unaudited consolidated capitalization of the Company as of March 31, 1997 and as adjusted to give effect to the issuance of the Preferred Securities, repayment of the Term Loan and the repurchase of approximately 232,500 shares of Common Stock pursuant to the Settlement Agreement. The following data should be read in conjunction with the Company's reports filed with the Commission under the Exchange Act. See "Available Information."


                                                                                           March 31, 1997
                                                                                       Actual        As Adjusted
                                                                                  (Dollars in thousands-unaudited)

Long-term borrowings: (1)..........................................................  $  92,644      $  94,519
                                                                                     ---------      ---------

Guaranteed preferred beneficial interests in the Company's
   Junior Subordinated Debentures (1)..............................................          -         20,000
                                                                                     ---------      ---------

Stockholders' Equity:
  Preferred Stock..................................................................          -              -
  Common Stock, $1.00 par value; 10,000,000 authorized,(3)
     5,307,078 issued and outstanding, as adjusted 5,074, 578 issued and
     outstanding...................................................................      5,307          5,075
  Additional paid-in-capital (3)...................................................     40,641         35,845
  Retained Earnings................................................................     27,809         27,809
  Net unrealized depreciation in certain debt and equity securities................       (791)          (791)
                                                                                     ---------      ---------
        Total stockholders' equity.................................................     72,966         67,938
                                                                                     ---------      ---------
        Total capitalization.......................................................   $165,610       $182,457
                                                                                      --------       --------

Risk-based capital ratios:
  Tier 1 capital to risk-weighted assets (2).......................................     12.84%         15.23%
  Regulatory minimum...............................................................      4.00%          4.00%
  Total capital to risk-weighted assets (2)........................................     13.88%         16.23%
  Regulatory minimum...............................................................      8.00%          8.00%
  Leverage ratio...................................................................      7.70%          9.27%
  Regulatory minimum...............................................................      3.00%          3.00%


(1) As described herein, the sole assets of the Issuer Trust are $20,619,000 principal amount of Junior Subordinated Debentures issued by the Company to the Issuer Trust. The Junior Subordinated Debentures bear interest at a fixed rate of 10.07% and mature on June 15, 2027. The Company owns all of the Common Securities of the Issuer Trust.

(2) Assumes net proceeds of the offering of the Preferred Securities are invested in assets with a 100% risk weighting under the risk-based capital rules of the Federal Reserve.

(3) Assumes the repurchase and retirement of approximately 232,500 common shares.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded in the consolidated statements of income of the Company.

                       DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust. The holders of the Preferred Securities are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of the material provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

General

         The Preferred Securities are limited to the $20,000,000 aggregate Liquidation Amount outstanding. The Preferred Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The Junior Subordinated Debentures are registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at an annual rate equal to $2.5175 per Preferred Security, payable semi-annually in arrears on the 15th day of June and December of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on the June 1 or the December 1 (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from _______ __, 1997. The first Distribution Date for the Preferred Securities subsequent to the offering made hereby will be December 15, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30- day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the

Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at an annual rate equal to $2.5175 per Preferred Security, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

Redemption

         Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

         The Company has the right to redeem the Junior Subordinated  Debentures
(i) on or after June 15, 2007, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "--Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

         The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below) and in dollar amounts per Trust Security, together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning June 15:

 Year                                                                                 Redemption Price
2007........................................................................        105.035% ($26.25875)
2008........................................................................        104.532% ($26.13300)



                                       28





2009........................................................................        104.028% ($26.00700)
2010........................................................................        103.525% ($25.88125)
2011........................................................................        103.021% ($25.75525)
2012........................................................................        102.518% ($25.62950)
2013........................................................................        102.014% ($25.50350)
2014........................................................................        101.511% ($25.37775)
2015........................................................................        101.007% ($25.25175)
2016........................................................................        100.504% ($25.12600)


and at 100% ($25.00) on or after June 15, 2017.

         The Redemption Price, in the case of a redemption on or after June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Preferred Security the
Make-Whole Amount for a corresponding $25 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on June 15, 2007, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to June 15, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 2.00% if such Redemption Date occurs on or before June 15, 1998 or (ii) 1.25% if such Redemption Date occurs after June 15, 1998.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

Payment of Additional Sums

         If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

Redemption Procedures

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

         If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred
Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

         If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or the Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $25 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.

         The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the stated maturity of the Preferred Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

         Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

         If  dissolution  of the Issuer Trust occurs as described in clause (i),
(ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

         If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Events of Default; Notice

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

         (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "--Subordination of Common Securities," "--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated
Debentures--Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

         The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Preferred Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

         Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee--Amendments and
Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with
(i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 513 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

         In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book Entry, Delivery and Form

         The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the

Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Junior Subordinated Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Junior Subordinated Indenture. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Junior Subordinated Indenture, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

         DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriter), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

Same-Day Settlement and Payment

         Settlement for the Preferred Securities will be made by the Underwriter in immediately available funds.

         Secondary trading in Preferred Securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

Payment and Paying Agency

         Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         Bankers Trust Company, the Property Trustee, is an affiliate of the Selling Security Holder. As a result, the occurrence of a default under the Trust Agreement might create a conflicting interest for the Property Trustee under the Trust Indenture Act of 1939, as amended ("1939 Act"), if then applicable to the Preferred Securities. If the default has not been cured or waived within 90 days after the Property Trustee has or acquires a conflicting interest, the Property Trustee generally is required by the 1939 Act to eliminate such conflicting interest or resign as Property Trustee. In the event of the Property Trustee's resignation, a successor trustee will be appointed in accordance with the terms of the Trust Agreement.

         For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Miscellaneous

         The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures have been issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

         Concurrently with the issuance of the Preferred Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures. The Junior Subordinated Debentures bear interest, accruing from the date of original issuance, at a rate equal to 10.07% per annum on the principal amount thereof, payable semi-annually in arrears on the 15th day of June and December of each year (each, an "Interest Payment Date"), commencing December 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 10.07% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annually interest payments, interest on semi-annually interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Junior Subordinated Debentures mature on June 15, 2027 (such date is referred to herein as the Stated Maturity).

         The Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures are not subject to a sinking fund and are not eligible as collateral for any loan made by the Bank Subsidiaries. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "--Subordination."

Option To Extend Interest Payment Period

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 10.07% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Redemption

         The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after June 15, 2007, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Preferred Securities--Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

         The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity and that any organization considering such a redemption, depending on the circumstances, either: (i) must obtain Federal Reserve approval prior to redemption, or (ii) should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk- based capital guidelines and may be subject, as it currently is, to the prior approval of the Federal Reserve.

         The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning June 15:

Year                                                                                     Redemption Price
----                                                                                     ----------------
2007......................................................................                   105.035%
2008......................................................................                   104.532%
2009......................................................................                   104.028%
2010......................................................................                   103.525%
2011......................................................................                   103.021%
2012......................................................................                   102.518%
2013......................................................................                   102.014%
2014......................................................................                   101.511%
2015......................................................................                   101.007%
2016......................................................................                   100.504%

and at 100% on or after June 15, 2017.

         The Redemption Price in the case of a redemption on or after June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for Junior Subordinated Debentures, in the case of a redemption prior to June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of Preferred Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

Additional Sums

         The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities--Redemption."

Registration, Denomination and Transfer

         The Junior Subordinated Debentures are registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities--Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Preferred Securities--Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

         The Junior Subordinated Debentures are issuable only in registered form without coupons in integral multiples of $25. Junior Subordinated Debentures are exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated
Indenture. The Company has appointed the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

         The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

         The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

         From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, (3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form, (5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or
(ii)  reduce  the  percentage  of  principal   amount  of  Junior   Subordinated
Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior

Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

         The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

         (iv) the Company consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all its property.

         For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

         The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

         The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "--Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

         If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company has the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Preferred Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures, provided, however, that nothing in the Junior Subordinated Indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

         For purposes of clause (i) above, the term "Principal Subsidiary Bank" means each of (i) the Bank Subsidiaries, (ii) any other banking subsidiary of the Company, the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its consolidated subsidiaries, (iii) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a resolution of the Board of Directors of the Company and set forth in an officers' certificate delivered to the Debenture Trustee, and (iv) any banking subsidiary of the Company that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (i), (ii) or (iii) or a subsidiary (in the case of clause (iv)) of the Company.

         The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

         The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

         The Junior Subordinated Debentures are subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

         As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Preferred Securities.

         In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

         The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

         The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Debenture Trustee, is an affiliate of the Selling Security Holder. As a result, the occurrence of a default under the Junior Subordinated Debenture might create a conflicting interest for the Debenture Trustee under the 1939 Act if then applicable to the Junior Subordinated Debenture. If the default has not been cured or waived within 90 days after the Debenture Trustee has or acquires a conflicting interest, the Debenture Trustee generally is required by the 1939 Act to eliminate such conflicting interest or resign as Debenture Trustee. In the event of the Debenture Trustee's resignation, a successor trustee will be appointed in accordance with the terms of the Junior Subordinated Debenture.

         Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

         The  Junior   Subordinated   Indenture  and  the  Junior   Subordinated
Debentures will be governed by and construed in accordance with the laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

         The Guarantee was executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Bankers Trust Company acts as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

General

         The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred
Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

         The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but applies only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

         The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not


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



be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

Amendments and Assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any registered holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                    SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

         The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities;
(iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

         Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

         A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

         A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures--Subordination."

Limited Purpose of Issuer Trust

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated


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



Debentures relative to other creditors and to stockholders of the Company in the
event  of   liquidation  or  bankruptcy  of  the  Company  are  expected  to  be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, in its capacity as special tax counsel to the Company ("Tax Counsel"), the discussion of United States federal income taxation which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

         A "US Holder" is a holder of the Preferred  Securities  who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE


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



REDEMPTION OF THE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF PREFERRED SECURITIES--REDEMPTION."

US Holders

Characterization of the Issuer Trust

         In connection with the registration of the Preferred Securities, Tax Counsel will render its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

Characterization of the Junior Subordinated Debentures

         The Company and the Issuer Trust have agreed to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the registration of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Indenture (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

Interest Income and Original Issue Discount

         Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Junior Subordinated Debentures.
Treasury   regulations  under  Section  1273  of  the  Code  provide  that  debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

         The Company has concluded, and this discussion assumes, that, as of the date of the original issuance of the Junior Subordinated Debentures the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures was "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Moreover, the Company has determined that the Junior Subordinated Debentures were not otherwise issued with OID. Consequently, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations may in the future be analyzed and interpreted by the IRS in rulings or other published documents. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

         In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as reissued for OID purposes and the sum of the remaining interest payments (and any de minimis
OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Preferred Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to such OID.

         If the possibility of the Company's exercise of its option to defer payments of interest was not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

Characterization of Income

         Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

Bond Premium

         If a U.S. Holder purchases a Preferred Security at a cost greater than the principal amount, that excess generally is treated as amortizable bond premium. A U.S. Holder may elect to deduct such amortizable bond premium (with a corresponding reduction in the U.S. Holder's tax basis) over the remaining term of the Preferred Security (or a shorter period to the first call date, if a smaller deduction would result) on an economic accrual basis. The election would apply to all taxable debt instruments held by the U.S. Holder at any time during the first taxable year to which the election applies and to any such debt instruments which are later acquired by the U.S. Holder. The election may not be revoked without the consent of the IRS.

Market Discount

         If a U.S. Holder purchases a Preferred Security for an amount that is less than the principal amount of such Preferred Security, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder must accrue market discount on a straight-line basis, or may elect to accrue it on an economic accrual basis. A U.S. Holder will be required to treat any principal payment on, or any amount received on the sale, exchange, retirement or other disposition of, a Preferred Security as ordinary income to the extent of accrued market discount which has not previously been included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the Preferred Security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Preferred Security.

         A U.S. Holder of a Preferred Security acquired at a market discount may elect to include market discount in income as interest as it accrues, in which case the interest deferral rule would not apply. This election would apply to all bonds with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and is separate from the election concerning the rate of accrual described above. The election may be revoked only with the consent of the IRS.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust

         Under certain circumstances described herein (See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for United States federal income tax purposes.

         Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder generally would recognize gain or loss as if it had sold the Preferred Securities for cash. See "--Sales of Preferred Securities" below.

Sales of Preferred Securities

         A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year prior to the date of disposition.

         A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior

Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Law Changes

         On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. The President's Proposal would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As drafted, the President's Proposal would not apply retroactively to the Subordinated Debt Securities. However, if the President's Proposal (or similar legislation) is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities.

         Fiscal year 1998 budget reconciliation legislation is currently pending before the United States Congress. To date, neither the budget reconciliation bill being considered by the House of Representatives nor the budget reconciliation bill being considered by the Senate contains a provision substantially similar to the President's Proposal.

         There can be no assurance that the President's Proposal will not be enacted, and that, if enacted, it will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the New Preferred Securities--Redemption."

Non-US Holders

         The following discussion applies to a Non-US Holder.

         Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

         As discussed above (see "--Proposed Tax Law Changes"), changes in legislation affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

         A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

         A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Preferred Securities. Potential holders of the Preferred Securities are urged to contact their own tax advisors to determine their particular tax consequences.

                          CERTAIN ERISA CONSIDERATIONS

         The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                    SUPERVISION, REGULATION AND OTHER MATTERS

         The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents incorporated herein by reference. See "Available Information."

         The business of the Company is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Company of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

         The Company is subject to supervision and examination by federal bank regulatory authorities. As a bank holding company registered under the BHC Act, the Company's primary bank regulatory authority is the Federal Reserve. Bank holding companies are expected to serve as a source of strength to their subsidiary banks under the Federal Reserve's regulations and policies.

         The federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Company and the Bank Subsidiaries are subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

         The Bank Subsidiaries are required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be "Tier 1" capital. In addition, the federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant.

         From time to time, the federal bank regulatory authorities, including the Federal Reserve and the FDIC, propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets. For example, effective June 26, 1996, the Federal Reserve, the Office of the Comptroller of the Currency and the FDIC issued a joint policy statement that provides guidance on sound practices for interest rate risk management and describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

         The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company;
placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At March 31, 1997, the Company, on a consolidated basis, and the Bank Subsidiaries exceeded the required capital ratios for classification as a "well capitalized" bank holding company and commercial bank, respectively.

         The deposits of the Bank Subsidiaries are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. Currently, the Bank Subsidiaries are not assessed any premiums for deposits insured by either the Bank Insurance Fund or the Savings Association Insurance Fund.

         Under federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, each Bank Subsidiary could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

         The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Competition may increase as banks branch across state lines and enter new markets.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), Alex. Brown & Sons Incorporated (the "Underwriter") has agreed to purchase from the Selling Security Holder $20,000,000 aggregate Liquidation Amount of Preferred Securities at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.

         The Company and the Selling Security Holder have been advised by the Underwriter that the Underwriter proposes to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $_______ per share. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $______ per share to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriter.

         In connection with the offering of the Preferred Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for its own account by selling more Preferred Securities than it is committed to purchase from the Selling Security Holder. In such a case, to cover all or part of the short position, the Underwriter may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchase, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriter also may reclaim any selling concessions allowed to a dealer if the Underwriter repurchases shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company, the Issuer Trust, the Selling Security Holder nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

         Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         The Preferred Securities have no established trading market. The Company and the Issuer Trust have been advised by the Underwriter that it intends to make a market in the Preferred Securities. However, the Underwriter is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of the Underwriter. Application has been made by the Company and the Issuer Trust to list the Preferred Securities in the Nasdaq National Market, but one of the requirements for listing and continuing listing is the presence of two market makers for the Preferred Securities, and the presence of a second market maker cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

         The Company, the Issuer Trust and the Selling Security Holder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

         The Underwriter or its affiliates have in the past performed and may in the future perform various services to the Company, including investment banking services, for which it has or may receive customary fees for such services.

                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, counsel to the Company, and for the Underwriter by Arnold & Porter. Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC and Arnold & Porter will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.

                                     EXPERTS

         The consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31 1996 (included in the Company's Annual Report to Stockholders) are incorporated by reference in this Prospectus (and elsewhere in the Registration Statement) in reliance upon the report of Stegman & Company, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority to such firms as experts in accounting and auditing.



C69648d.624 T/R/L:6

======================================================        =======================================================


No  person has been authorized in  connection with  the
offering made hereby to give any information or to make
any  representation  not  contained  in this Prospectus                                [LOGO]
and, if given or made, such  information or representa-
tion must not be relied upon  as having been authorized
by  the  Company  or  the  Underwriter. This Prospectus
does  not constitute an offer to sell or a solicitation                            $20,000,000
of any offer to  buy  any  of  the  securities  offered                      Aggregate Liquidation Amount
hereby to any person  or  by  anyone  in  any jurisdic-
tion in which it  is  unlawful  to make  such  offer or
solicitation.  Neither  the delivery of this Prospectus                        Mason-Dixon Capital Trust
nor any sale made hereunder shall,  under  any  circum-
stances, create any implication  that  the  information
contained herein is correct as of any  date  subsequent                       $2.5175 Preferred Securities
to the date hereof.                                                             (Liquidation Amount $25
           _______________                                                       per Preferred Security)
                                                                          Fully and Unconditionally Guaranteed,
                                                                           to the Extent Described Herein, by


                                                                               Mason-Dixon Bancshares, Inc.






                                                                                  _______________

                                                                                    Prospectus
                                                                                  _______________





                                                                                Alex. Brown & Sons
                                                                                   incorporated


                                                                                    July     , 1997

                  TABLE OF CONTENTS

                                                 Page

   Prospectus Summary.............................  7
   Risk Factors................................... 10
   Selling Security Holder........................ 18
   Mason-Dixon Bancshares, Inc.................... 19
   Selected Consolidated Financial Data and
     Other Information............................ 20
   Recent Developments............................ 21
   Mason-Dixon Capital Trust...................... 22
   Use of Proceeds................................ 23
   Capitalization................................. 24
   Accounting Treatment........................... 25
   Description of Preferred Securities............ 25
   Description of Junior Subordinated Debentures.. 41
   Description of Guarantee....................... 51
   Relationship Among The Preferred Securities,
     the Junior Subordinated Debentures and
     the  Guarantee............................... 54
   Certain Federal Income Tax Consequences........ 56
   Certain ERISA Considerations................... 61
   Supervision, Regulation and Other Matters...... 62
   Underwriting................................... 63
   Validity of Securities......................... 65
   Experts........................................ 65



====================================================        =======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following expenses will be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions.



                  SEC registration fee                        $   6,364
                  Printing and engraving                         10,000
                  Accounting fees and expenses                    5,500
                  Legal fees and expenses                        50,000
                  Transfer agent fee                              5,000
                  Trustee fee                                     3,500
                  Trustee Counsel fee                            12,500
                  Listing fees                                    4,000
                  Blue sky fees and expenses                      3,500
                  Miscellaneous                                  14,636
                                                              ---------
                          Total                               $ 115,000


Item 15.  Indemnification of Directors and Officers

Section 2-418 of the Maryland Annotated Code, Corporations and Associations Article (1993) ("Maryland Code") provides that a corporation may indemnify directors and officers against liabilities they may incur in such capacities unless it is established that: (a) the directors act or omission was material and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit; or (c) the director had reasonable cause to believe that the act or omission was unlawful. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

The Maryland Code provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under, among other things, any by-law provision.

The Bylaws of the Company provide that it shall indemnify and advance expenses to an officer or director in connection with a proceeding to the fullest extent permitted by and in accordance with the Maryland Code and federal law.

Item 16.  Exhibits



EXHIBIT
NUMBER   DESCRIPTION


1.1      Form of Underwriting Agreement*
4.1      Junior Subordinated Indenture*
4.2      Form of Second Amended and Restated Trust Agreement*
4.3 Form of Amended and Restated Guarantee by Mason-Dixon Bancshares, Inc., previously filed
5.1      Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC*
5.2      Opinion of Richards, Layton & Finger*
8.1      Tax opinion of Gordon, Feinblatt,  Rothman, Hoffberger & Hollander, LLC*
23.1     Consent of Stegman & Company*
23.2     Consent of Gordon,  Feinblatt,  Rothman,  Hoffberger &  Hollander,  LLC
         (included in Exhibits 5.1 and 8.1)
23.3     Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24.1     Powers of Attorney of certain  directors  and  officers of  Mason-Dixon
         Bancshares, Inc., previously filed
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Junior
         Subordinated Indenture, the Amended and Restated Trust Agreement*


______________________
*Filed herewith.






Item 17.  Undertakings

Each of the undersigned Registrants hereby undertakes:

1. That, for purposes of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

3. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westminster, State of Maryland, on July 3, 1997.

                                             MASON-DIXON BANCSHARES, INC.


                                             By: /s/ Thomas K. Ferguson
                                                 ------------------------------
                                                 Thomas K. Ferguson, President


         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                       Date


/s/ Thomas K. Ferguson                 Chief Executive Officer     July 3, 1997
------------------------------------   and Director (Principal
Thomas K. Ferguson                     Executive Officer)



/s/ Mark A. Keidel                     Chief Financial Officer     July 3, 1997
------------------------------------   (Principal Financial and
Mark A. Keidel                         Accounting Officer)



------------------------------------   Director                    July 3, 1997
David S. Babylon, Jr.


------------------------------------   Director                    July 3, 1997
Henry S. Baker, Jr.


*/s/ Miriam F. Beck                    Director                    July 3, 1997
------------------------------------
Miriam F. Beck


------------------------------------   Director                    July 3, 1997
Donald H. Campbell


------------------------------------   Director                    July 3, 1997
Patricia Dorsey

*/s/ William B. Dulany                 Director                    July 3, 1997
------------------------------------
William B. Dulany


*/s/ R. Neal Hoffman                   Director                    July 3, 1997
------------------------------------
R. Neal Hoffman


*/s/ S. Ray Hollinger                  Director                    July 3, 1997
------------------------------------
S. Ray Hollinger


*/s/ Edwin W. Shauck                   Director                    July 3, 1997
------------------------------------
Edwin W. Shauck


*/s/ James Snyder                      Director                    July 3, 1997
------------------------------------
James Snyder


*/s/ Stevenson B. Yingling             Director                    July 3, 1997
------------------------------------
Stevenson B. Yingling


-----------------------


*  By: /s/ Thomas K. Ferguson
       --------------------------------------
         Thomas K. Ferguson, Attorney-in-Fact                      July 3, 1997


         Pursuant to the requirements of the Securities Act of 1933, the Trust has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Maryland, on July 3, 1997.


                                     MASON-DIXON CAPITAL TRUST

                                     By:   Mason-Dixon Bancshares, Inc.,
                                              as Depositor


                                     By: /s/ Thomas K. Ferguson
                                         ------------------------------
                                          Thomas K. Ferguson, President




C69648d.624 T
8:06/27/97

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------

1.1       Form of Underwriting  Agreement*
4.1       Junior  Subordinated  Indenture*
4.2       Form of Second  Amended and  Restated  Trust  Agreement*
4.3 Form of Amended and Restated Guarantee by Mason-Dixon Bancshares, Inc., previously filed
5.1       Opinion of Gordon, Feinblatt, Rothman Hoffberger & Hollander, LLC*
5.2       Opinion of Richards, Layton & Finger*
8.1       Tax opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander,LLC*
23.1      Consent of Stegman & Company*
23.2 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in Exhibits 5.1 and 8.1)
23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24.1 Powers of Attorney of certain directors and officers of Mason-Dixon Bancshares, Inc., previously filed
25.1 Statement of eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the Amended and Restated Trust Agreement*


_____________________
* Filed herewith.

                                  EXHIBIT 1.1
                                  -----------

                            MASON-DIXON CAPITAL TRUST


                            BT SECURITIES CORPORATION


                                   $20,000,000
                         (Aggregate Liquidation Amount)

                          $2.5175 Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)
                                       by

                         ALEX. BROWN & SONS INCORPORATED

                             UNDERWRITING AGREEMENT


____ __, 1997

ALEX. BROWN & SONS INCORPORATED
One South Street
Baltimore, Maryland  21202


Dear Sirs:

         BT Securities Corporation (the "Selling Security Holder") proposes to sell, upon the terms and conditions set forth herein, to Alex. Brown & Sons Incorporated (the "Underwriter") an aggregate liquidation amount of $20,000,000 of preferred securities (the "Preferred Securities") of Mason-Dixon Capital Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. Section 3801 et seq.) which are guaranteed, to the extent described below, by Mason-Dixon Bancshares, Inc., a Maryland corporation (the "Company").

         The Preferred Securities and Common Securities (as defined herein) were issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of June 6, 1997 (as proposed to be amended by the Closing Date (as defined herein), the "Trust Agreement"), among the Company, as depositor, and Bankers
Trust Company, a New York banking corporation ("Trust Company"), as property trustee ("Property Trustee") and Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee") and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities are guaranteed by the Company (the

"Guarantee") on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (as proposed to be amended by the Closing Date, the "Guarantee") pursuant to the Guarantee Agreement dated as of June 6, 1997 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The assets of the Trust consist of 10.07% junior subordinated debentures, due June 15, 2027, (the "Subordinated Debentures") of the Company which were issued under an indenture dated as of June 6, 1997 (the "Indenture"), between the Company and the Trust Company, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities were combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and were used by the Trust to purchase an equivalent amount of the Subordinated Debentures.


     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos.
333-30315-01, 333-30315) and a related preliminary prospectus for the registration of the Preferred Securities, the Subordinated Debentures and the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company and the Trust have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus (as hereinafter defined) and the documents incorporated by reference therein pursuant to the section therein entitled "Incorporation of Certain Documents by Reference" and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant  to Rule  424(a)  of the  Securities  Act  Regulations  (including  the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Company, the Trust and the Selling Shareholder hereby agree with the Underwriter as follows:

         SECTION 1.  Representations and Warranties.

                  a. The Company and the Trust each represent and warrant to the Underwriter as follows:

                  (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects with the requirements of the Securities Act, with respect to the documents incorporated by reference, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations under said acts; the Trust Agreement, the Guarantee Agreement, and the Indenture conform in all material respects with the requirements of the Trust Indenture Act, and the applicable rules and regulations thereunder; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Date (as hereinafter defined), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company by or on behalf of the Underwriter, the Selling Security Holder, the Property Trustee, the Guarantee Trustee or the Indenture Trustee expressly for use in the Registration Statement or Prospectus.

                  (ii) The documents incorporated by reference in the Prospectus pursuant to the section therein entitled "Incorporation of Certain Documents by Reference," at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities

         Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (iii) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is either a closed-end investment company required to be registered, but not registered, thereunder.

                  (iv) The Trust and the Company meet the requirements for the use of Form S-3 under the Securities Act.

                  (v) The Company is a duly incorporated and subsisting corporation in good standing under the laws of the State of Maryland with corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Preferred Securities; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction, if any, in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings or operations of the Company and its subsidiaries considered as one enterprise; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                  (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
         (B) there have been no material transactions entered into by the Company or its subsidiaries other than those in the ordinary course of business, and (C) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

                  (vii) The  Preferred  Securities  have  been duly and  validly authorized and issued and constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Trust
         Agreement has been duly authorized and constitutes the valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Subordinated Debentures have been duly and validly authorized and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and constitutes the valid and legally binding instrument of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Trust Agreement, the Guarantee Agreement, and the Indenture have been duly qualified under the Trust Indenture Act; and the Preferred Securities, the Trust Agreement, the Guarantee Agreement, the Subordinated Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (viii) This Agreement has been duly authorized, executed and delivered by the Trust and the Company and constitutes the valid and binding agreement of the Trust and the Company enforceable against the Trust and the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, Section 7 hereof, or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ix)  Neither  the  Trust,  nor  the  Company  or  any  of its
         subsidiaries is in violation of its charter or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound and which is material to either the Trust or the Company and its subsidiaries considered as one enterprise and the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities, the issue and sale of the Subordinated Debentures, the compliance by the Trust and the Company with the provisions of the Preferred Securities and the Subordinated Debentures, this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the organization documents of the Trust or the articles of incorporation or by-laws of the Company or a material breach or default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust or the Company or any of its subsidiaries is a party or by which it or any of its properties may be bound and which is material to the Trust or the Company and its subsidiaries considered as one enterprise, nor will such action result in any material violation on the part of the Trust or the Company or its subsidiaries of any applicable law or regulation or of any applicable administrative, regulatory or court decree.

                  (x) There are no actions, suits, claims or proceedings pending or, to the knowledge of the Trust or the Company, threatened against the Trust or the Company or any of its subsidiaries before any court or administrative agency or otherwise which are required to be disclosed in the Registration Statement and are not so disclosed which, if determined adversely to the Trust or the Company or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the business, condition (financial and otherwise), earnings or operations of the Trust or the Company and its subsidiaries, considered as one enterprise or prevent the consummation of the transactions contemplated hereby.

                  (xi) To the Company's knowledge, the Commission has not issued an order preventing or suspending the use of the Prospectus, nor instituted proceedings for that purpose.

                  (xii) The independent certified public accountants who audited the consolidated financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations.

                  (xiii) The consolidated financial statements, including the notes thereto and the supporting schedules, included or incorporated by reference in the Prospectus present fairly, the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates indicated, and the results of their operations for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein.

                  (xiv) The Company and it subsidiaries have good and marketable title to all of the properties and assets owned by them reflected in the consolidated financial statements (or as described in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such consolidated financial statements (or as described in the Prospectus or which are not material in amount).

                  (xv) The Company and its subsidiaries have filed all federal, state and local tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company.

                  (xvi) No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, or the issuance and sale of the Preferred Securities, the issuance and sale of the Subordinated Debentures, or the consummation by the Trust and the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been described in the Prospectus or been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the purchase and distribution of the Preferred Securities by the Underwriter.

                  (xvii) The Company and its subsidiaries possess all material licenses, certificates, authorities or permits issued by the appropriate State or Federal regulatory agencies or bodies necessary to conduct their businesses as described in the Prospectus, and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings or operations of the Company and its subsidiaries considered as one enterprise. Neither the Company nor any of its subsidiaries is party to or otherwise the subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank (the "Federal Reserve"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency, or any other federal or state authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies.

                  (xiii) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been filed as exhibits to the Registration Statement.

                  (xix) The Company has applied for the listing of the Preferred Securities on the Nasdaq National Market and shall use its best efforts to have the Preferred Securities quoted on the Nasdaq National Market or listed or quoted on a similar exchange.

                  (xx) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

                  (xxi) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

                  b. Any certificate signed by any officer of the Trust or the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Trust or the Company to you as to the matters covered thereby.

                  c. The Selling Security Holder represents and warrants to the Underwriter as follows:

                  (i) The Selling Security Holder is or will be, at the time of delivery thereof, the lawful owner of the Preferred Securities and upon sale and delivery of, and payment for, the Preferred Securities, as provided herein, the Selling Security Holder will convey good and valid title to the Preferred Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

                  (ii) The sale of the Preferred Securities by the Selling Security Holder is not prompted by any material information concerning the Company or the Trust which is not set forth in the Registration Statement or the Prospectus.

                  (iii) The Selling Security Holder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Securities.

                  (iv) This Agreement has been duly executed and delivered by the Selling Security Holder and constitutes the valid and binding agreement of the Selling Security Holder enforceable against the Selling Security Holder in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, Section 7 hereof, or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (v) No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement by the Selling Security Holder or the consummation by the Selling Security Holder of the other transactions contemplated by this Agreement, except such as have been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the purchase and distribution of the Preferred Securities by the Underwriter.

                  (vi) The consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the organization documents of the Selling Security Holder or a material breach or default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Selling Security Holder or any of its subsidiaries is a party or by which it or any of its properties may be bound and which is material to the Selling Security Holder and its subsidiaries considered as one enterprise, nor will such action result in any material violation on the part of the Selling Security Holder or its subsidiaries of any applicable law or regulation or of any applicable administrative, regulatory or court decree.

                  (vii) Solely in respect of any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company and the Trust by the Selling Security Holder specifically for use in connection with the preparation thereof, the Selling Security Holder hereby makes the same presentations and warranties to the Underwriter as the Company and the Trust make to the Underwriter under paragraph
         (a)(i) of this Section.

                  d. Any certificate signed by any officer of the Selling Security Holder and delivered to you or to your counsel shall be deemed a representation and warranty by the Selling Security Holder to you as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriter, Closing.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Security Holder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Security Holder, the Preferred Securities, at a purchase price of $_____ per Preferred Security.

         Payment of the purchase price for, and delivery of, the Preferred Securities shall be made at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Underwriter, the Selling Security Holder, the Trust and the Company, at 10:00 A.M. Eastern Standard Time, on the _______ business day following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Selling Security Holder, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         Payment  for the  Preferred  Securities  shall  be made to the  Selling
Security Holder by wire transfer of immediately available funds, against delivery to the Underwriter of the Preferred Securities to be purchased by it. The Preferred Securities shall be represented in the form of one or more fully registered global notes (the "Global Notes") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "Depository") or in such names as the Underwriter may request in writing at least two business days before the Closing Date. The Global Notes representing the Preferred Securities shall be made available for examination by the Underwriter not later than 10:00 A.M. Eastern Standard Time on the last business day prior to the Closing Date.

         SECTION 3. Offering by the Underwriter. The Selling Security Holder, the Trust and the Company are advised that the Underwriter proposes to make a public offering of the Preferred Securities, on the terms and conditions set forth in the

Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         SECTION 4. Covenants. Each of the Trust and the Company covenants with the Underwriter as follows:

                  a. The Trust and the Company will prepare the Prospectus in a form approved by the Underwriter and will file such Prospectus with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Trust and the Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Trust and the Company will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  b. The Trust and the Company will deliver to the Underwriter notice of their intention to prepare or file any amendment to the Registration Statement relating to the Preferred Securities (including any post-effective amendment) or any amendment or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus and including any revised prospectus which the Trust and the Company propose for use by the Underwriter in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Underwriter and counsel for the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  c. The Trust and the Company will deliver to the Underwriter one manually executed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus), such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as such Underwriter may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

                  d. The Trust and the Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented, if applicable) as you may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Regulations.

                  e. If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Trust and the Company will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriter a reasonable number of copies of an amendment of or supplement to the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

                  f. The Trust and the Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to
Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

                  g. Both the Trust and the Company will endeavor, in cooperation with the Underwriter, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Preferred Securities, except that neither the Trust nor the Company shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or other jurisdiction. The Trust and the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                  h. The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning on the first day of the first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations and will advise you in writing when such statement has been so made available. If such fiscal quarter is the last fiscal quarter of the Trust's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  i. The Trust and the Company will take such action as may be necessary to comply with the rules and regulations of the Nasdaq National Market in respect of the offering of the Preferred Securities.

                  j. The Trust and the Company, from the date hereof until the Closing Date, will not offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by the Trust or the Company that in the reasonable judgment of the Underwriter are substantially similar to the Preferred Securities, without the prior written consent of the Underwriter.

                  k. For a period of five years (but not beyond any such date on which no Preferred Securities shall be outstanding) after the Closing Date, the Trust and the Company will furnish to the Underwriter copies of all reports and communications delivered to the Company's shareholders or to holders of the Preferred Securities and will also furnish copies of all reports (excluding exhibits) filed with the Commission on Forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its shareholders generally, not later than the time such reports are first furnished to its shareholders generally.

                  l. Neither the Company nor the Trust shall enter into any contractual agreement with respect to the distribution of the Preferred Securities except for the arrangements with the Underwriter.

         SECTION 5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement (except for the fees and disbursements of counsel for the Underwriter and the Selling Security Holder other than pursuant to item (vi) of this Section 5), including: (i) the printing and filing of the Registration Statement as originally filed and any amendments and exhibits thereto, (ii) the filing fee of the National Association of Securities Dealers, Inc. and expenses relating to any review of the offering and listing of the Preferred Securities on the Nasdaq National Market, (iii) all expenses (including reasonable fees and disbursements of counsel to the Company and the Trust) payable pursuant to Section 4 of this Agreement, (iv) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Preferred Securities to the Underwriter, (v) the fees and disbursements of the Trust's and the Company's counsel and accountants, (vi) the expenses in connection with the qualification of the Preferred Securities under state securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriter in connection therewith and in connection with the preparation of the preliminary and final Blue Sky memoranda and Legal Investment Surveys, (vii) the printing and delivery to the Underwriter of copies of the preliminary and final Blue sky memoranda and Legal Investment surveys, and (viii) the fees and expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and any agent of the Property Trustee, the Delaware Trustee, the Indenture Trustee, and the Guarantee Trustee, and the fees and disbursements of the Property Trustee's counsel, in connection with the Trust Agreement and the Preferred Securities; provided, however that the Underwriter shall bear $_______ of the costs, expenses and fees of the Company incident to the performance of the Company's obligations under this Agreement.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or 9, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, incurred in connection with investigating, marketing and proposing to market the Preferred Securities.

         SECTION 6. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Preferred Securities at the Closing Date are subject to the accuracy of the representations and warranties of the Trust, the Company and the Selling Security Holder herein contained at and as of the date hereof and the Closing Date, to the performance by the Trust, the Company and the Selling Security Holder of their respective obligations hereunder, and to the following further conditions:

                  a. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with and there shall not have come to the attention of the Underwriter any facts that would cause the Underwriter to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Preferred Securities, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances existing at such time, not misleading.

                  b.       On the Closing Date you shall have received:

                  (i) The favorable opinion, dated as of the Closing Date, of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, counsel for the Company, in form and substance substantially in the form attached hereto as Exhibit A.

                  In rendering such opinion, counsel may state that they are passing only on matters of Maryland and United States Federal law. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Maryland, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter, and (B) counsel shall state in their opinion that they and the Underwriter is justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

                  (ii) The favorable opinion, dated the Closing Date, of White & Case, counsel to the Trust Company and Trust Delaware, substantially in the form attached hereto as Exhibit B.

                  (iii) The favorable opinion, dated the Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust, substantially to the effect and in the form attached hereto as Exhibit C.

                  (iv) The favorable opinion, dated the Closing Date, of Arnold & Porter, counsel to the Underwriter as to such matters as the Underwriter shall reasonably request.

                  In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter, and (B) counsel shall state in their opinion that they believe that they and the Underwriter are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

                  (v) The favorable opinion, dated the Closing Date, of counsel to the Selling Security Holder, substantially to the effect and in the form attached hereto as Exhibit D.

                  In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Selling Security Holder as to laws of any jurisdiction other than the United States or the State of New York, provided that
         (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter, and (B) counsel shall state in their opinion that they believe that they and the Underwriter are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

                  c. At the time of the execution of this Agreement, the Underwriter shall have received from Stegman & Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that
(i) they are independent public accountants as required by the Securities Act and the Securities Act Regulations; (ii) it is their opinion that the financial statements included or incorporated by reference in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that during the period from December 31, 1996 to a specified date not more than five days prior to the date of this Agreement, there has been any decrease in the capital stock or increase in long-term debt of the Company or its subsidiaries or any decrease in consolidated total assets of the Company and its subsidiaries as compared with the amounts shown in the December 31, 1996 consolidated balance sheet incorporated by reference in the

Registration Statement, or any decrease, as compared with the corresponding period in the preceding year, in net income or net interest income of the Company and its subsidiaries on a consolidated basis, except in each case as set forth or contemplated in the Registration Statement; (iv) they have read the Registration Statement and certain dollar amounts, percentages and other financial information specified by the Underwriter which is included or incorporated by reference in the Registration Statement and have performed the procedures set forth in detail in such letter and have found such amounts, percentages or other financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries.

                  d. On the Closing Date, the Underwriter shall have received from Stegman & Company a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (c) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Date, as the case may be.

                  e. On the Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) Since the date of the most recent financial statements included in the Registration Statement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any supplement thereto).

                  f. On the Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Selling Security Holder, dated the Closing Date, to the effect that the representations and warranties of the Selling Security Holder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Selling Security Holder has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  g. On the Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman of the Board, the President or a Senior Vice President of the Company and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and that the Company has complied in all material respects with all its agreements contained herein and the condition set forth in Section 6(a) has been fulfilled.

                  h. Prior to the Closing Date, the Company and the Selling Security Holder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request in connection with the offering of the Preferred Securities.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Security Holder at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7 and 8 hereof shall survive such termination.

         SECTION 7.  Indemnification.

                  a. Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless the Underwriter and the Selling Security Holder and each person, if any, who controls the Underwriter or the Selling Security Holder within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Underwriter or the Selling Security Holder or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any
amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to Section 7(d) hereof, will reimburse the Underwriter, the Selling Security Holder and each such controlling person for any legal or other expenses reasonably incurred by Underwriter, the Selling Security Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Trust by the Underwriter or the Selling Security Holder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

                  b. The Underwriter will indemnify and hold harmless the Company, the Trust, the Selling Security Holder, each of their directors, each of the officers of the Company and the Trust who have signed the Registration Statement and each person, if any, who controls the Company, the Trust or the Selling Security Holder, against any losses, claims, damages or liabilities to which the Company, the Trust, the Selling Security Holder or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company, the Trust, the Selling Security Holder or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company, the Trust or the Selling Security Holder by or through the Underwriter specifically for use in the preparation thereof. For purposes of this Section 7, the only written information furnished by the Underwriter for use in the Registration Statement and the Prospectus is the information in the last paragraph of the cover page of the Prospectus (regarding stabilizing transactions) and the ______, ______ and _______ paragraphs under the caption "Underwriting" in the Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  c. The Selling Security Holder will indemnify and hold harmless the Company, the Trust, the Underwriter, each of their directors, each of the officers of the Company and the Trust who have signed the Registration Statement and each person, if any, who controls the Company, the Trust or the Underwriter, against any losses, claims, damages or liabilities to which the Company, the Trust, the Underwriter or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company, the Trust, the Underwriter or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Selling Security Holder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company, the Trust or the Underwriter by or through the Selling Security Holder specifically for use in the preparation thereof.

                  d. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution under Section 7(e) hereof or otherwise than on account of the provisions of Section 7(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed to assume the defense of such proceeding or shall have failed to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel under applicable rules of professional conduct, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (and appropriate local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to
Section 7(a), by the Company and the Trust in the case of parties indemnified pursuant to Section 7(b) and by the Selling Security Holder in the case of parties indemnified pursuant to Section 7(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  e. If the indemnification provided for in this Section 7 is unavailable (other than by reason of the exception contained in the second sentence of Section 7(d) hereof) to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust, the Underwriter and the Selling Security Holder from the initial issuance of the Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Trust, the Underwriter and the Selling Security Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) as well as any other relevant equitable considerations. The benefits received by the Company and the Trust shall be deemed to be the total net proceeds (before deducting expenses) from the original issuance of the Preferred Securities; the benefits received by the Underwriter shall be deemed to be the total underwriting discounts and commissions received by the Underwriter; and the benefits received by the Selling Security Holder shall be deemed to be the total commissions received by the Selling Security Holder from the original issuance of the Preferred Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust, the Underwriter or the Selling Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Trust, the Underwriter and the Selling Security Holder agree that it would not be just and equitable if contributions pursuant to this
Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) except with respect to information contained or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Trust by or through the Underwriter or the Selling Security Holder specifically for use in the preparation thereof, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Preferred Securities purchased by the Underwriter and the Selling Security Holder shall not be required to contribute any amount in excess of the commission received by the Selling Security Holder upon the initial issuance of the Preferred Securities and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  f. In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect, regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or by or on behalf of any person controlling the Underwriter, or by or on behalf of the Company or the Trust, or by or on behalf of the Selling Security Holder and (c) delivery of and payment for the Preferred Securities to the Underwriter.

         SECTION 9. Termination of Agreement. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Security Holder, at any time at or prior to the Closing Date (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any new outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable professional judgment of the Underwriter, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or
(iii) if trading in the securities of the Company has been suspended by the Commission or if trading or quotation generally on the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges of prices for securities have been required by the Nasdaq National Market or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or Maryland authorities. If this Agreement is terminated pursuant to this Section 9(a), such termination shall be without liability of any party to any other party, except as provided in Section 7, and provided further that Sections 5, 7 and 8 hereof shall survive such termination.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or
transmitted  by  any  standard  form  of  telecommunications.   Notices  to  the
Underwriter shall be directed to it at Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, Attention of Donald W. Delson; notice to the Company and the Trust shall be directed to it at Mason-Dixon Bancshares, 45 W. Main Street, Westminster, Maryland 21157, Attention of the Chairman; notice to the Selling Security Holder shall be directed to it at 130 Liberty Street, New York, New York 10006, Attention of Warren Spar.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Selling Security Holder, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO EASTERN DAYLIGHT SAVINGS TIME.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriter, the Selling Security Holder, the Company and the Trust in accordance with its terms.

                                            Very truly yours,

                                            MASON-DIXON CAPITAL TRUST



                                            By:
                                                 -------------------------------
                                            Name:
                                            Title: Administrator


                                            MASON-DIXON BANCSHARES, INC.


                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:



                                            BT SECURITIES CORPORATION



                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:


Confirmed and accepted, as of the date first above written.

ALEX. BROWN & SONS INCORPORATED



By:
     -------------------------------
Name:
Title:

                                    EXHIBIT A


The  opinion of special  counsel to the  Company  to be  delivered  pursuant  to
Section 6(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

1. The Company is a corporation validly organized and presently subsisting under the laws of the State of Maryland, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on the Company, and is duly registered as bank holding company under the Bank Holding Company Act of 1956, as amended.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

6. The Subordinated Debentures have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

8. The statements set forth in the Registration Statement under the captions "Supervision, Regulation and Other Matters," "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters described therein; and the Preferred Securities, the Debentures and the Guarantee conform to the descriptions contained in the Registration Statement in all material respects.

9. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

10. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

11. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts and the documents incorporated by reference into the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and such counsel have no reason to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or that the Prospectus, at the time it was mailed to the Commission for filing or at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

12. Such counsel knows of no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be disclosed in the Registration Statement or which would affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Preferred Securities; and such counsel knows of no such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

13. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

14. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been described in the Prospectus or been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities (as to which such counsel need express no opinion).

15. The execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities and the Subordinated Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Subordinated Debentures, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any of its subsidiaries is a party or by which either of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any of its subsidiaries of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

                                    EXHIBIT B


The opinion of counsel to the Trust  Company and Trust  Delaware to be delivered
pursuant  to  Section   6(b)(iii)  of  the   Underwriting   Agreement  shall  be
substantially to the effect that:

1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws applicable to Delaware banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6. The Subordinated Debentures were duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                    EXHIBIT C


The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 6(b)(iv) of the Underwriting Agreement shall be substantially to the effect that:


1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

2. Under the Delaware Act and the Trust Agreement the Trust has the trust power and authority to own its property and to its conduct its business, all as described in the Prospectus.

3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and the Trustees, in accordance with its terms.

4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and (ii) to issue and perform its obligations under the Preferred Securities and the Common Securities.

5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, are entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

7. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, are be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Common Securities Certificates and the issuance of replacement Common Securities Certificates, and
(ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

8. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities was not subject to preemptive rights.

9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder did not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

10. The Delaware Trustee is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

11. The Delaware Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

                                    EXHIBIT D


The opinion of counsel to the Selling Security Holder to be delivered pursuant to Section 6(b)(v) of the Underwriting Agreement shall be substantially to the effect that:

1. The Selling Security Holder will convey good and valid title to the Preferred Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

2. This Agreement has been duly executed and delivered by the Selling Security Holder and constitutes the valid and binding agreement of the Selling Security Holder enforceable against the Selling Security Holder in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, Section 7 hereof, or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement by the Selling Security Holder or the consummation by the Selling Security Holder of the other transactions contemplated by this Agreement, except such as have been obtained, or will have been obtained at the Closing Date, under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of various states in connection with the purchase and distribution of the Preferred Securities by the Underwriter.

4. The consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the organization documents of the Selling Security Holder or a material breach or default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Selling Security Holder or any of its subsidiaries is a party or by which it or any of its properties may be bound and which is material to the Selling Security Holder and its subsidiaries considered as one enterprise, nor will such action result in any material violation on the part of the Selling Security Holder or its subsidiaries of any applicable law or regulation or of any applicable administrative, regulatory or court decree.

                                  EXHIBIT 4.1
                                  -----------

                          JUNIOR SUBORDINATED INDENTURE


                                     Between


                          MASON-DIXON BANCSHARES, INC.



                                       and


                              BANKERS TRUST COMPANY
                                  (as Trustee)


                                   dated as of


                                  June 6, 1997

                            MASON-DIXON CAPITAL TRUST

         Certain Sections of this Junior Subordinated Indenture relating to Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                           Junior Subordinated
  Act Section                                             Indenture Section
  -----------                                             -----------------

Section 310(a)(1)....................................     6.9
                    (a)(2)...........................     6.9
                    (a)(3)...........................     Not Applicable
                    (a)(4)...........................     Not Applicable
                    (a)(5)...........................     6.9
                    (b)..............................     6.8, 6.10
Section 311(a).......................................     6.13
                    (b)..............................     6.13
                    (b)(2)...........................     7.3(a)
Section 312(a).......................................     7.1, 7.2(a)
                    (b)..............................     7.2(b)
                    (c)..............................     7.2(c)
Section 313(a).......................................     7.3(a)
                    (a)(4)...........................     7.3(a)
                    (b)..............................     7.3(b)
                    (c)..............................     7.3(a)
                    (d)..............................     7.3(c)
Section 314(a).......................................     7.4
                    (b)..............................     7.4
                    (c)(1)...........................     1.2
                    (c)(2)...........................     1.2
                    (c)(3)...........................     Not Applicable
                    (e)..............................     1.2
Section 315(a).......................................     6.1(a)
                    (b)..............................     6.2, 7.3
                    (c)..............................     6.1(b)
                    (d)..............................     6.1(c)
                    (e)..............................     5.14
Section 316(a).......................................     5.12
                    (a)(1)(A)........................     5.12
                    (a)(1)(B)........................     5.13
                    (a)(2)...........................     Not Applicable
                    (b)..............................     5.8
                    (c)..............................     1.4(f)
Section 317(a)(1)....................................     5.3
                    (a)(2)...........................     5.4
                    (b)..............................     10.3
Section 318(a).......................................     1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------


                                                                          Page
                                                                          ----

ARTICLE I       DEFINITIONS AND OTHER PROVISIONS OF
                GENERAL APPLICATION....................................      2
SECTION 1.1.    Definitions............................................      2
SECTION 1.2.    Compliance Certificate and Opinions....................     14
SECTION 1.3.    Forms of Documents Delivered to
                Trustee................................................     15
SECTION 1.4.    Acts of Holders........................................     16
SECTION 1.5.    Notices, Etc. to Trustee and Company...................     18
SECTION 1.6.    Notice to Holders; Waiver..............................     19
SECTION 1.7.    Conflict with Trust Indenture Act......................     19
SECTION 1.8.    Effect of Headings and Table of
                Contents...............................................     20
SECTION 1.9.    Successors and Assigns.................................     20
SECTION 1.10.   Separability Clause....................................     20
SECTION 1.11.   Benefits of Indenture..................................     20
SECTION 1.12.   Governing Law..........................................     20
SECTION 1.13.   Non-Business Days......................................     21

ARTICLE II      SECURITY FORMS.........................................     21
SECTION 2.1.    Forms Generally........................................     21
SECTION 2.2.    Form of Face of Security...............................     22
SECTION 2.3.    Form of Reverse of Security............................     27
SECTION 2.4.    Additional Provisions Required in
                Global Security........................................     32
SECTION 2.5.    Form of Trustee's Certificate
                of Authentication......................................     32

ARTICLE III     THE SECURITIES.........................................     33
SECTION 3.1.    Title and Terms........................................     33
SECTION 3.2.    Denominations..........................................     37
SECTION 3.3.    Execution, Authentication, Delivery
                and Dating.............................................     37
SECTION 3.4.    Temporary Securities...................................     39
SECTION 3.5.    Global Securities......................................     39
SECTION 3.6.    Registration, Transfer and Exchange
                Generally; Certain Transfers and
                Exchanges; Securities Act Legends......................     41
SECTION 3.7.    Mutilated, Lost and Stolen Securities..................     45
SECTION 3.8.    Payment of Interest and Additional
                Interest; Interest Rights Preserved....................     46
SECTION 3.9.    Persons Deemed Owners..................................     48
SECTION 3.10.   Cancellation...........................................     48
SECTION 3.11.   Computation of Interest................................     48
SECTION 3.12.   Deferrals of Interest Payment Dates....................     49
SECTION 3.13.   Right of Set-Off.......................................     51
SECTION 3.14.   Agreed Tax Treatment...................................     51
SECTION 3.15.   Shortening or Extension of Stated
                Maturity...............................................     51
SECTION 3.16.   CUSIP Numbers..........................................     51

ARTICLE IV      SATISFACTION AND DISCHARGE.............................     52

SECTION 4.1.    Satisfaction and Discharge of Indenture...............     52
SECTION 4.2.    Application of Trust Money............................     53

ARTICLE V       REMEDIES..............................................     53
SECTION 5.1.    Events of Default.....................................     53
SECTION 5.2.    Acceleration of Maturity; Rescission
                and Annulment.........................................     54
SECTION 5.3.    Collection of Indebtedness and Suits
                for Enforcement by Trustee............................     56
SECTION 5.4.    Trustee May File Proofs of Claim......................     57
SECTION 5.5.    Trustee May Enforce Claim Without
                Possession of Securities..............................     58
SECTION 5.6.    Application of Money Collected........................     58
SECTION 5.7.    Limitation on Suits...................................     59
SECTION 5.8.    Unconditional Right of Holders to
                Receive Principal, Premium and
                Interest; Direct Action by Holders
                of Capital Securities.................................     60
SECTION 5.9.    Restoration of Rights and Remedies....................     60
SECTION 5.10.   Rights and Remedies Cumulative........................     61
SECTION 5.11.   Delay or Omission Not Waiver..........................     61
SECTION 5.12.   Control by Holders....................................     61
SECTION 5.13.   Waiver of Past Defaults...............................     62
SECTION 5.14.   Undertaking for Costs.................................     63
SECTION 5.15.   Waiver of Usury, Stay or Extension Laws...............     63

ARTICLE VI      THE TRUSTEE...........................................     64
SECTION 6.1.    Certain Duties and Responsibilities...................     64
SECTION 6.2.    Notice of Defaults....................................     65
SECTION 6.3.    Certain Rights of Trustee.............................     65
SECTION 6.4.    Not Responsible for Recitals or
                Issuance of Securities................................     67
SECTION 6.5.    May Hold Securities...................................     67
SECTION 6.6.    Money Held in Trust...................................     67
SECTION 6.7.    Compensation and Reimbursements.......................     67
SECTION 6.8.    Disqualification; Conflicting
                Interests.............................................     69
SECTION 6.9.    Corporate Trustee Required;
                Eligibility...........................................     69
SECTION 6.10.   Resignation and Removal; Appointment
                of Successor..........................................     70
SECTION 6.11.   Acceptance of Appointment by
                Successor.............................................     71
SECTION 6.12.   Merger, Conversion, Consolidation or
                Succession to Business................................     73
SECTION 6.13.   Preferential Collection of Claims
                Against Company.......................................     73
SECTION 6.14.   Appointment of Authenticating Agent...................     73

ARTICLE VII     HOLDER'S LISTS AND REPORTS BY TRUSTEE,
                PAYING AGENT AND COMPANY..............................     76
SECTION 7.1.    Company to Furnish Trustee Names and
                Addresses of Holders..................................     76
SECTION 7.2.    Preservation of Information;

                 Communications to Holders..............................     76
SECTION 7.3.     Reports by Trustee and Paying Agent....................     77
SECTION 7.4.     Reports by Company.....................................     77

ARTICLE VIII     CONSOLIDATION, MERGER, CONVEYANCE,
                 TRANSFER OR LEASE......................................     77
SECTION 8.1.     Company May Consolidate, Etc., Only
                 on Certain Terms.......................................     77
SECTION 8.2.     Successor Company Substituted..........................     79

ARTICLE IX       SUPPLEMENTAL INDENTURES................................     80
SECTION 9.1.     Supplemental Indentures Without Consent
                 of Holders.............................................     80
SECTION 9.2.     Supplemental Indentures With Consent
                 of Holders.............................................     81
SECTION 9.3.     Execution of Supplemental Indentures...................     83
SECTION 9.4.     Effect of Supplemental Indentures......................     83
SECTION 9.5.     Conformity with Trust Indenture Act....................     84
SECTION 9.6.     Reference in Securities to
                 Supplemental Indentures................................     84

ARTICLE X        COVENANTS..............................................     84
SECTION 10.1.    Payment of Principal, Premium and
                 Interest...............................................     84
SECTION 10.2.    Maintenance of Office or Agency........................     84
SECTION 10.3.    Money for Security Payments to be
                 Held in Trust..........................................     85
SECTION 10.4.    Statement as to Compliance.............................     87
SECTION 10.5.    Waiver of Certain Covenants............................     87
SECTION 10.6.    Additional Sums........................................     88
SECTION 10.7.    Additional Covenants...................................     88
SECTION 10.8.    Original Issue Discount................................     90

ARTICLE XI       REDEMPTION OF SECURITIES...............................     90
SECTION 11.1.    Applicability of This Article..........................     90
SECTION 11.2     Election to Redeem; Notice of Trustee..................     90
SECTION 11.3.    Selection of Securities to be Redeemed.................     91
SECTION 11.4.    Notice of Redemption...................................     91
SECTION 11.5.    Deposit of Redemption Price............................     92
SECTION 11.6.    Payment of Securities Called for
                 Redemption.............................................     93
SECTION 11.7.    Right of Redemption of Securities
                 Initially Issued to an Issuer Trust....................     93

ARTICLE XII      SINKING FUNDS..........................................     94

ARTICLE XIII     SUBORDINATION OF SECURITIES............................     94
SECTION 13.1.    Securities Subordinate to Senior
                 Indebtedness...........................................     94
SECTION 13.2.    No Payment When Senior Indebtedness
                 in Default; Payment Over of Proceeds
                 Upon Dissolution, Etc..................................     94
SECTION 13.3.    Payment Permitted If No Default........................     97
SECTION 13.4.    Subrogation to Rights of Holders of

                Senior Indebtedness....................................     97
SECTION 13.5.   Provisions Solely to Define Relative
                Rights.................................................     98
SECTION 13.6.   Trustee to Effectuate Subordination....................     98
SECTION 13.7.   No Waiver of Subordination Provisions..................     98
SECTION 13.8.   Notice to Trustee......................................     99
SECTION 13.9.   Reliance on Judicial Order or
                Certificate of Liquidating Agent.......................    100
SECTION 13.10.  Trustee Not Fiduciary for Holders of
                Senior Indebtedness....................................    100
SECTION 13.11.  Rights of Trustee as Holder of Senior
                Indebtedness; Preservation of
                Trustee's Rights.......................................    101
SECTION 13.12.  Article Applicable to Paying Agents....................    101
SECTION 13.13.  Certain Conversions or Exchanges
                Deemed Payment.........................................    101

ANNEX A         FORM OF RESTRICTED SECURITIES
                CERTIFICATE

                          JUNIOR SUBORDINATED INDENTURE


         THIS JUNIOR SUBORDINATED INDENTURE, dated as of June 6, 1997, between Mason-Dixon Bancshares, Inc., a Maryland corporation (the "Company"), having its principal office at 45 West Main Street, Westminster, MD 21158, and BANKERS TRUST COMPANY, as Trustee, having its principal office at Four Albany Street, 4th Floor, New York, New York 10006 (the "Trustee").


                             RECITALS OF THE COMPANY

         WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (hereinafter called the "Securities") of substantially the tenor hereinafter provided, including Securities issued to evidence loans made to the Company from the proceeds from the issuance from time to time by one or more business trusts (each an "Issuer Trust") of undivided preferred beneficial interests in the assets of such Issuer Trusts (the "Capital Securities") and common undivided interests in the assets of such Issuer Trusts (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders (as such term is defined in Section 1.1 hereof) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, and intending to be legally bound hereby, as follows:


                                    ARTICLE I
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.1.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (4) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect at the time of computation;

         (5) Whenever the context may require, any gender shall be deemed to include the other;

         (6) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

         (7) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.

         "Additional Sums" has the meaning specified in Section 10.6.

         "Additional Taxes" means any additional taxes, duties and other governmental charges to which an Issuer Trust has become subject from time to time as a result of a Tax Event.

         "Administrator" means, in respect of any Issuer Trust, each Person appointed in accordance with the related Trust Agreement, solely in such Person's capacity as Administrator of such Issuer Trust and not in such Person's individual capacity, or any successor Administrator appointed as therein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

         "Board of Directors" means the board of directors of the Company or the Executive Committee of the board of directors of the Company (or any other committee of the board of directors of the Company performing similar functions) or, for purposes of this Indenture, a committee designated by the board of directors of the Company (or such committee), comprised of two or more members of the board of directors of the Company or officers of the Company, or both.

         "Board Resolution" means a copy of a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities of a series initially issued to an Issuer Trust, the "Corporate Trust Office" (as defined in the related Trust Agreement) of the Property Trustee or the Delaware Trustee under the related Trust Agreement, is closed for business.

         "Capital Securities" has the meaning specified in the first recital of this Indenture.

         "Capital Treatment Event" means, in respect of any Issuer Trust, the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of the issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of such Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Board of Governors of the Federal Reserve System, as then in effect and applicable to the Company, provided, however, that it shall not be deemed to be a Capital Treatment Event if the Company is not entitled to treat the aggregate amount of the Liquidation Amount of such Capital Securities as "Tier 1 Capital" due to the restriction imposed by the Federal Reserve that no more than 25% of Tier 1 Capital can consist of perpetual preferred stock.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Common Securities" has the meaning specified in the first recital of this Indenture.

         "Common Stock" means the common stock, par value $1.00 per share, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor entity.

         "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its President or a Senior Vice President or Vice President, and by its Chief Financial Officer, its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

         "Creditor" has the meaning specified in Section 6.7.

         "Defaulted Interest" has the meaning specified in Section 3.8.

         "Delaware Trustee" means, with respect to any Issuer Trust, the Person identified as the "Delaware Trustee" in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as therein provided.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to
Section 3.1 with respect to such series (or any successor thereto).

         "Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

         "Dollar" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

         The term "entity" includes a bank, corporation, association, company, limited liability company, joint-stock company or business trust.

         "Event of Default," unless otherwise specified in the supplemental indenture creating a series of Securities, has the meaning specified in Article V.

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 1.4.

         "Extension Period" has the meaning specified in Section 3.12.

         "Global  Security"  means a Security in the form  prescribed in Section
2.4 evidencing all or part of a series of Securities, issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

         "Guarantee" means, with respect to any Issuer Trust, the Guarantee Agreement executed by the Company for the benefit of the Holders of the Capital Securities issued by such Issuer Trust as modified, amended or supplemented from time to time.

         "Holder" means a Person in whose name a Security is registered in the Securities Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Securities established as contemplated by Section 3.1.

         "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "Interest Payment Date" means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

         "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

         "Investment Company Event" means the receipt by an Issuer Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities of such Issuer Trust.

         "Issuer Trust" has the meaning specified in the first recital of this Indenture.

         "Liquidation Amount" shall have the meaning assigned to it in the applicable related Trust Agreement.

         "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Notice of Default"  means a written  notice of the kind  specified  in
Section 5.1(3).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board and Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the party provided herein. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or any Affiliate of the Company.

         "Original Issue Date" means the date of issuance specified as such in each Security.

         "Outstanding"  means,  when used in reference to any Securities,  as of
the  date  of  determination,   all  Securities  theretofore  authenticated  and
delivered under this Indenture, except:

         (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

         (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor (other than, for the avoidance of doubt, the Issuer Trust to which Securities of the applicable series were initially issued) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded.
Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the

Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor (other than, for the avoidance of doubt, such Issuer Trust). Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor (other than, for the avoidance of doubt, such Issuer Trust), and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

         "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of (or premium, if any) or interest on, or other amounts in respect of any Securities on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment" means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Section 3.1.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.7 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Principal Subsidiary Bank" means each of (i) Carroll County Bank and Trust Company and Bank of Maryland, (ii) any other banking subsidiary of the Company the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its consolidated subsidiaries, (iii) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee, and (iv) any banking subsidiary of the Company that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause
(i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (i),

(ii) or (iii) or a subsidiary (in the case of clause (iv)) of the Company.

         "Proceeding" has the meaning specified in Section 13.2.

         "Property Trustee" means, with respect to any Issuer Trust, the Person identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of such Issuer Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of such series, the close of business on the firs day of the month next preceding such Interest Payment Date (whether or not a Business Day).

         "Responsible Officer", when used with respect to the Property Trustee means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Security" means each Security required pursuant to Section 3.6(c) to bear a Restricted Securities Legend.

         "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex A.

         "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.2 to be placed upon a Restricted Security.

         "Rights Plan" means any plan of the Company providing for the issuance by the Company to all holders of its Common Stock, par value $1.00 per share, of rights entitling the holders thereof to subscribe for or purchase shares of any class or series of capital stock of the Company which rights (i) are deemed to be transferred with such shares of such Common Stock, (ii) are not exercisable, and
(iii) are also issued in respect of future issuances of such Common Stock, in each case until the occurrence of a specified event or events.

         "Securities" or "Security" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as modified, amended or supplemented from time to time.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.6.

         "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
(iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property of services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company,
(iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified pursuant to the terms of such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may, in the case of such principal, be shortened or extended as provided pursuant to the terms of such Security and this Indenture.

         "Subsidiary" means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Tax Event" means the receipt by an Issuer Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities of such Issuer Trust, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Company to such Issuer Trust, (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Trust Agreement" means, with respect to any Issuer Trust, the trust agreement or other governing instrument of such Issuer Trust.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as modified, amended or supplemented from time to time, except as provided in
Section 9.5.

         "Trust Securities" has the meaning specified in the first recital of this Indenture.

         "Vice President," when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         SECTION 1.2.  Compliance Certificate and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every  certificate  or  opinion  with  respect  to  compliance  with  a
condition  or  covenant   provided  for  in  this  Indenture   (other  than  the
certificates provided pursuant to Section 10.4) shall include:

         (1) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         SECTION 1.3.  Forms of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4.  Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

         (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be provided in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (d) The ownership of Securities shall be proved by the Securities Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next succeeding paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2), or (iv) any direction referred to in
Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect) and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

         With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6 on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 1.5.  Notices, Etc. to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder, any holder of Capital Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

         (2) the Company by the Trustee, any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 1.6.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail services or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 1.7.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         SECTION 1.8.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.9.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.10.  Separability Clause.

         If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11.  Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Indebtedness, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and

9.2, the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12.  Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 1.13.  Non-Business Days.

         If any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) or other amounts in respect of such Security need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).


                                   ARTICLE II
                                 SECURITY FORMS

         SECTION 2.1.  Forms Generally.

         The Securities of each series and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

         The Trustee's certificates of authentication shall be substantially in the form set forth in this Article.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Securities distributed to holders of Global Capital Securities (as defined in the applicable Trust Agreement) upon the dissolution of an Issuer Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depositary or its nominee, and deposited with the Securities Registrar, as custodian for such Depositary, or with such Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Capital Securities other than Global Capital Securities upon the dissolution of an Issuer Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

         SECTION 2.2.  Form of Face of Security.

                          MASON-DIXON BANCSHARES, INC.
                               [Title of Security]

         [If the Security is a Restricted Security, insert -- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY ANY INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT,
(I) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (B) BY AN INITIAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER OR BY ANY SUBSEQUENT INVESTOR, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. SECURITIES OWNED BY AN INITIAL
INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN GLOBAL FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING

RESTRICTIONS,   AS  PROVIDED   IN  THE   INDENTURE   REFERRED  TO  BELOW.   NO
REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE CAPITAL SECURITIES.]

No.                                                              $

         Mason-Dixon Bancshares, Inc., a Maryland corporation (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ______________ Dollars on __________________, [if the Security is a Global Security, then insert, if applicable--, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture,] [; provided that the Company may (i) shorten the Stated Maturity of the principal of this Security to a date not earlier than _______________, and (ii) extend the Stated Maturity of the principal of this Security at any time on one or more occasions, subject to certain conditions specified in Section 3.15 of the Indenture, but in no event to a date later than _____________]. The Company further promises to pay interest  on said  principal  from  ________________,  or from the  most  recent
Interest Payment Date to which interest has been paid or duly provided for, [monthly] [quarterly] [semi-annually] [if applicable, insert--(subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year, commencing ______________ at the [variable rate equal to [insert applicable interest rate formula]] [rate of ____%] per annum, [if applicable insert--together with Additional Sums, if any, as provided in Section
10.6 of the Indenture,] until the principal hereof is paid or duly provided for or made available for payment [if applicable, insert--; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the [variable rate equal to [insert applicable interest rate formula]] [rate of ____%] per annum (to the extent that the payment of such interest shall be legally enforceable), compounded [monthly] [quarterly] [semi-annually], from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by [twelve/four/two]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment [if applicable, insert--, which shall be the [_______________ or _________________] (whether or not a
Business Day), as the case may
be, next preceding such Interest Payment Date]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record
Date) or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         [If applicable, insert--So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to ___________________ consecutive [monthly] [quarterly] [semi-annual] interest payment periods with respect to each deferral period (each an "Extension Period") [if applicable, insert--, during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and] at the end of which the Company shall pay all interest then accrued and unpaid including Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security [If Stated Maturity can be shortened or extended, insert--, as then in effect,] and no such Extension Period may end on a date other than an Interest Payment Date; and provided, further, however, that during any such Extension Period, the Company shall not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the  purchase of  fractional  interests in shares of the  Company's  capital stock
pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed ___________ consecutive [monthly] [quarterly] [semi-annual] interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the [variable rate equal to [insert applicable interest rate formula]] [rate of
____%] per annum, compounded [monthly] [quarterly] [semi-annually] and calculated as set forth in the first paragraph of this Security, from the date on which such amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral [if applicable, insert--or so long as such securities are held by [insert name of applicable Issuer Trust], at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.]

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert--; provided, however that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) if to a Holder of $1,000,000 or more in aggregate principal amount of this Security, by wire transfer in immediately available funds upon written request to the Trustee not later than 15 calendar days prior to the date on which the interest is payable].

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

MASON-DIXON BANCSHARES, INC.



By:
   --------------------------
   Name:
   Title:




Attest:



--------------------------------
Secretary or Assistant Secretary

         SECTION 2.3.  Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of June 6, 1997 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert--, limited in aggregate principal amount to $ ].

         All terms used in this Security that are defined in the Indenture [if applicable, insert-- or in [insert name of trust agreement], dated as of (as modified, amended or supplemented from time to time the "Trust Agreement"), relating to [insert name of Issuer Trust] [the ("Issuer Trust") among the Company, as Depositor, the Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto] shall have the meanings assigned to them in the Indenture [if applicable, insert--or the Trust Agreement, as the case may be].

         [If applicable, insert--The Company has the right to redeem this Security (i) on or after _________, in whole at any time or in part from time to time, or (ii) in whole (but not in part), at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event, in each case at the Redemption Price described below, and subject to possible regulatory approval.]

         [If applicable, insert--In the case of a redemption on or after ___________, the Redemption Price shall equal the following prices, expressed in percentages of the principal amount hereof, together with accrued interest to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning
-----------:

                                             Redemption
             Year                            Price
             ----                            -----




and 100% on or after __________.

         In the case of a redemption on or after __________ following a Tax Event, Investment Company Event or Capital Treatment Event, the Redemption Price shall equal the Redemption Price then applicable to a redemption under the preceding paragraph.

         In the case of a redemption prior to _________ following a Tax Event, Investment Company Event or Capital Treatment Event in respect of the Issuer Trust, the Redemption Price shall equal the Make-Whole Amount for a corresponding $_________ principal amount hereof, together with accrued interest to but excluding the date fixed for redemption, which Make-Whole Amount will be equal to the greater of (i) 100% of the principal amount hereof, and (ii) as determined by a Quotation Agent (as defined in the Trust Agreement), the sum of the present values of the principal amount hereof and premium, if any, payable as part of the Redemption Price with respect to an optional redemption hereof on ___________, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the date fixed for redemption to ___________, in each case discounted to the date fixed for redemption on a [monthly] [quarterly] [semi-annual] basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined in the Trust Agreement).]

         [If the Security is subject to redemption of any kind, insert--In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         [If applicable, insert-- Pursuant to the Registration Rights Agreement, if (i) any of the Registration Statements required by the Registration Rights Agreement is not filed with the Commission on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (other than for any reason set forth in Section 6(c)(iii)(D) of the Registration Rights Agreement) without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), additional interest (the "Additional Interest") shall become payable in respect of the Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period (as defined in the Indenture)) and corresponding additional Distributions (the "Additional Distributions") shall become payable to each Holder of Capital Securities (in its capacity as such and not in its capacity as an indirect holder of a pro rata share of the Junior Subordinated Debentures) with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $___ per week per $1,000 liquidation amount of Capital Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of Additional Interest and the corresponding amount of Additional Distributions payable to any Holder of Capital Securities shall increase by an additional $___ per week per $1,000 in principal amount of Capital Securities held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of $___ per week per $1,000 liquidation amount of Capital Securities. All accrued Additional Interest (and corresponding Additional Distributions) shall be paid to Holders by the Trust and the Company by wire transfer of immediately available funds or by federal funds check on the last day of each such 90-day period. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest (and corresponding Additional Distributions) with respect to such Transfer Restricted Securities will cease.]

         [If  applicable,   insert--The   Indenture   contains   provisions  for
defeasance  at any time  [of the  entire  indebtedness  of this  Security]  [or]
[certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance by the Company with certain conditions set forth in the Indenture.]

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         [If the Security is not a Discount Security, insert--As provided in and subject to the provisions of the Indenture, if an

Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) [if applicable, insert--, provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee]; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.]

         [If the Security is a Discount Security, insert--As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare an amount of principal of the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) [if applicable, insert--, provided that, if upon an Event of Default, the Trustee or such Holders fail to declare such principal amount of the Outstanding Securities of this series to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the
Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee. The principal amount payable upon such acceleration shall be equal to--insert formula for determining the amount]. Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of such principal and interest (including any Additional Interest) on all the Securities of this series shall remain subordinated to the extent provided in Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on this Security shall terminate.]

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $ and any integral multiple of $ in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agrees that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         THIS SECURITY IS A DIRECT AND UNSECURED OBLIGATION OF THE COMPANY, DOES NOT EVIDENCE DEPOSITS AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

         SECTION 2.4.               Additional Provisions Required in Global
                                    Security.

         Unless otherwise specified as contemplated by Section 3.1, any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

                           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING
OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR
SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         SECTION 2.5.               Form of Trustee's Certificate of
                                    Authentication.

         The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:                                               BANKERS TRUST COMPANY,
      ------------------                             as Trustee


                                                     By:
                                                         -----------------------
                                                         Authorized Signatory



                                   ARTICLE III
                                 THE SECURITIES

         SECTION 3.1.  Title and Terms.

         The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities as a series:

         (a) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;

         (b) the limit, if any, upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 and except for any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

         (c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

         (d) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof, and any dates on which or circumstances under which, the Company shall have the right to extend or shorten such Stated Maturity or Maturities;

         (e) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable with respect to any Securities of such series, the date or dates from which any such interest or Additional Interest shall accrue, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.12 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

         (f) the place or places where the principal of (and premium, if any) and interest or Additional Interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

         (g) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company, and if other than by a Board Resolution, the manner in which any election by the Company to redeem such Securities shall be evidenced;

         (h) the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

         (i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

         (j) if other than Dollars, the currency or currencies (including any currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

         (k) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;

         (l) if, other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

         (m) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

         (n) if applicable, that the Securities of the series, in whole or in any specified part, shall be defeasible and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

         (o) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

         (p) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

         (q) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

         (r) the appointment of any Paying Agent or agents for the Securities of such series;

         (s) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

         (t) if such Securities are to be issued to an Issuer Trust, the form or forms of the Trust Agreement and Guarantee relating thereto;

         (u) if, other than as set forth herein, the relative degree, if any, to which the Securities or the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

         (v) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

         (w) any addition to or change in the covenants set forth in Article X which applies to Securities of the series; and

         (x) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(6)).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers' Certificate or in any indenture supplemental hereto.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         The securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII.

         SECTION 3.2.  Denominations.

         The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiples thereof, unless otherwise specified as contemplated by Section 3.1(i).

         SECTION 3.3.               Execution, Authentication, Delivery and
                                    Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

                  (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

                  (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

                  (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

         Notwithstanding the provisions of Section 3.1 and the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers or signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         SECTION 3.4.  Temporary Securities.

         Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive securities of the same series, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

         SECTION 3.5.  Global Securities.

         (a) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

         (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary advises the Trustee in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security, and the Company is unable to locate a qualified successor, (ii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default.

         (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either
(i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced, subject to Section 3.6(b)(v), or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to Section 3.6(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

         (e) The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or agent. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

         (f) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Agent Members.

         SECTION 3.6. Registration, Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.

         (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities. Such register is herein sometimes referred to as the "Securities Register." The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the offices or agencies of the Company designated for that purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that series pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

         (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture, transfers and exchanges of Securities and beneficial interests in a Global Security shall be made only in accordance with this Section 3.6(b).

                  (i) Restricted Non-Global Security to Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Security as provided in Section 3.6(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) a Restricted Securities Certificate duly executed by such Holder or such Holder's attorney duly authorized in writing, then the Securities Registrar shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the aggregate principal amount of the Global Security by the specified principal amount as provided in Section 3.5(c).

                  (ii) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.6(a), provided that if the Security to be transferred in whole or in part is a Restricted Security, the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or such Holder's attorney duly authorized in writing.

                  (iii) Exchanges Between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.5.

                  (iv) Certain Initial Transfers of Non-Global Securities. In the case of Securities initially issued other than in global form, an initial transfer or exchange of such Securities that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange; provided that written certification shall be provided by the transferee and transferor of such Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

                  (c) Restricted Securities Legend. Except as set forth below, all Securities shall bear a Restricted Securities Legend:

                           (i) subject to the following  clauses of this Section
                  3.6(c), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend while represented thereby;

                           (ii) subject to the following clauses of this Section
                  3.6(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall, if such new Security is required pursuant to Section 3.6(b)(ii) or (iii) to be issued in the form of a Restricted Security, bear a Restricted Securities Legend;

                           (iii) a new Security  (other than a Global  Security)
                  that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Restricted Security or any portion thereof that bears such a legend if, in the Company's judgment, placing such a legend upon such new
                  Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company in the form of an Officers' Certificate, shall authenticate and deliver such a new Security as provided in this Article III;

                           (iv) notwithstanding the foregoing provisions of this
                  Section 3.6(c), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company in the form of an Officers' Certificate, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this
                  Article III; and

                           (v) Securities distributed to a holder of Capital Securities upon dissolution of an Issuer Trust shall bear a Restricted Securities Legend if the Capital Securities so held bear a similar legend.

         SECTION 3.7.  Mutilated, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends, and bearing a number not contemporaneously Outstanding.

         If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series, of like tenor and aggregate principal amount and bearing the same legends as such destroyed, lost or stolen Security, and bearing a number not contemporaneously Outstanding.

         If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section 3.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 3.8. Payment of Interest and Additional Interest; Interest Rights Preserved.

         Interest and Additional Interest on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 3.1 with respect to the related series of Securities.

         Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The  Company  may elect to make  payment of any  Defaulted
         Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective
         Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause 2, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, that were carried by such other Security.

         SECTION 3.9.  Persons Deemed Owners.

         The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

         SECTION 3.10.  Cancellation.

         All  Securities  surrendered  for  payment,  redemption,   transfer  or
exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Company a certificate of such destruction.

         SECTION 3.11.  Computation of Interest.

         Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month in such period, and interest on the Securities of each series for a full period shall be computed by dividing the rate per annum by the number of interest periods that together constitute a full twelve months.

         SECTION 3.12.  Deferrals of Interest Payment Dates.

         If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods (each an "Extension Period") not to exceed the number of consecutive quarterly, semi-annual or other periods that equal five years with respect to each Extension Period, during which Extension Periods the Company shall, if so specified as contemplated by Section 3.1, have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; and provided further, however, that, during any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities of such series (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to that termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Event of Default has occurred and is continuing and provided further, that no Extension Period shall exceed the period or periods specified in such
Securities, extend beyond the Stated Maturity of the principal of such Securities or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest as and to the extent as may be specified as contemplated by Section 3.1. The Company shall give the Holders of the Securities of such series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Securities of such series would be payable but for such deferral or, with respect to any Securities of a series issued to an Issuer Trust, so long as any such Securities are held by such Issuer Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

         The Trustee shall promptly give notice of the Company's election to begin any such Extension Period to the Holders of the Outstanding Securities of such series.

         SECTION 3.13.  Right of Set-Off.

         With respect to the Securities of a series initially issued to an Issuer Trust, notwithstanding anything to the contrary herein, the Company shall have the right to set off any payment it is otherwise required to make in respect of any such Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee relating to such Security or to a holder of Capital Securities pursuant to an action undertaken under Section 5.8 of this Indenture.

         SECTION 3.14.  Agreed Tax Treatment.

         Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitutes indebtedness.

         SECTION 3.15. Shortening or Extension of Stated Maturity.

         If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, the Company shall have the right to
(i) shorten the Stated Maturity of the principal of the Securities of such series at any time to any date and (ii) extend the Stated Maturity of the principal of the Securities of such series at any time at its election for one or more periods, provided that, if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities of such series pursuant to clause (ii) above, at the time such election is made and at the time of extension, such conditions as may be specified in such Securities shall have been satisfied.

         SECTION 3.16.  CUSIP Numbers.

         The Company, in issuing the Securities, may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notice of redemption and other similar or related materials as a convenience to Holders; provided that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

         SECTION 4.1.  Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)  either

                           (A) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (B) all such Securities not theretofore delivered to the Trustee for cancellation

                                (i) have become due and payable, or

                                (ii) will become due and payable at their Stated
                           Maturity within one year of the date of deposit, or

                                (iii) are to be called for redemption within one
                           year under arrangements satisfactory to the

                           Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of subclause (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section
         6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2 Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Additional Interest for the payment of which such money or obligations have been deposited with or received by the Trustee.


                                    ARTICLE V
                                    REMEDIES

         SECTION 5.1.  Events of Default.

         "Event of Default", wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of any Extension Period); or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                  (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of that series or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee by registered or certified mail or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or

                  (4) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all of its property; or a court or other governmental agency shall enter a decree or order appointing a receiver or similar official and such decree or order shall remain unstayed and undischarged for a period of 60 days; or

                  (5) any other Event of Default provided with respect to Securities of that series.

         SECTION 5.2.  Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(4)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an Issuer Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series fail to declare the principal of all the Outstanding Securities of such series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the related series of Capital Securities issued by such Issuer Trust then outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. If an Event of Default specified in Section 5.1(4) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, if the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided.

         At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (A) all overdue installments of interest on all Securities of such series;

                           (B) any accrued Additional Interest on all Securities
                  of such series;

                           (C) the  principal of (and  premium,  if any, on) any
                  Securities of such series that have become due otherwise than by such declaration of acceleration and interest and
                  Additional Interest thereon at the rate borne by the Securities; and

                           (D)  all  sums  paid  or   advanced  by  the  Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

         In the case of Securities of a series initially issued to an Issuer Trust, if the Holders of such Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the related series of Capital Securities issued by such Issuer Trust then outstanding shall also have the right to rescind and annul such declaration and its consequences by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in clauses (1) and (2) above of this section 5.2.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

                  (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security of any series when such interest becomes due and payable, and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

         the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest), and, in addition thereto, all amounts owing the Trustee under Section 6.7.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.4.  Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial or administrative proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,

         (a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial or administrative proceedings; and

                  (ii) in particular, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

         (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator, conservator (or other similar official) in any such judicial or administrative proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         SECTION 5.5.  Trustee  May  Enforce   Claim   Without   Possession   of
                       Securities.


         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to
Article XIII and after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.6  Application of Money Collected.

         Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

         SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 5.7 Limitation on Suits.

         Subject to Section 5.8, no Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                  (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

         it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities.

         Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities of a series issued to an Issuer Trust, any registered holder of the series of Capital Securities issued by such Issuer Trust shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Sections 3.8 and 3.12) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount of such Capital Securities held by such holder.

         SECTION 5.9.  Restoration of Rights and Remedies.

         If the Trustee, any Holder or any holder of Capital Securities issued by any Issuer Trust has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then, and in every such case, the Company, the Trustee, such Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Capital Securities shall continue as though no such proceeding had been instituted.

         SECTION 5.10.  Rights and Remedies Cumulative.

         Except as otherwise provided in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11.  Delay or Omission Not Waiver.

         No delay or omission of the Trustee, any Holder of any Security with respect to the Securities of the related series or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of the related series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

         Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Capital Securities, as the case may be.

         SECTION 5.12.  Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

                  (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

         SECTION 5.13.  Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby and, in the case of any Securities of a series initially issued to an Issuer Trust, the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by such Issuer Trust may waive any past default hereunder and its consequences with respect to such series except a default:

                  (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series (unless such default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all matured installments of interest (including Additional Interest) and all principal of (and premium, if any, on) all Securities of that series due otherwise than by acceleration); or

                  (2) in respect of a covenant  or  provision  hereof that under
         Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Security of such series affected.

         Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series, or in the case of waiver by holders of Capital Securities issued by such Issuer Trust, by all holders of Capital Securities issued by such Issuer Trust.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 5.14.  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

         SECTION 5.15.  Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI
                                   THE TRUSTEE

         SECTION 6.1.  Certain Duties and Responsibilities.

         (a)  Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

         Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that

                  (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of a series.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting



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




the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 6.2.  Notice of Defaults.

         Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further, that, in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         SECTION 6.3.  Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         SECTION 6.4.  Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

         SECTION 6.5.  May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

         SECTION 6.6.  Money Held in Trust.

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         Money held by the  Trustee in trust  hereunder  need not be  segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 6.7.  Compensation and Reimbursement.

         (a) The Company agrees to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

         (b) The Company agrees to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

         (c) Since the Issuer Trust is being formed solely to facilitate an investment in the Trust Securities, the Company, as Holder of the Common Securities, hereby covenants to pay all debts and obligations (other than with respect to the Capital Securities and the Common Securities) and all reasonable costs and expenses of the Issuer Trust (including without limitation all reasonable costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the trustees and all costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Issuer Trust by the United States, or any taxing authority, so that the net amounts received and retained by the Issuer Trust and the Property Trustee after paying such expenses will be equal to the amounts the Issuer Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Issuer Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

         (d) The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Indenture or the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

         SECTION 6.8.  Disqualification; Conflicting Interests.

         The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

         SECTION 6.9.  Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be:

         (a) an entity organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, state, territorial or District of Columbia authority; or

         (b) an entity or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees;

in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

         SECTION 6.10.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

         (d)  If at any time:

                  (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to the Securities of all series issued hereunder, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of all series issued hereunder and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

         SECTION 6.11.  Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees or co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each removal of the retiring Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless, at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.12. Merger,   Conversion,   Consolidation  or  Succession  to
                       Business.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

         SECTION 6.13.  Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 6.14.  Appointment of Authenticating Agent.

         The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be an entity organized and doing business under the laws of the United States of America, or of any state or territory thereof or of the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating

Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such entity shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of
resignation  or  upon  such  a  termination,   or  in  case  at  any  time  such
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 6.7.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities referred to in the within mentioned Indenture.

Dated:                                 BANKERS TRUST COMPANY,
      -------------                    as Trustee



                                       By:
                                          --------------------------
                                          As Authenticating Agent
                                          Name:
                                          Title:



                                        By:
                                           --------------------------
                                           Authorized Signatory
                                           Name:
                                           Title:


                                   ARTICLE VII
                     HOLDER'S LISTS AND REPORTS BY TRUSTEE,
                            PAYING AGENT AND COMPANY

         SECTION 7.1.  Company  to  Furnish   Trustee  Names  and  Addresses  of
                       Holders.

         The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not more than 15 days after and in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

         SECTION 7.2.  Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

         SECTION 7.3.  Reports by Trustee and Paying Agent.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

         (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than January 31 in each calendar year, commencing with the first January 31 after the first issuance of Securities under this Indenture.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Company will notify the Trustee when any Securities are listed on any securities exchange.

         (d) The Paying Agent shall comply with all withholding, backup withholding, tax and information reporting requirements under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder with respect to payments on, or with respect to, the Securities.

         SECTION 7.4.  Reports by Company.

         The Company shall file or cause to be filed with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act. In the case of information, documents or reports required to be filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act, the Company shall file or cause the filing of such information documents or reports with the Trustee within 15 days after the same are required to be filed with the Commission.

                                  ARTICLE VIII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.1.  Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (1) If the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), and interest
         (including any Additional Interest) on all the Securities of every series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; provided, however, that nothing herein shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets;

         (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of a transaction subject to this Section 8.1 but not requiring a supplemental indenture under paragraph (1) of this Section 8.1, an Officer's Certificate or Opinion of Counsel to the effect that the surviving, resulting or successor entity is legally bound by the Indenture and the Securities; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificates and Opinions of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         SECTION 8.2.  Successor Company Substituted.

         Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

         Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         SECTION 9.1.  Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or waive any provision of this Indenture or may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

                  (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

                  (3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or

                  (4) to facilitate the issuance of Securities of any series in certificated or other definitive form; or

                  (5) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of the series specified) or to surrender any right or power herein conferred upon the Company; or

         (6) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Defaults are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of the series specified); or

                  (7) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall (a) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) not apply to any Outstanding Securities; or

                  (8) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (8) shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to an Issuer Trust and for so long as any of the corresponding series of Capital Securities issued by such Issuer Trust shall remain outstanding, the holders of such Capital Securities; or

                  (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

             (10) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         SECTION 9.2.  Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

         provided, further, that, in the case of the Securities of a series issued to an Issuer Trust, so long as any of the corresponding series of Capital Securities issued by such Issuer Trust remains outstanding,
         (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities then outstanding unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.8) unpaid interest (including any Additional Interest) thereon have been paid in full, and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Capital Securities issued by an Issuer Trust provided therein without the prior consent of the holders of each such Capital Security then outstanding unless and until the principal of (and premium, if any, on) the Securities of such series and all accrued and (subject to Section 3.8) unpaid interest (including any Additional Interest) thereon have been paid in full.

         A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities or any corresponding series of Capital Securities of an Issuer Trust that holds the Securities of any series, or that modifies the rights of the Holders of Securities of such series or holders of such Capital Securities of such corresponding series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or holders of Capital Securities of any other such corresponding series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3.  Execution of Supplemental Indentures.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.4.  Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5.  Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.6.  Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                    ARTICLE X
                                    COVENANTS

         SECTION 10.1. Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities of that series in accordance with the terms of such Securities and this Indenture.

         SECTION 10.2. Maintenance of Office or Agency.

         The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

         SECTION 10.3. Money for Security Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest (including Additional Interest) on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of (or premium, if any) or interest, including Additional Interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, including Additional Interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, including Additional Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including Additional Interest) on the Securities of a series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon such Securities) in the making of any payment of principal (and premium, if any) or interest (or Additional Interest) in respect of any Security of any Series;

         (3) at any time during the continuance of any default with respect to a series of Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent with respect to such series; and

         (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

         The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest (including Additional Interest) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest (including Additional Interest) has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.4. Statement as to Compliance.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 10.5. Waiver of Certain Covenants.

         Subject to the rights of holders  of Capital  Securities  specified  in
Section 9.2, if any, the Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1, 9.1(3) or 9.1(4) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 10.6. Additional Sums.

         In the case of the Securities of a series initially issued to an Issuer Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as



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contemplated by Section 2.1 or Section 3.1, if (i) an Issuer Trust is the Holder
of all of the Outstanding Securities of such series, and (ii) a Tax Event has occurred and is continuing in respect of such Issuer Trust, the Company shall pay to such Issuer Trust (and its permitted successors or assigns under the related Trust Agreement) for so long as such Issuer Trust (or its permitted successor or assignee) is the registered holder of the Outstanding Securities of such series, such additional sums as may be necessary in order that the amount of Distributions (including any Additional Amounts (as defined in such Trust Agreement)) then due and payable by such Issuer Trust on the related Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of such Additional Taxes (the "Additional Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 3.12 on the Securities shall not defer the payment of any Additional Sums that may be due and payable.

         SECTION 10.7. Additional Covenants.

         The Company covenants and agrees with each Holder of Securities of each series that it shall not (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock, or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities of such series (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the



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Company's  capital stock, (c) the purchase of fractional  interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock) if at such time (i) there shall have occurred any event (A) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series, and (B) which the Company shall not have taken reasonable steps to cure, (ii) if the Securities of such series are held by an Issuer Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Capital Securities issued by such Issuer Trust, or (iii) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

         The Company also covenants with each Holder of Securities of a series issued to an Issuer Trust (i) to hold, directly or indirectly, 100% of the Common Securities of such Issuer Trust, provided that any permitted successor of the Company as provided under Section 8.2 may succeed to the Company's ownership of such Common Securities, (ii) as holder of such Common Securities, not to voluntarily terminate, windup or liquidate such Issuer Trust, other than (a) in connection with a distribution of the Securities of such series to the holders of the related Capital Securities in liquidation of such Issuer Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Issuer Trust to continue not to be taxable as a corporation for United States Federal income tax purposes.

         SECTION 10.8. Original Issue Discount.

         On or before December 15 of each year during which any Securities are outstanding, the Company shall furnish to each Paying Agent such information as may be reasonably requested by each Paying Agent in order that each Paying Agent may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each authorized minimum denomination of principal amount at Stated Maturity of outstanding Securities during such year.


                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

         SECTION 11.1. Applicability of This Article.

         Redemption of Securities of any series as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that, if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.

         SECTION 11.2. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and, in the case of Securities of a series held by an Issuer Trust, the Property Trustee under the related Trust Agreement, of such date and of the principal amount of Securities of the applicable series to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4; provided that, in the case of any series of Securities initially issued to an Issuer Trust, for so long as such Securities are held by such Issuer Trust, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.

         SECTION 11.3. Selection of Securities to be Redeemed.

         If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

         The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

         SECTION 11.4. Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

         With respect to Securities of such series to be redeemed, each notice of redemption shall state:

         (a)  the Redemption Date;

         (b) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (if such an estimate of the Redemption Price is given, a subsequent notice shall be given as set forth above setting forth the Redemption Price promptly following the calculation thereof);

         (c) if less than all Outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

         (d) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

         (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

         (f) such other provisions as may be required in respect of the terms of a particular series of Securities; and

         (g) that the redemption is for a sinking fund, if such is the case.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice, if mailed in the manner provided above, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         SECTION 11.5. Deposit of Redemption Price.

         Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional
Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

         SECTION 11.6. Payment of Securities Called for Redemption.

         If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by
Section 3.1,  installments  of interest  (including  Additional  Interest) whose
Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.8.

         Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

         If any Security called for redemption shall not be so paid under surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         SECTION 11.7. Right of Redemption of Securities Initially Issued to an Issuer Trust.

         In the case of the Securities of a series initially issued to an Issuer Trust, except as otherwise specified as contemplated by Section 3.1, the Company, at its option, may redeem such Securities (i) on or after the date specified in such Security, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, at any time within 90 days following the occurrence and during the continuation of such Tax Event, Investment Company Event or Capital Treatment Event, in whole (but not in part), in each case at a Redemption Price specified in such Security, together with accrued interest (including Additional Interest) to the Redemption Date.

         If less than all the Securities of any such series are to be redeemed, the aggregate principal amount of such Securities remaining Outstanding after giving effect to such redemption shall be sufficient to satisfy any provisions of the Trust Agreement related to the Issuer Trust to which such Securities were issued.


                                   ARTICLE XII
                                  SINKING FUNDS

         Except as may be provided in any supplemental or amended indenture, no sinking fund shall be established or maintained for the retirement of Securities of any series.


                                  ARTICLE XIII
                           SUBORDINATION OF SECURITIES

         SECTION 13.1.  Securities Subordinate to Senior Indebtedness.

         The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities of each and every series are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         SECTION 13.2. No Payment When Senior Indebtedness in Default; Payment Over of Proceeds Upon Dissolution, Etc.

         If the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest (including Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

         In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Securities and such other obligations before any payment or other distribution; whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities, and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

         The Trustee and the Holders shall take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Indebtedness or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

         The provisions of this Section 13.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

         The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

         SECTION 13.3.  Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the

Company, at any time, except during the pendency of the conditions described in the first paragraph of Section 13.2 or of any Proceeding referred to in Section 13.2, from making payments at any time of principal of (and premium, if any) or interest (including Additional Interest) on the Securities, or (b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 13.4. Subrogation to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium if any) and interest (including Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 13.5. Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall: (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Capital Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 13.6.  Trustee to Effectuate Subordination.

         Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

         SECTION 13.7.  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities of any series, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of such Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extent the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness;

and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 13.8.  Notice to Trustee.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of (and premium, if any, on) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 13.9. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, conservator, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 13.10. Trustee   Not    Fiduciary   for   Holders   of   Senior
                        Indebtedness.

         The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 13.11. Rights of  Trustee  as  Holder  of Senior  Indebtedness;
                        Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 13.12. Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         SECTION 13.13. Certain Conversions or Exchanges Deemed Payment.

         For purposes of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities of any series shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any, on) or interest (including any Additional

Interest) on such Securities or on account of the purchase or other acquisition of such Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security of any series shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company, and (ii) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

                                     * * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of page left intentionally blank; signatures appear on following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                      MASON-DIXON BANCSHARES, INC.
       ------------------------



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



Attest:                                      BANKERS TRUST COMPANY, as Trustee,
       ------------------------              and not in its individual capacity



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                     ANNEX A
                    FORM OF RESTRICTED SECURITIES CERTIFICATE



                        RESTRICTED SECURITIES CERTIFICATE

                  (For transfers pursuant to Section 3.6(b) of
                        the Indenture referred to below)



[                         ],
as Securities Registrar
[address]


                  Re: [Title of Securities] of Mason-Dixon Bancshares, Inc. (the "Securities")


         Reference is made to the Junior Subordinated Indenture, dated as of June 6, 1997 (the "Indenture"), between Mason-Dixon Bancshares, Inc., a Maryland corporation, and Bankers Trust Company, as Trustee. Terms used herein and defined in the Indenture or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used here as so defined.

         This certificate relates to $ aggregate principal amount of Securities,
which  are   evidenced  by  the   following   certificate(s)   (the   "Specified
Securities"):

         CUSIP No(s).

         CERTIFICATE No(s).

         CURRENTLY IN GLOBAL FORM:  Yes       No      (check one)
                                        ------  ------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through a Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies that

                  (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                           (A) the Specified Securities are being transferred to
                  a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                           (B) the Owner  and any  person  acting on its  behalf
                  have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                           (A) the Owner is not a distributor of the Securities,
                  an affiliate of the Company or any such distributor or a person acting in behalf of any of the foregoing;

                           (B) the offer of the Specified Securities was not made to a person in the United States;

                           (C)  either;

                                      (i)  at  the  time  the  buy   order   was
                           originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                     (ii) the  transaction is being executed in,
                           on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf know that the transaction has been prearranged with a buyer in the United States;

                           (D) no directed selling efforts within the meaning of
                  Rule 902 of Regulation S have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

                           (E) the  transaction  is not part of a plan or scheme
                  to evade the registration requirements of the Securities Act.

                  (3) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                           (A) the transfer is occurring  after a holding period
                  of at least two years  (computed in accordance  with paragraph
                  (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144), or such shorter period as Rule 144 may hereinafter require, of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144;

                           (B) the transfer is occurring  after a holding period
                  by the Owner of at least three years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company; or

                           (C) the  Owner  is a  Qualified  Institutional  Buyer
                  under Rule 144A or has acquired the Securities otherwise in accordance with Sections (1), (2) or (3) hereof and is transferring the Securities to an institutional accredited investor in a transaction exempt from the requirements of the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers (as defined in the Trust Agreement relating to the Issuer Trust to which the Securities were initially issued).



                   (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


Dated:                               By:
      ------------------------          ----------------------------------
                                        Name:
                                        Title:


                                    (If  the   Undersigned   is  a  corporation,
                                    partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                  EXHIBIT 4.2
                                  -----------

                           SECOND AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      among

                          MASON-DIXON BANCSHARES, INC.,
                                  as Depositor,

                              BANKERS TRUST COMPANY
                              as Property Trustee,


                                       and


                            BANKERS TRUST (DELAWARE),
                               as Delaware Trustee

                           Dated as of ________, 1997






                              --------------------

                            MASON-DIXON CAPITAL TRUST
                              --------------------

                            MASON-DIXON CAPITAL TRUST

              Certain Sections of this Trust Agreement relating, to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture Act                                  Trust Agreement Section
      Section
      -------                                        -----------------------

Section   310(a)(1).................................     8.7
             (a)(2).................................     8.7
             (a)(3).................................     8.9
             (a)(4).................................     2.7(a)(ii)
             (b)....................................     8.8, 10.10(b)
Section   311(a)....................................     8.13, 10.10(b)
             (b)....................................     8.13, 10.10(b)
Section   312(a)....................................     10.10(b)
             (b)....................................     10.10(b), (f)
             (c)....................................     5.7
Section   313(a)....................................     8.15(a)
             (a)(4).................................     10.10(c)
             (b)....................................     8.15(c), 10.10(c)
             (c)....................................     10.8, 10.10(c)
             (d)....................................     10.10(c)
Section   314(a)....................................     8.16, 10.10(d)
             (b)....................................     Not Applicable
             (c)(1).................................     8.17, 10.10(d), (e)
             (c)(2).................................     8.17, 10.10(d), (e)
             (c)(3).................................     8.17, 10.10(d), (e)
             (e)....................................     8.17, 10.10(e)
Section   315(a)....................................     8.1(d)
             (b)....................................     8.2
             (c)....................................     8.1(c)
             (d)....................................     8.1(d)
             (e)....................................     Not Applicable
Section   316(a)....................................     Not Applicable
             (a)(1)(A)..............................     Not Applicable
             (a)(1)(B)..............................     Not Applicable
             (a)(2).................................     Not Applicable
             (b)....................................     5.13
             (c)....................................     6.7
Section   317(a)(1).................................     Not Applicable
             (a)(2).................................     8.14
             (b)....................................     5.10
Section   318(a)....................................     10.10(a)

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS


                                                                           Page
ARTICLE I.     DEFINED TERMS
SECTION 1.1.   Definitions................................................    2

ARTICLE II.    CONTINUATION OF THE ISSUER TRUST
SECTION 2.1.   Name.......................................................   17
SECTION 2.2.   Office of the Delaware Trustee; Principal
               Place of Business..........................................   17
SECTION 2.3.   Initial Contribution of Trust Property;
               Organizational Expenses....................................   18
SECTION 2.4.   Issuance of the Preferred Securities.......................   18
SECTION 2.5.   Issuance of the Common Securities;
               Subscription and Purchase of Junior
               Subordinated Debentures....................................   18
SECTION 2.6.   Declaration of Trust.......................................   19
SECTION 2.7.   Authorization to Enter into Certain
               Transactions...............................................   19
SECTION 2.8.   Assets of Trust............................................   23
SECTION 2.9.   Title to Trust Property....................................   24

ARTICLE III.   PAYMENT ACCOUNT
SECTION 3.1.   Payment Account............................................   24

ARTICLE IV.    DISTRIBUTIONS; REDEMPTION
SECTION 4.1.   Distributions..............................................   24
SECTION 4.2.   Redemption.................................................   26
SECTION 4.3.   Subordination of Common Securities.........................   29
SECTION 4.4.   Payment Procedures.........................................   30
SECTION 4.5.   Tax Returns and Reports....................................   30
SECTION 4.6.   Payment of Taxes, Duties, Etc.
               of the Issuer Trust........................................   31
SECTION 4.7.   Payments under Indenture or Pursuant to
               Direct Actions.............................................   31
SECTION 4.8.   Liability of the Holder of Common Securities...............   31

ARTICLE V.     TRUST SECURITIES CERTIFICATES
SECTION 5.1.   Initial Ownership..........................................   31
SECTION 5.2.   The Trust Securities Certificates..........................   31
SECTION 5.3.   Execution and Delivery of Trust
               Securities Certificates....................................   32
SECTION 5.4.   Global Preferred Security..................................   32
SECTION 5.5.   Registration of Transfer and Exchange
               Generally; Certain Transfers and
               Exchanges; Preferred Securities Certificates;
               Securities Act Legends.....................................   34
SECTION 5.6.   Mutilated, Destroyed, Lost or Stolen
               Trust Securities Certificates..............................   38
SECTION 5.7.   Persons Deemed Holders.....................................   39
SECTION 5.8.   Access to List of Holders'
               Names and Addresses........................................   39
SECTION 5.9.   Maintenance of Office or Agency............................   39
SECTION 5.10.  Appointment of Paying Agent................................   39
SECTION 5.11.  Ownership of Common Securities
               by Depositor..............................................    40
SECTION 5.12.  Notices to Clearing Agency................................    40
SECTION 5.13.  Rights of Holders.........................................    41


ARTICLE VI.    ACTS OF HOLDERS; MEETINGS;
               VOTING
SECTION 6.1.   Limitations on Holder's Voting Rights.....................    43
SECTION 6.2.   Notice of Meetings........................................    45
SECTION 6.3.   Meetings of Holders.......................................    45
SECTION 6.4.   Voting Rights.............................................    45
SECTION 6.5.   Proxies, etc..............................................    46
SECTION 6.6.   Holder Action by Written
               Consent...................................................    46
SECTION 6.7.   Record Date for Voting and Other
               Purposes..................................................    46
SECTION 6.8.   Acts of Holders...........................................    47
SECTION 6.9.   Inspection of Records.....................................    48

ARTICLE VII.   REPRESENTATIONS AND WARRANTIES
SECTION 7.1.   Representations and Warranties
               of the Property Trustee and
               the Delaware Trustee......................................    48
SECTION 7.2.   Representations and Warranties of
               Depositor.................................................    50

ARTICLE VIII.  THE ISSUER TRUSTEES; THE ADMINISTRATORS
SECTION 8.1.   Certain Duties and Responsibilities.......................    50
SECTION 8.2.   Certain Notices...........................................    53
SECTION 8.3.   Certain Rights of Property Trustee........................    54
SECTION 8.4.   Not Responsible for Recitals
               or Issuance of Securities.................................    56
SECTION 8.5.   May Hold Securities.......................................    56
SECTION 8.6.   Compensation; Indemnity; Fees.............................    56
SECTION 8.7.   Corporate Property Trustee Required;
               Eligibility of Trustees and Administrators................    57
SECTION 8.8.   Conflicting Interests.....................................    58
SECTION 8.9.   Co-Trustees and Separate Trustee..........................    58
SECTION 8.10.  Resignation and Removal; Appointment of
               Successor.................................................    60
SECTION 8.11.  Acceptance of Appointment by
               Successor.................................................    62
SECTION 8.12.  Merger, Conversion, Consolidation or
               Succession to Business....................................    62
SECTION 8.13.  Preferential Collection of Claims
               Against Depositor or Issuer Trust.........................    63
SECTION 8.14.  Trustee May File Proofs of Claims.........................    63
SECTION 8.15.  Reports by Property Trustee...............................    64
SECTION 8.16.  Reports to the Property Trustee...........................    64
SECTION 8.17.  Evidence of Compliance with Conditions
               Precedent.................................................    65
SECTION 8.18.  Number of Issuer Trustees.................................    65
SECTION 8.19.  Delegation of Power.......................................    65
SECTION 8.20.  Appointment of Administrators.............................    65

ARTICLE IX.     DISSOLUTION, LIQUIDATION AND MERGER
SECTION 9.1.    Dissolution Upon Expiration Date.......................      66
SECTION 9.2.    Early Termination......................................      66
SECTION 9.3.    Dissolution............................................      67
SECTION 9.4.    Liquidation............................................      67
SECTION 9.5.    Mergers, Consolidations, Amalgamations
                or Replacements of the Issuer Trust....................      69

ARTICLE X.      MISCELLANEOUS PROVISIONS
SECTION 10.1.   Limitation of Rights of Holders........................      70
SECTION 10.2.   Amendment..............................................      71
SECTION 10.3.   Separability...........................................      72
SECTION 10.4.   Governing Law..........................................      72
SECTION 10.5.   Payments Due on Non-Business Day.......................      73
SECTION 10.6.   Successors.............................................      73
SECTION 10.7.   Headings...............................................      74
SECTION 10.8.   Reports, Notices and Demands...........................      74
SECTION 10.9.   Agreement Not to Petition..............................      74
SECTION 10.10.  Trust Indenture Act; Conflict with
                Trust Indenture Act....................................      75
SECTION 10.11.  Acceptance of Terms of Trust Agreement,
                Guarantee and Indenture................................      77

Exhibit A       Certificate of Trust
Exhibit B       Form of Certificate Depositary Agreement
Exhibit C       Form of Common Securities Certificate
Exhibit D       Form of Preferred Securities Certificate

                                    AGREEMENT



         Second Amended and Restated Trust Agreement, dated as of ______, 1997, among (i) Mason-Dixon Bancshares, Inc., a Maryland corporation (including any successors or assigns, the "Depositor"), (ii) Bankers Trust Company, a New York banking corporation, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), and (iii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee are referred to collectively herein as the "Issuer Trustees") and (iv) the several Holders, as hereinafter defined.

                                   WITNESSETH

         WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into a certain Trust Agreement, dated as of June 6, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on June 5, 1997 (the "Certificate of Trust"), attached as Exhibit A; and

         WHEREAS, on June 6, 1997, the Depositor and the Delaware Trustee amended and restated the Original Trust Agreement in its entirety (the "First Amended and Restated Trust Agreement") to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities (which at such time were known as the "Capital Securities") by the Issuer Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Junior Subordinated Debentures, (iv) the appointment of the Administrators and (v) the addition of the Property Trustee as a party to the Original Trust Agreement.

         WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Trust Agreement in its entirety to provide for, among other things, (i) a decrease in the liquidation amount of the Trust Securities from $1,000 per Trust Security to $25 per Trust Security, (ii) a conversion of each outstanding Trust Security into forty (40) Trust Securities, as a result of the decrease of the liquidation amount per Trust Security, and (iii) Distributions on the Trust Securities at the annual rate of $2.5175 per Trust Security which is 10.07% of the liqudiation amount of $25 per Trust Security.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the First Amended and Restated Trust Agreement in its entirety and agrees, intending to be legally bound, as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

         SECTION 1.1. Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect at the time of computation;

         (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

         (f) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (g) all references to the date the Preferred Securities were originally issued shall refer to the date the $2.5175 Preferred Securities were originally issued pursuant to the First Amended and Restated Trust Agreement.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amounts" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 2.00% if such Redemption Date occurs on or before June 15, 1998 or (ii) 1.25% if such Redemption Date occurs after June 15, 1998.

         "Administrators" means each Person appointed in accordance with Section
8.20 solely in such Person's capacity as Administrator of the Issuer Trust heretofore formed and continued hereunder and not in such Person's individual capacity, or any successor Administrator appointed as herein provided; with the initial Administrators being Mark A. Keidel and Vivian A. Davis.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security or beneficial interest therein, the rules and procedures of the Depositary for such Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust Agreement.

         "Bankruptcy Event"  means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Delaware Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.


         "Capital Treatment Event" means, in respect of the Issuer Trust, the reasonable determination by the Depositor that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of the issuance of the Preferred Securities of the Issuer Trust, there is more than an insubstantial risk that the Depositor will not be entitled to treat an amount equal to the Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Board of Governors of the Federal Reserve System, as then in effect and applicable to the Depositor, provided, however, that it shall not be deemed to be a Capital Treatment Event if the Depositor is not entitled to treat the aggregate amount of the Liquidation Amount of such Preferred Securities as "Tier 1 Capital" due to the restriction imposed by the Federal Reserve that no more than 25% of Tier 1 Capital can consist of perpetual preferred stock.

         "Cede" means Cede & Co.

         "Certificate Depositary Agreement" means the agreement among the Issuer Trust, the Depositor and the Depositary, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Certificate of Trust" has the meaning specified in the preamble to this Trust Agreement.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary shall be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common  Securities   Certificate"   means  a  certificate   evidencing
ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after June 15, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Corporate Trust Office" means the principal office of the Property Trustee located in the City of New York which at the time of the execution of this Trust Agreement is located at Four Albany Street, New York, New York 10006;
Attention: Corporate Trust and Agency Group - Corporate Market Services.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

         "Debenture Trustee" means Bankers Trust Company, a New York banking corporation and any successor.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Issuer Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositary" means the Depository Trust Company or any successor thereto.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions"   means  amounts   payable  in  respect  of  the  Trust
Securities as provided in Section 4.1.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Debenture Event of Default; or

         (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of any Bankruptcy Event with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within a period of 90 days thereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

         "Global Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and Bankers Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Indenture" means the Junior Subordinated Indenture, dated as of June 6, 1997, between the Depositor and the Debenture Trustee (as amended or supplemented from time to time) relating to the issuance of the Junior Subordinated Debentures.

         "Initial   Purchaser"  has  the  meaning   specified  in  the  Purchase
Agreement.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Company Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Issuer Trust" means Mason-Dixon Capital Trust.

         "Issuer Trustees" means, collectively, the Property Trustee and the Delaware Trustee.


         "Junior Subordinated Debentures" means the aggregate principal amount of the Depositor's 10.07% Junior Subordinated Debentures issued pursuant to the Indenture.


         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         "Liquidation  Date"  means  the  date  on  which  Junior   Subordinated
Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Issuer Trust pursuant to Section 9.4.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount of the Preferred Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or Common Securities, as the case may be.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board and Chief Executive Officer, President or an Executive Vice President, a Senior Vice President or Vice President, and by the Treasurer, an Executive Vice President, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the party provided herein. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

         "Original Trust Agreement" has the meaning specified in the preamble to this Trust Agreement.

         "Outstanding," with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities, provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Securities which have been paid, or in exchange for, or in lieu of which, other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.13;

provided,  however,  that in  determining  whether the Holders of the  requisite
Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Issuer Trustee, any Administrator or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee or such Administrator, as the case may be, knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrators and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Preferred

Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Global Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained with the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D.

         "Preferred Security" means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Issuer Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Purchase Agreement" means the Purchase Agreement, dated as of June 6, 1997, among the Issuer Trust, the Depositor and the Initial Purchaser, as the same may be amended from time to time.

         "Quotation Agent" means Alex. Brown & Sons Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Depositor shall substitute therefor another Primary Treasury Dealer.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Junior Subordinated Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities, including but not limited to any date of redemption pursuant to the occurrence of any Special Event.

         "Redemption Price" means:

         (a) in the case of a  redemption,  other than as provided in  paragraph
(b) below, the following prices expressed in percentages of the Liquidation Amount, together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning June 15:

         Year                                                Redemption Price

         2007   ....................................              105.035%
         2008   ....................................              104.532%
         2009   ....................................              104.028%
         2010   ....................................              103.525%
         2011   ....................................              103.021%
         2012   ....................................              102.518%
         2013   ....................................              102.014%
         2014   ....................................              101.511%
         2015   ....................................              101.007%
         2016   ....................................              100.504%

and 100% on or after June 15, 2017.

         (b) in the case of a redemption prior to June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event, an amount equal to for each Preferred Security the Make-Whole Amount for a corresponding $25 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures, and (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on June 15, 2007, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to June 15, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate. The Redemption Price in the case of a redemption on or after June 15, 2007 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under paragraph (a) above.

         "Reference  Treasury Dealer" means (i) the Quotation Agent and (ii) any
other  Primary   Treasury  Dealer  selected  by  the  Debenture   Trustee  after
consultation with the Depositor.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 6, 1997 among the Issuer Trust, the Depositor and the Initial Purchaser, as amended from time to time.

         "Relevant Trustee" has the meaning specified in Section 8.10.

         "Responsible Officer" when used with respect to the Property Trustee means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor statute thereto, in each case as amended from time to time.

         "Senior Indebtedness" has the meaning specified in the Indenture.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Special Event" means any Tax Event, Capital Treatment Event or Investment Company Event.

         "Successor Preferred Securities Certificate" of any particular Preferred Securities Certificate means every Preferred Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Preferred Securities Certificate; and, for the purposes of this definition, any Preferred Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Preferred Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Preferred Securities Certificate.

         "Successor  Preferred  Security"  has the meaning  specified in Section
9.5.

         "Tax Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Depositor on the Junior Subordinated Debentures is not, or within

90 days of the delivery of such Opinion of Counsel will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Time of Delivery" means the date and time of delivery and payment specified as the "Closing Date" in the Underwriting Agreement.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto, and (ii) for all purposes of this Amended and Restated Trust Agreement any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 or any successor statute, in each case as amended from time to time.

         "Trust Property" means (a) the Junior Subordinated Debentures, (b) any cash on deposit in, or owing to, the Payment Account, (c) all proceeds and rights in respect of the foregoing and (d) any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Underwriter" has the meaning specified in the Underwriting Agreement.

         "Underwriting Agreement" means the Underwriting dated as of ______, 1997 among the Issuer Trust, the Depositor, the Initial Purchaser and the Underwriter, as the same may be amended from time to time.


                                  ARTICLE II.

                        CONTINUATION OF THE ISSUER TRUST

         SECTION 2.1. Name.

         The  Issuer  Trust  continued  hereby  shall be  known as  "Mason-Dixon
Capital Trust", as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Administrators and the Issuer Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

         SECTION  2.2.  Office  of the  Delaware  Trustee;  Principal  Place  of
Business.

         The address of the Delaware Trustee in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, DE 19801,
Attention: Lisa Wilkins, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Issuer Trust is in care of Mason-Dixon Bancshares, Inc., 45 West Main Street, Westminster, MD 21158,
Attention: Office of the Secretary.

         SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

         The Property Trustee acknowledges receipt in trust from the Depositor in connection with this Trust Agreement of the sum of $10, which constitutes the initial Trust Property. The Depositor shall pay all organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION 2.4. Issuance of the Preferred Securities.

         The Depositor executed and delivered the Purchase Agreement as of June 6, 1997 on its own behalf and as of June 6, 1997 on behalf of the Issuer Trust pursuant to the Original Trust Agreement. Contemporaneously with the execution and delivery of the First Amended and Restated Trust Agreement, an Administrator, on behalf of the Issuer Trust, manually executed in accordance with Section 5.3 of the First Amended and Restated Trust Agreement and the Property Trustee authenticated in accordance with Section 5.3 of the First Amended and Restated Trust Agreement and delivered to the Initial Purchaser, Preferred Securities Certificates, registered in the names requested by the Initial Purchaser, in an aggregate amount of 20,000 Preferred Securities having an aggregate Liquidation Amount of $20,000,000, against receipt of the aggregate purchase price of such Preferred Securities of $20,000,000 by the Property Trustee.

         On _________, 1997, the Depositor, the Issuer Trust and the Initial Purchaser executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, (i) the Initial Purchaser shall deliver to the Underwriter the Preferred Securities Certificates held by the Initial Purchaser in an aggregate amount of 20,000 Preferred Securities having an aggregate Liquidation Amount of $20,000,000 which were issued on June 6, 1997 pursuant to the Purchase Agreement against receipt by the Initial Purchaser of the aggregate purchase price of such Preferred Securities pursuant to the Underwriting Agreement, (ii) an Administrator, on behalf of the Issuer Trust, shall manually execute in accordance with Section 5.3 and the Property Trustee shall authenticate in accordance with Section 5.3 and deliver to the Underwriter, Preferred Securities Certificates, registered in the names requested by the Underwriter, in an aggregate amount of 800,000 Preferred Securities having an aggregate Liquidation Amount of $20,000,000, against receipt by the Property Trustee of the

Preferred Securities having an aggregate Liquidation Amount of $20,000,000 which were issued on June 6, 1997 pursuant to the Purchase Agreement and (iii) the Property Trustee shall cancel the certificate representing the 20,000 Preferred Securities having an aggregate Liquidation Amount of $20,000,000 which were issued on June 6, 1997 pursuant to the Purchase Agreement.

         SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Junior Subordinated Debentures.

         Contemporaneously with the execution and delivery of the First Amended and Restated Trust Agreement, an Administrator, on behalf of the Issuer Trust, executed or caused to be executed in accordance with Section 5.2 and the Property Trustee delivered to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 619 Common Securities having an aggregate Liquidation Amount of $619,000 against receipt of the aggregate purchase price of such Common Securities of $619,000 by the Property Trustee. Contemporaneously therewith, an Administrator, on behalf of the Issuer Trust, subscribed for and purchased from the Depositor the Junior Subordinated Debentures, registered in the name of the Issuer Trust and having an aggregate principal amount equal to $20,619,000, and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Issuer Trust, delivered to the Depositor the sum of $20,619,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5) and received on behalf of the Issuer Trust the Junior Subordinated Debentures.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute or cause to be executed in accordance with Section 5.2 and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 24,760 Common Securities having an aggregate Liquidation Amount of $619,000 against receipt of the Common Securities having an aggregate Liquidation Amount of $619,000 which were delivered to the Depositor on June 6, 1997 pursuant to the Common Securities Purchase Agreement.

         SECTION 2.6. Declaration of Trust.

         The exclusive purposes and functions of the Issuer Trust are to (a) issue and sell Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Debentures, and (b) engage in only those other activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Depositor hereby appoints the Administrators, with such Administrators having all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Issuer Trust, and the Administrators hereby accept such appointment; provided, however, that it is the intent of the parties hereto that such Administrators shall not be trustees or, to the fullest extent permitted by law, fiduciaries with respect to the Issuer Trust and this Agreement shall be construed in a manner consistent with such intent. The Property Trustee shall have the right and power to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

         SECTION 2.7. Authorization to Enter into Certain Transactions.

         (a) The Issuer Trustees and the Administrators shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions (i), (ii) and (iii), the Issuer Trustees and the Administrators shall act as follows:

             (i) Each Administrator shall:

                 (A) comply with the Purchase  Agreement  regarding the issuance and sale of the Trust Securities;

                 (B) assist in compliance  with the Securities  Act,  applicable state securities or blue sky laws, and the Trust Indenture Act, including, without limitation  the filing of a  registration  statement  under the
               Securities Act in accordance with the Registration Rights Agreement and the execution of such registration statement and any related filings;

                 (C) assist in the listing of the Preferred Securities upon such securities exchange or exchanges or upon the Nasdaq National Market as shall be determined by the Depositor, with the registration of the Preferred Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                 (D) execute the Trust  Securities on behalf of the Issuer Trust in accordance with this Trust Agreement;

                 (E)  execute  and  deliver  an   application   for  a  taxpayer
               identification number for the Issuer Trust;

                 (F) assist with the preparation of a registration statement and a prospectus in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or series of transactions subject to the reigtration requirements of the Securities Act;

                 (G) unless  otherwise  determined  by the  Property  Trustee or
               Holders of at least a Majority in Liquidation Amount of the Preferred Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, execute on behalf of the Issuer Trust any documents that the Administrators have the power to execute pursuant to this Trust Agreement, including without limitation, the Registration Rights Agreement, a Junior Subordinated Debentures Purchase Agreement and a Common Securities Purchase Agreement, both by and between the Issuer Trust and the Depositor;

                 (H) comply with the Underwriting  Agreement  regarding the sale of the Preferred Securities by the Initial Purchaser; and

                 (I) take any action incidental to the foregoing as necessary or advisable to give effect to the terms of this Trust Agreement.

             (ii) The Property Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                 (A) the establishment of the Payment Account;

                 (B) the receipt of the Junior Subordinated Debentures;

                 (C) the receipt and  collection of interest,  principal and any
              other  payments  made  in  respect  of  the  Junior   Subordinated
              Debentures in the Payment Account;

                 (D) the  distribution of amounts owed to the Holders in respect of the Trust Securities;

                 (E) the exercise of all of the rights, powers and privileges of a holder of the Junior Subordinated Debentures;

                 (F) the  sending of notices  of default  and other  information regarding the Trust Securities and the Junior Subordinated Debentures to the Holders in accordance with this Trust Agreement;

                 (G) the  distribution  of the Trust Property in accordance with the terms of this Trust Agreement;

                 (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                 (I) after an Event of Default (other than under  paragraph (b),
              (c), (d), or (f) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), comply with the provisions of this Trust Agreement and take any action to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

             provided, however, that nothing in this Section 2.7(a)(ii) shall require the Property Trustee to take any action that is not otherwise required in this Trust Agreement.

              (iii) The Property Trustee shall comply with the listing requirements of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor, the registration of the Preferred Securities in accordance with the Registration Rights Agreement under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing.

          (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrators acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the preparation by the Issuer Trust of an offering memorandum in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions exempt from the registration requirements of the Securities Act and the preparation of a registration statement under the Securities Act on behalf of the Issuer Trust in accordance with the Registration Rights Agreement;

               (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

               (iii) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Preferred Securities;

               (iv) the negotiation of the terms of, and the execution and delivery of, the Registration Rights Agreement;

               (v) compliance with the listing requirements of the Preferred Securities upon such securities exchange or exchanges, or upon the Nasdaq National Market, as shall be determined by the Depositor, the registration of the Preferred Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing; and

               (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d)   Notwithstanding   anything   herein   to   the   contrary,   the
Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation for the United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Depositor for United States income tax purposes. In this connection, the Property Trustee and the Holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that the Property Trustee and Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Outstanding Preferred Securities. In no event shall the Administrators or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulations or in the interpretation thereof.

          SECTION 2.8. Assets of Trust.

          The assets of the Issuer Trust shall consist solely of the Trust Property.

          SECTION 2.9. Title to Trust Property.

          Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                  ARTICLE III.

                                 PAYMENT ACCOUNT

          SECTION 3.1. Payment Account.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

          SECTION 4.1. Distributions.

          (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Junior Subordinated Debentures. Accordingly:

               (i) Distributions on the Trust Securities shall be cumulative and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from June 6, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 1997; provided, however, that a Distribution shall be payable to the Initial Purchaser on the date hereof in the amount of Distributions accrued from June 6, 1997 to the date hereof and Distributions thereafter shall accumlate from the date hereof in accordance with the terms hereof. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

               (ii) The Trust Securities shall be entitled to Distributions payable at an annual rate of $2.5175 per

               Trust Security. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

               (iii) So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer the payment of interest on the Junior Subordinated
               Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), provided that no Extension Period may extend beyond June 15, 2027. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Issuer Trust will also be deferred (and the amount of Distributions to which Holders of the Trust Securities are entitled will accumulate additional Distributions thereon at an annual rate of $2.5175 per Trust Security, compounded semi-annually) from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two (2). The term "Distributions" as used in Section 4.1 shall include any such additional Distributions provided pursuant to this Section 4.1(a)(iii).

               (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

          (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on June 1 or December 1 (whether or not a Business Day).

          SECTION 4.2. Redemption.

          (a) On each Junior Subordinated Debenture Redemption Date and on the stated maturity of the Junior Subordinated Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date, or as soon as practicable thereafter, that notice of such actual Redemption Price is received pursuant to the Indenture);

               (iii) the CUSIP number or CUSIP numbers of the Preferred Securities affected;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

               (vi) the place or places where Trust Securities are to be surrendered for the payment of the Redemption Price.

          The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust

Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related material.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

          (d) If the Issuer Trust gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Preferred Securities held in global form, irrevocably deposit with the Clearing Agency for such Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not held in global form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holder of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business

Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

          (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based on the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based on their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security in accordance with the customary procedures for the Clearing Agency. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.

          SECTION 4.3. Subordination of Common Securities.

          (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to
Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, Preferred Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Preferred Securities to accelerate the maturity thereof.

          (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

          SECTION 4.4. Payment Procedures.

          Payments of Distributions (including any Additional Amounts) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments of Distributions to Holders of $1,000,000 or more in aggregate Liquidation Amount of Preferred Securities may be made by wire transfer of immediately available funds upon written request of such Holder to the Securities Registrar not later than 15 calendar days prior to the date on which the Distribution is payable. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

          SECTION 4.5. Tax Returns and Reports.

          The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

          On or before December 15 of each year during which any Preferred Securities are outstanding, the Administrators shall furnish to the Paying Agent such information as may be reasonably requested by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to
Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each outstanding Preferred Security during such year, if any.

          SECTION 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust.

          Upon receipt under the Junior Subordinated Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

          SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

          Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

          SECTION 4.8. Liability of the Holder of Common Securities.

          The Holder of Common Securities shall be liable for the debts and obligations of the Issuer Trust as set forth in Section 6.7 of the Indenture regarding allocation of expenses.


                                   ARTICLE V.

                          TRUST SECURITIES CERTIFICATES

          SECTION 5.1. Initial Ownership.

          Upon the formation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

          SECTION 5.2. The Trust Securities Certificates.

          (a) The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrator except as provided in Section 5.3. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

          (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of a Global Preferred

Securities Certificate registered in the name of Cede as the Depositary's nominee and deposited with or on behalf of the Depositary for credit by the Depositary to the respective accounts of the Owners thereof (or such other accounts as they may direct). Except as set forth herein, record ownership of the Global Preferred Security may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

          At the Time of Delivery, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Trust Securities Certificates and deliver such Trust Securities Certificates upon the written order of the Issuer Trust, executed by two Administrators thereof, without further action by the Issuer Trust, in authorized denominations.

          SECTION 5.4. Global Preferred Security.

          (a) The Global Preferred Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Trust Agreement.

          (b) Notwithstanding any other provision in this Trust Agreement, the Global Preferred Security may not be exchanged in whole or in part for Preferred Securities registered, and no transfer of the Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Security, Cede, or other nominee thereof unless
(i) such Clearing Agency advises the Depositor and the Property Trustee in writing that such Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to such Global Preferred Security, and the Depositor is unable to locate a qualified successor,
(ii) the Issuer Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) there shall have occurred and be continuing an Event of Default.

          (c) If a Preferred Security is to be exchanged in whole or in part for a beneficial interest in the Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled or equal to the Liquidation Amount of such other Preferred Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of the Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall, subject to
Section 5.4(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

          (d) Every Preferred Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, the Global Preferred Security or any portion thereof, whether pursuant to this Article V or
Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

          (e) The Clearing Agency or its nominee, as the registered owner of the Global Preferred Security, shall be considered the Holder of the Preferred Securities represented by the Global Preferred Security for all purposes under this Trust Agreement and the Preferred Securities, and owners of beneficial interests in the Global Preferred Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to have any of the individual Preferred Securities represented by the Global Security registered in their names, shall not receive nor be entitled to receive physical delivery of any such Preferred Securities in definitive form and shall not be considered the

Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Preferred Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

          (f) The rights of owners of beneficial interests in the Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

          SECTION 5.5. Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Preferred Securities Certificates.

          (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Preferred Securities Certificates and transfers and exchanges of Preferred Securities Certificates in which the registrar and transfer agent with respect to the Preferred Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Register." The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Preferred Securities and transfers of Preferred Securities as herein provided.

          Upon surrender for registration of transfer of any Preferred Security at the offices or agencies of the Property Trustee designated for that purpose the Depositor shall execute, and authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such legends as may be required by this Trust Agreement.

          At the option of the Holder, Preferred Securities may be exchanged for other Preferred Securities of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such legends as may be required by this Trust Agreement, upon surrender of the Preferred Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Property Trustee shall execute and authenticate and deliver the Preferred Securities that the Holder making the exchange is entitled to receive.

          All Preferred Securities issued upon any transfer or exchange of Preferred Securities shall be the valid obligations of the Issuer Trust, evidencing the same debt, and entitled to the same benefits under this Trust Agreement, as the Preferred Securities surrendered upon such transfer or exchange.

          Every Preferred Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

          No service charge shall be made to a Holder for any transfer or exchange of Preferred Securities, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

          Neither the Issuer Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

          (b)  Certain  Transfers  and  Exchanges.   Notwithstanding  any  other
provision of this Trust Agreement, transfers and exchanges of Preferred Securities and beneficial interests in a Global Preferred Security shall be made only in accordance with this Section 5.5(b).

               (i) Non-Global Preferred Security to Non-Global Preferred Security. A Trust Security that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Security that is not a Global Security as provided in Section 5.5(a).

               (ii) Free Transferability. Subject to this Section 5.5, Preferred Securities shall be freely transferable.

               (iii) Exchanges Between Global Preferred Security and Non-Global Trust Security. A beneficial interest in the Global Preferred Security may be exchanged for a Trust Security that is not a Global Preferred Security as provided in Section 5.4.

          SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

          If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, and the Property Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          SECTION 5.7. Persons Deemed Holders.

          The Issuer Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities are issued as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrators nor the Securities Registrar shall be bound by any notice to the contrary.

          SECTION 5.8. Access to List of Holders' Names and Addresses.

          Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 5.9. Maintenance of Office or Agency.

          The Property Trustee shall designate, with the consent of the Administrators, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates its Corporate Trust Office at Four Albany Street, New York, NY 10006, Attention:
Corporate Trust and Agency Group - Corporate Market Services, as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrators and to the Holders of any change in the location of the Securities Register or any such office or agency.

          SECTION 5.10. Appointment of Paying Agent.

          The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators, and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrators to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrators shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent chosen by the Property Trustee unless the context requires otherwise.

          SECTION 5.11. Ownership of Common Securities by Depositor.

          At the Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities, other than as set forth in the immediately preceding sentence, shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

          SECTION 5.12. Notices to Clearing Agency.

          To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Administrators and the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

          SECTION 5.13. Rights of Holders.

          (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor, as provided herein, will be fully paid and nonassessable by the Issuer Trust. Except as otherwise provided in Section 4.8, the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Subordinated
Debentures fail to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

          At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on all of the Junior Subordinated Debentures,

                    (B) any accrued Additional Interest on all of the Junior Subordinated Debentures,

                    (C) the principal of (and premium, if any, on) any Junior Subordinated Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Junior Subordinated Debentures, and

                    (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

              (ii) all Events of Default with respect to the Junior Subordinated
Debentures, other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

          If the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to the Depositor, the Property Trustee and the Debenture Trustee, subject to the satisfaction of the conditions set forth in Clause (i) and (ii) of this Section 5.13.

          The Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debentures. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Global Preferred Securities, a record date shall be established for determining Holders of Outstanding

Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

          (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.9 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Sections 5.13(b) and 5.13 (c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Subordinated Debentures.


                                   ARTICLE VI.

                        ACTS OF HOLDERS; MEETINGS; VOTING

          SECTION 6.1. Limitations on Holder's Voting Rights.

          (a) Except as provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Trust Securities Certificates be construed so as to constitute the Holders from time to time as members of an association.

          (b) So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause the Issuer Trust to be taxable as a corporation for United States Federal income tax purposes.

          (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trust otherwise proposes to effect, (i) any action that would adversely affect in any material respect the interests, powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding

Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation for United States Federal income tax purposes.

          SECTION 6.2. Notice of Meetings.

          Notice of all meetings of the Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to
Section 10.8 to each Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          SECTION 6.3. Meetings of Holders.

          No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Holders of record of 25% of the aggregate Liquidation Amount of the Preferred Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Securities to vote on any matters as to which Holders are entitled to vote.

          Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or represented by proxy, shall constitute a quorum at any meeting of Holders of the Preferred Securities.

          If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

          SECTION 6.4. Voting Rights.

          Holders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

          SECTION 6.5. Proxies, etc.

          At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

          SECTION 6.6. Holder Action by Written Consent.

          Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

          SECTION 6.7. Record Date for Voting and Other Purposes.

          For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

          SECTION 6.8. Acts of Holders.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee or Administrator receiving the same deems sufficient.

          The ownership of Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrators or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise among the Holders, the Administrators or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          A Holder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Issuer Trust, any Issuer Trustee, any Administrator or any person or entity.

          SECTION 6.9. Inspection of Records.

          Upon reasonable notice to the Administrators and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

          SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

          The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

          (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Trust Agreement.

          (b) The execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Trust Agreement has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (c) The execution, delivery and performance of this Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

          (d) At the Time of Delivery, the Property Trustee has not knowingly created any liens or encumbrances on the Trust Securities.

          (e) No consent, approval or authorization of, or registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Trust Agreement.

          (f) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement.

          (g) The execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Trust Agreement has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' right generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

          (h) The execution, delivery and performance of this Trust Agreement by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee.

          (i) No consent, approval or authorization of, or registration with or notice to any state or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Trust Agreement.

          (j) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

          SECTION 7.2. Representations and Warranties of Depositor.

          The Depositor hereby represents and warrants for the benefit of the Holders that:

          (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

          (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VIII.

                     THE ISSUER TRUSTEES; THE ADMINISTRATORS

          SECTION 8.1. Certain Duties and Responsibilities.

          (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Issuer Trustees or the Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrator or an Issuer Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or Administrator has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee or Administrator shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's or Administrator's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees and Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees and Administrators.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that neither the Issuer Trustees nor the Administrators are personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13 of the Indenture), the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders and shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the
                    Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                    (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the

               Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Junior Subordinated Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to
               Section 3.1 and except to the extent otherwise required by law;

               (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrators or the Depositor; and

               (vii) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The Administrators shall not be responsible for monitoring the compliance by the Issuer Trustee or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrator be liable for the default or misconduct of any other Administrator, the Issuer Trustees or the Depositor.

          SECTION 8.2. Certain Notices.

          (a) Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the

Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrators, unless such Event of Default shall have been cured or waived.

          (b) Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Junior Subordinated Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

          SECTION 8.3. Certain Rights of Property Trustee.

          Subject to the provisions of Section 8.1:

          (a) the Property Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (c) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or reregistration thereof;

          (d) the Property Trustee may consult with counsel of its own choosing (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (e) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(f) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

          (f) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (g) the Property Trustee may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

          (i) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

          No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.

          SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees and the Administrators do not assume any responsibility for their correctness. The Issuer Trustees and the Administrators shall not be accountable for the use or application by the Depositor of the proceeds of the Junior Subordinated Debentures.

          SECTION 8.5. May Hold Securities.

          Except as  provided in the  definition  of the term  "Outstanding"  in
Article I, the Administrators, any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Administrator, Issuer Trustee or such other agent.

          SECTION 8.6. Compensation; Indemnity; Fees.

          The Depositor, as borrower, agrees:

          (a) to pay to the Issuer Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct; and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

          The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

          No Issuer Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

          The Depositor, any Administrator and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Administrator, nor any

Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Administrator or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

          SECTION 8.7. Corporate Property Trustee Required; Eligibility of Trustees and Administrators.

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least
$50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

          (b) There shall at all times be one or more Administrators hereunder. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of the Depositor may serve as an Administrator.

          (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

          SECTION 8.8. Conflicting Interests.

          (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

          (b) The Guarantee and the Indenture shall be deemed to be sufficiently described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          SECTION 8.9. Co-Trustees and Separate Trustee.

          Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed by one or more Administrators, and the Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustees specified hereunder, shall be exercised, solely by the Property Trustee and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.9.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

          (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

          SECTION 8.10. Resignation and Removal; Appointment of Successor.

          No  resignation  or  removal  of any  Issuer  Trustee  (the  "Relevant
Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

          Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the successor Relevant Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court of the State of Delaware for the appointment of a successor Relevant Trustee.

          The Property Trustee or the Delaware Trustee may be removed at any time by Act of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (f) of the definition thereof with respect to the Relevant Trustee), or (ii) if a Debenture Event of Default shall have occurred and be continuing at any time.

          If any Issuer Trustee shall resign, it shall appoint its successor. If a resigning Issuer Trustee shall fail to appoint a successor, or if an Issuer Trustee shall be removed or become incapable of acting as Issuer Trustee, or if any vacancy shall occur in the office of any Issuer Trustee for any cause, the Holders of the Preferred Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding delivered to such

Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of the Preferred Securities and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of himself and all others similarly situated, or any other Issuer Trustee, may petition any court of the State of Delaware for the appointment of a successor Relevant Trustee.

          The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and to the Administrators. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

          Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in Section 8.7).

          SECTION 8.11. Acceptance of Appointment by Successor.

          In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each such successor Relevant Trustee with respect to the Trust Securities shall execute, acknowledge and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent



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provided therein and each such successor  Relevant Trustee,  without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

          Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

          No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

          SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

          Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          SECTION 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

          If and when the Property Trustee shall be or become a creditor of the Depositor (or any other obligor upon the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor (or any such other obligor) only if this Trust Agreement is subject to the Trust Indenture Act.

          SECTION 8.14. Trustee May File Proofs of Claim.

          In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition

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or other similar judicial  proceeding  relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (a)  to  file  and  prove  a  claim  for  the  whole   amount  of  any
Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

          Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.15. Reports by Property Trustee.

          (a) Not later than January 31 of each year commencing with January 31, 1998, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

               (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

               (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.

         SECTION 8.16. Reports to the Property Trustee.

         The Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrators shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all the terms and covenants applicable to such Person hereunder.

         SECTION 8.17. Evidence of Compliance with Conditions
Precedent.

         Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     SECTION 8.18. Number of Issuer Trustees.

     (a) The number of Issuer Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person, in which case, the number of Issuer Trustees may be one.

     (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul the Issuer Trust.

     SECTION 8.19. Delegation of Power.

     (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

     (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

     SECTION 8.20. Appointment of Administrators.

     (a) The Administrators shall be appointed by the Holders of a Majority in Liquidation Amount of the Common Securities and may be removed by the Holders of a Majority in Liquidation Amount of the Common Securities or may resign at any time. Upon any resignation or removal, the Depositor shall appoint a successor Administrator. Each Administrator shall execute this Trust Agreement thereby agreeing to comply with, and be legally bound by, all of the terms, conditions and provisions of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

     (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.20, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

     (c) Notwithstanding the foregoing, or any other provision of this Trust Agreement, in the event any Administrator or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of a Majority in Liquidation Amount of the Common Securities, incompetent, or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the remaining Administrators, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrators immediately prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in Section 8.7).


                                   ARTICLE IX.

                       DISSOLUTION, LIQUIDATION AND MERGER

     SECTION 9.1. Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Issuer Trust shall automatically dissolve on June 15, 2028 (the "Expiration Date"), and thereafter the Trust Property shall be distributed in accordance with Section 9.4.

     SECTION 9.2. Early Termination.

     The first to occur of any of the following events is an "Early Termination Event":

     (a) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Depositor or all or substantially all of its property, or a court or other governmental agency shall enter a decree or order and such decree or order shall remain unstayed and undischarged for a period of 60 days, unless the Depositor shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

     (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Issuer Trust and to distribute the Junior Subordinated Debentures to Holders in exchange for the Preferred Securities (which direction, subject to Section 9.4(a), is optional and wholly within the discretion of the Holders of the Common Securities);

     (c) the repayment of all of the Preferred Securities in connection with the redemption of all the Junior Subordinated Debentures; and

     (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

     SECTION 9.3. Dissolution.

     As soon as is  practicable  after the occurrence of an event referred to in
Section 9.1 or 9.2, and upon the completion of the winding up and liquidation of the Issuer Trust, the Administrators and the Issuer Trustees (each of whom is hereby authorized to take such action) shall file a certificate of cancellation with the Secretary of State of the State of Delaware dissolving the Issuer Trust and, upon such filing, the respective obligations and responsibilities of the Issuer Trustees, the Administrators and the Issuer Trust created and continued hereby shall terminate.

     SECTION 9.4. Liquidation.

     (a) If an Early  Termination  Event  specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be wound up and liquidated by the Property Trustee as expeditiously as the Property
Trustee determines to be possible by distributing, after paying or making reasonable provision to pay all claims and obligations of the Issuer Trust in accordance with Section 3808(e) of the Delaware Business Trust Act, to each Holder a Like Amount of Junior Subordinated Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 15 nor more than 45 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that, from and after the Liquidation Date, the Trust Securities will no longer be deemed to be

          Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures; and

          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Junior Subordinated Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) the Clearing Agency for the Preferred Securities or its nominee, as the registered holder of the Global Preferred Securities Certificate, shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by the Clearing Agency or its nominee, and, (iii) any Trust Securities Certificates not held by the Clearing Agency for the Preferred Securities or its nominee as specified in clause (ii) above will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer or reissuance.

     (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Debentures is not practical, or if any Early Termination Event specified in clause (c) of Section
9.2 occurs, the Issuer Trust shall be dissolved, and the Trust Property shall be liquidated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after paying or making reasonable provision to pay all claims and obligations of the Issuer Trust in accordance with Section 3808(e) of the Delaware Business Trust Act, an amount equal to the aggregate of Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.

     SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially  as an entirety  to, any entity,  except  pursuant to this Section
9.5. At the request of the Holders of the Common Securities, and with the consent of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, but without the consent of the Issuer Trustees, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Preferred
Securities") so long as the Successor Preferred Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, (iii) such merger,



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




consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Preferred Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trustee has received an Opinion of Counsel from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights preferences and privileges of the holders of the Preferred Securities (including any Successor Preferred Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (vii) the Depositor or any permitted transferee to whom it has transferred the Common Securities hereunder owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States Federal income tax purposes.


                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Limitation of Rights of Holders.

     Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust

Agreement, nor entitle the legal representatives or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Any merger or similar agreement shall be executed by the Administrators on behalf of the Issuer Trust.

     SECTION 10.2. Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee and the Holders of a Majority in Liquidation Amount of the Common Securities, without the consent of any Holder of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided, however, that such amendment shall not adversely affect in any material respect the interests of any Holder or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States Federal income tax purposes at any time that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the Investment Company Act.

     (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee and the Holders of a Majority in Liquidation Amount of the Common Securities with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status of an "investment company" under the Investment Company Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust

Securities as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or be taxable as a corporation for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrators, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Administrators.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     (h) Any amendments to this Trust Agreement shall become effective when notice of such amendment is given to the holders of the Trust Securities.

     SECTION 10.3. Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.4. Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES AND THE ADMINISTRATORS SHALL GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL

RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES, THE ADMINISTRATORS OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS OTHER THAN THE DELAWARE BUSINESS TRUST ACT THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY,
(D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL,
(F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE ISSUER TRUSTEES OR THE ADMINISTRATOR AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE ISSUER TRUST.

     SECTION 10.5. Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

     SECTION 10.6. Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust, the Administrators and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     SECTION 10.7. Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     SECTION 10.8. Reports, Notices and Demands.

     Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of Common Securities or the Depositor, to Mason-Dixon Bancshares, Inc., 45 West Main Street, Westminster, MD 21158, Attention: Corporate Finance, facsimile no.:
(410) 857-3410 or to such other address as may be specified in a written notice by the Depositor to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee, the Administrators, or the Issuer Trust shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to Bankers Trust Company, Four Albany Street, 4th Floor, New York, NY 10006, Attention: Corporate Trust and Agency Group Corporate Market Services;
(b) with  respect to the  Delaware  Trustee to Bankers  Trust  (Delaware),  1001
Jefferson Street, Suite 550, Wilmington, Delaware 19801, Attention: Lisa Wilkins; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention: Office of the Secretary". Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee, or such Administrator.

     SECTION 10.9 Agreement Not to Petition.

     Each of the Issuer Trustees, the Administrators and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert. If any Issuer Trustee or Administrator takes action in violation of this Section 10.9, the Depositor agrees, for the benefit of the Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by such Person against the Depositor or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

     SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) Trust Indenture Act; Application. (i) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be a part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions; (ii) if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; (iii) for purposes of this Trust Agreement, the Property Trustee, to the extent permitted by applicable law and/or the rules and regulations of the Commission, shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act; and (iv) the application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Preferred Securities and the Common Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

     (b) Lists of Holders of Preferred Securities. (i) Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide the Property Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a) and (ii) the Property Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

     (c) Reports by the Property Trustee. Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

     (d) Periodic Reports to Property Trustee. Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee, the Commission and the Holders of the Trust Securities, as applicable, such documents, reports and information as required by Section 315(a)(1) - (3) (if any) of the Trust Indenture Act and the compliance certificates required by
Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer Trust.

     (e) Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) shall comply with Section 314(e) of the Trust Indenture Act.

     (f) Disclosure Information. The disclosure of information as to the names and addresses of the Holders of Trust Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Property Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

     SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AND THE INDENTURE, AND THE AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

                                     * * * *

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed, all as of the day and year first above written.

                                         MASON-DIXON BANCSHARES, INC.,
                                         as Depositor


                                         By:
                                         _____________________________________
                                         Name:
                                         Title:


                                         BANKERS TRUST COMPANY,
                                         as Property Trustee, and not in its
                                         individual capacity


                                         By: _________________________________
                                         Name:
                                         Title:


                                         BANKERS TRUST (DELAWARE),
                                         as Delaware Trustee, and not
                                         in its individual capacity


                                         By: _________________________________
                                         Name:
                                         Title:


Agreed to and Accepted by:


__________________________________
Name:
Title:  Administrator


__________________________________
Name:
Title:  Administrator

Agreed and Consented to by:

MASON-DIXON BANCSHARES, INC.,
as Holder of the Common Securities



By: _______________________________
Name:
Title:


BT SECURITIES CORPORATION,
as Depositor



By: _______________________________
Name:
Title:

                                                                   EXHIBIT A



                [INSERT CERTIFICATE OF TRUST FILED WITH DELAWARE]

                                                                    EXHIBIT B



                [INSERT FORM OF CERTIFICATE DEPOSITARY AGREEMENT]

                                                                    EXHIBIT C



               THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE
                   DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR
                      IN COMPLIANCE WITH APPLICABLE LAW AND
                      SECTION 5.11 OF THE TRUST AGREEMENT.


Certificate Number                            Number of Common Securities

             C-__


                    Certificate Evidencing Common Securities

                                       of

                            Mason-Dixon Capital Trust

                            $2.5175 Common Securities
                  (liquidation amount $25 per Common Security)


             Mason-Dixon  Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Mason-Dixon Bancshares, Inc. (the "Holder") is the registered owner of ____________ (________) common securities of the Issuer Trust representing undivided beneficial interests in the assets of the Issuer Trust and has designated the $2.5175 Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Issuer Trust, dated as of ______, 1997, as the same may be amended from time to time (the "Trust Agreement") among Mason-Dixon Bancshares, Inc., as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ___ day of -------, ----.

                                            MASON-DIXON CAPITAL TRUST



                                            By:
                                            ------------------------------
                                            Name:
                                                    Administrator




COUNTERSIGNED AND REGISTERED:

BANKERS TRUST COMPANY,
  as Securities Registrar



By:  ________________________
Name:
    Authorized Signatory

                                                                   EXHIBIT D



     [IF THE PREFERRED SECURITIES CERTIFICATE IS TO BE A GLOBAL PREFERRED SECURITIES CERTIFICATE, INSERT -- This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

     Unless this Preferred Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Mason-Dixon Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Securities Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.]

Certificate Number                               Aggregate Liquidation Amount

       P-__                                       ______________________
                                             (         Preferred Securities)

                                    CUSIP NO.

                   Certificate Evidencing Preferred Securities

                                       of

                            Mason-Dixon Capital Trust

                          $2.5175 Preferred Securities

                 (liquidation amount $25 per Preferred Security)


     Mason-Dixon Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies __________ _______ that (the "Holder") is the registered owner of _____________________ Dollars ($_______) aggregate liquidation amount of capital securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and has designated the Mason-Dixon Capital Trust $2.5175 Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Issuer Trust, dated as of _______, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Mason- Dixon Bancshares, Inc., as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Amended and Restated Guarantee Agreement entered into by Mason-Dixon Bancshares, Inc., a Maryland corporation, as guarantor, and Bankers Trust Company, as Guarantee Trustee, dated as of _______, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ______ day of ----------, -------.

                                           MASON-DIXON CAPITAL TRUST



                                           By:_________________________________
                                           Name:
                                                        Administrator


COUNTERSIGNED AND REGISTERED:

BANKERS TRUST COMPANY,
  as Securities Registrar



By: ________________________
    Name:
    Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Securities Certificate to:

_______________________________________________________________________________
                    (Insert assignee's social security or tax
                             identification number)



_______________________________________________________________________________

_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints ______________________________________________________

_______________________________________________________________________________

agent to transfer this Preferred Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.


Date:  __________________

Signature:  __________________________________
            (Sign exactly as your name appears
             on the other side of this Capital
             Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                  EXHIBIT 4.3
                                  -----------

                              AMENDED AND RESTATED


                               GUARANTEE AGREEMENT


                                     Between


                          MASON-DIXON BANCSHARES, INC.
                                 (as Guarantor)


                                       and


                              BANKERS TRUST COMPANY
                             (as Guarantee Trustee)


                                   dated as of


                                  _____ __, 1997

                            MASON-DIXON CAPITAL TRUST

                  Certain Sections of this Amended and Restated
                  Guarantee Agreement relating to Sections 310
                               through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                            Guarantee Agreement
  Act Section                                                     Section
---------------                                            -------------------

Section 310 (a) (1)........................                      4.1 (a)
            (a) (2)........................                      4.1 (a)
            (a) (3)........................                      Not Applicable
            (a) (4)........................                      Not Applicable
            (b)............................                      2.8, 4.1 (c)
Section 311 (a)............................                      Not Applicable
            (b)............................                      Not Applicable
Section 312 (a)............................                      2.2 (a)
            (b)............................                      2.2 (b)
            (c)............................                      Not Applicable
Section 313 (a)............................                      2.3
            (a) (4)........................                      2.3
            (b)............................                      2.3
            (c)............................                      2.3
            (d)............................                      2.3
Section 314 (a)............................                      2.4
            (b)............................                      2.4
            (c) (1)........................                      2.5
            (c) (2)........................                      2.5
            (c) (3)........................                      2.5
            (e)............................                      1.1, 2.5, 3.2
Section 315 (a)............................                      3.1 (d)
            (b)............................                      2.7
            (c)............................                      3.1 (c)
            (d)............................                      3.1 (d)
            (e)............................                      Not Applicable
Section 316 (a)............................                      1.1, 2.6, 5.4
            (a) (1) (A)....................                      5.4
            (a) (1) (B)....................                      5.4
            (a) (2)........................                      Not Applicable
            (b)............................                      5.3
            (c)............................                      Not Applicable
Section 317 (a) (1)........................                      Not Applicable
            (a) (2)........................                      Not Applicable
            (b)............................                      Not Applicable
Section 318 (a)............................                      2.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Amended and Restated Guarantee Agreement.

                                TABLE OF CONTENTS

                                                                       Page

ARTICLE I.          DEFINITIONS
         Section 1.1.   Definitions................................      2

ARTICLE II.         TRUST INDENTURE ACT
         Section 2.1.   Trust Indenture Act; Application..........       5
         Section 2.2.   List of Holders...........................       6
         Section 2.3.   Reports by the Guarantee Trustee..........       6
         Section 2.4.   Periodic Reports to the Guarantee Trustee.       6
         Section 2.5.   Evidence of Compliance with Conditions
                        Precedent                                        7
         Section 2.6.   Events of Default; Waiver.................       7
         Section 2.7.   Event of Default; Notice..................       7
         Section 2.8.   Conflicting Interests.....................       7

ARTICLE III.        POWERS, DUTIES AND RIGHTS OF THE GUARANTEE
                    TRUSTEE
         Section 3.1.   Powers and Duties of the Guarantee
                        Trustee...................................       8
         Section 3.2.   Certain Rights of Guarantee Trustee.......       9
         Section 3.3.   Indemnity.................................      11
         Section 3.4.   Expenses..................................      11

ARTICLE IV.         GUARANTEE TRUSTEE
         Section 4.1.   Guarantee Trustee; Eligibility............      12
         Section 4.2.   Appointment, Removal and Resignation
                        of the Guarantee Trustee..................      12
ARTICLE V.          GUARANTEE
         Section 5.1.   Guarantee.................................      13
         Section 5.2.   Waiver of Notice and Demand...............      13
         Section 5.3.   Obligations Not Affected..................      14
         Section 5.4.   Rights of Holders.........................      15
         Section 5.5.   Guarantee of Payment......................      15
         Section 5.6.   Subrogation...............................      15
         Section 5.7.   Independent Obligations...................      16

ARTICLE VI.        COVENANTS AND SUBORDINATION
         Section 6.1.   Subordination............................       16
         Section 6.2.   Pari Passu Guarantees....................       16

ARTICLE VII.       TERMINATION
         Section 7.1.   Termination..............................       16

ARTICLE VIII.      MISCELLANEOUS
         Section 8.1.   Successors and Assigns...................       17
         Section 8.2.   Amendments...............................       17
         Section 8.3.   Notices..................................       17
         Section 8.4.   Benefit..................................       18
         Section 8.5.   Interpretation...........................       19
         Section 8.6.   Governing Law............................       19
         Section 8.7.   Counterparts.............................       19

                    AMENDED AND RESTATED GUARANTEE AGREEMENT


          This AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of ____ __, 1997 is executed and delivered by MASON-DIXON BANCSHARES, INC., a Maryland corporation (the "Guarantor") having its principal office at 45 West Main Street, Westminster, MD 21158, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Mason-Dixon Capital Trust, a Delaware statutory business trust (the "Issuer Trust").

          WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "First Trust Agreement"), dated as of June 6, 1997, among Mason-Dixon Bancshares, Inc., as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees") and the Holders from time to time of preferred undivided beneficial ownership interests in the assets of the Issuer Trust, the Issuer Trust issued $20,000,000 aggregate Liquidation Amount (as defined herein) of its 10.07% Capital Securities, Liquidation Amount $1,000 per capital security (the "Capital Securities"), representing preferred undivided beneficial ownership interests in the assets of the Issuer Trust and having the terms set forth in the First Amended and Restated Trust Agreement;

          WHEREAS, the Capital Securities were issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), were used to purchase the Junior Subordinated Debentures due June 15, 2027 (the "Junior Subordinated Debentures") of the Guarantor which were deposited with Bankers Trust Company, as Property Trustee under the First Amended and Restated Trust Agreement, as trust assets;

          WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor, pursuant to a Guarantee Agreement dated as of June 6, 1997 (the "Original Guarantee"), irrevocably and unconditionally agreed, to the extent set forth therein, to pay to the Holders of the Capital Securities the guarantee payments and to make certain other payments on the terms and conditions set forth therein;

          WHEREAS, on ______ __, 1997, the First Amended and Restated Trust Agreement was amended and restated to, among other things, (i) redesignate the Capital Securities as the "$2.5175 Preferred Securities" (the "Preferred Securities") and (ii) decrease the liqidation amount of the Capital Securities from $1,000 per Capital Security to $25 per Capital Security (the "Trust Agreement"); and

          WHEREAS, the Guarantor and the Guarantee Trustee desire to amend and restate that Original Guarantee in its entirety to correspond to the amendments to the First Amended and Restated Trust Agreement.

          NOW, THEREFORE, in consideration of the purchase of the Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Amended and Restated Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                             ARTICLE I. DEFINITIONS

          SECTION 1.1. Definitions.

          As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

          "Distributions" means preferential cumulative cash distributions accumulating from June 6, 1997 and payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, at an annual rate of $2.5175 per Preferred Security.

          "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

          "Guarantee Agreement" means this Amended and Restated Guarantee Agreement, as modified, amended or supplemented from time to time.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Preferred Securities called for redemption by the Issuer Trust to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless the Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent the Issuer Trust shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust (in either case, the "Liquidation Distribution").

          "Guarantee Trustee" means Bankers Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Guarantor" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

          "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

          "Indenture" means the Junior Subordinated Indenture dated as of June 6, 1997, between Mason-Dixon Bancshares, Inc. and Bankers Trust Company, as trustee, as may be modified, amended or supplemented from time to time.

          "Issuer Trust" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

          "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

          "Liquidation Amount" means the stated amount of $25 per Preferred Security.

          "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Preferred Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Preferred Securities issued by the Issuer Trust.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board and Chief Executive Officer, President, Executive Vice President or a Senior Vice President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Preferred Securities" shall have the meaning specified in the recitals of this Guarantee Agreement.

          "Redemption Date" means, with respect to any Preferred Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each Junior Subordinated Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Preferred Securities.

          "Redemption Price" shall have the meaning specified in the Trust Agreement.

          "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Senior   Indebtedness"  shall  have  the  meaning  specified  in  the
Indenture.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

          "Trust Agreement" means the Second Amended and Restated Trust Agreement, dated _____ __, 1997, executed by Mason-Dixon Bancshares, Inc., as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended.

          "Trust Securities" means the Common Securities and the Preferred Securities.


                         ARTICLE II. TRUST INDENTURE ACT

          SECTION 2.1. Trust Indenture Act; Application.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Guarantee Agreement, the provision of the Trust
Indenture Act shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or excluded, as the case may be.

          SECTION 2.2. List of Holders.

          (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee a list of Holders at the following times:

               (i) semiannually, not more than 15 days after June 1 and December 1 in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of June 1 and December 1; and

               (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

          (b) The  Guarantee  Trustee  shall  comply  with the  requirements  of
Section 312(b) of the Trust Indenture Act.

          SECTION 2.3. Reports by the Guarantee Trustee.

          Not later than January 31 of each year, commencing January 31, 1998, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust Indenture Act, the Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

          SECTION 2.4. Periodic Reports to the Guarantee Trustee.

          The Guarantor shall provide to the Guarantee Trustee, and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall be required to be provided to the Securities and Exchange Commission only if this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

          SECTION 2.5. Evidence of Compliance with Conditions Precedent.

          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6. Events of Default; Waiver.

          The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

          SECTION 2.7. Event of Default; Notice.

          (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notice of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice;

provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have received written notice of such Event of Default.

          SECTION 2.8. Conflicting Interests.

          The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


        ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

          SECTION 3.1. Powers and Duties of the Guarantee Trustee.

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Guarantee

Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                    (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

               (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

               (iv) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 3.2. Certain Rights of Guarantee Trustee.

          (a) Subject to the provisions of Section 3.1:

               (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

               (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

               (iv) The Guarantee Trustee may consult with legal counsel, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

               (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

               (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any negligence or wilful misconduct on the part of any such agent or attorney appointed with due care by it hereunder.

               (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

          SECTION 3.3. Indemnity.

          The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

          SECTION 3.4. Expenses.

          The Guarantor shall from time to time reimburse the Guarantee Trustee for its expenses and costs (including reasonable attorneys' or agents' fees) incurred in connection with the performance of its duties hereunder.


                          ARTICLE IV. GUARANTEE TRUSTEE

          SECTION 4.1. Guarantee Trustee; Eligibility.

          (a) There shall at all times be a Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

          (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

          (b) Subject to the immediately preceding paragraph, a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee
Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

          (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 6.8 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the Guarantee Trustee.

          (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Preferred Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Preferred Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                              ARTICLE V. GUARANTEE

          SECTION 5.1. Guarantee.

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

          SECTION 5.2. Waiver of Notice and Demand.

          The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3. Obligations Not Affected.

          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer Trust;

          (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4. Rights of Holders.

          The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

          SECTION 5.5. Guarantee of Payment.

          This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

          SECTION 5.6. Subrogation.

          The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.7. Independent Obligations.

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                     ARTICLE VI. COVENANTS AND SUBORDINATION

          SECTION 6.1. Subordination.

          This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

          SECTION 6.2. Pari Passu Guarantees.

          The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement.


                            ARTICLE VII. TERMINATION

          SECTION 7.1. Termination.

          This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred
Securities, (ii) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to restore payment of any sums paid under the Preferred Securities or this Guarantee Agreement.


                           ARTICLE VIII. MISCELLANEOUS

          SECTION 8.1. Successors and Assigns.

          All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

          SECTION 8.2. Amendments.

          Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

          SECTION 8.3. Notices.

          Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  Mason-Dixon Bancshares, Inc.
                  45 West Main Street
                  Westminster, MD  21158
                  Facsimile No.:  (410) 857-3410
                  Attention:  Office of the Secretary

          (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

                  Mason-Dixon Capital Trust
                  c/o Mason-Dixon Bancshares, Inc.
                  45 West Main Street
                  Westminster, MD  21158
                  Facsimile No.:  (410) 857-3410
                  Attention:  Corporate Finance

                  with a copy to:

                  Bankers Trust Company
                  Four Albany Street - 4th Floor
                  New York, NY  10006
                  Facsimile No.:  (212) 250-6961
                  Attention:  Corporate Trust and Agency Group;
                              Corporate Market Services

          (c) if given to the Guarantee Trustee:

                  Bankers Trust Company
                  Four Albany Street - 4th Floor
                  New York, NY 10006
                  Facsimile No.: (212) 250-6961
                  Attention:  Corporate Trust and Agency Group;
                               Corporate Market Services

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.4. Benefit.

          This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

          SECTION 8.5. Interpretation.

          In this Guarantee Agreement, unless the context otherwise requires:

          (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (f) a reference  to the  singular  includes the plural and vice versa;
and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 8.6. Governing Law.

          THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          SECTION 8.7. Counterparts.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS AMENDED AND RESTATED GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                       MASON-DIXON BANCSHARES, INC.
                                       as Guarantor


                                       By: ___________________________________
                                           Name:
                                           Title:



                                       BANKERS TRUST COMPANY,
                                       as Guarantee Trustee, and not
                                       in its individual capacity



                                       By:  ___________________________________
                                           Name:
                                           Title:


Agreed and Consented to by:


BT SECURITIES CORPORATION,
as Holder of the Preferred Securities



By: _________________________________
    Name:
    Title:

                                  EXHIBIT 5.1
                                  -----------

    [LETTERHEAD OF GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC]


                                  June 27, 1997



Mason-Dixon Bancshares Inc.
45 W. Main Street
Westminster, Maryland  21157

Ladies and Gentlemen:

          We have acted as counsel to Mason-Dixon Bancshares, Inc. ("Mason-Dixon") in connection with the preparation and filing by Mason-Dixon and Mason-Dixon Capital Trust (the "Trust") of a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of certain of the Trust's Preferred Securities (liquidation amount $25 per Preferred Security (the "Preferred Securities")) and certain of Mason-Dixon's Junior Subordinated Debentures (the "Debentures") and the related Guarantee Agreement by and between Mason-Dixon and Bankers Trust Company, as trustee (the "Guarantee"). In connection therewith, you have requested our opinion as to certain matters referred to below.

          In our capacity as such counsel, we have familiarized ourselves with the actions taken by Mason-Dixon in connection with the registration of the Debentures and the Guarantee. We have examined the originals or certified copies of such other documents, including the Registration Statement and the amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice before the Courts of the United States and the Courts of the State of Maryland and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the internal laws of the State of Maryland.

          Based upon and subject to the foregoing, we are of the opinion that:

Mason-Dixon Bancshares, Inc.
June 27, 1997
Page 2



          1. Mason-Dixon is a corporation which has been duly formed and is validly subsisting under the laws of the State of Maryland. Mason-Dixon has full power and authority to issue the Debentures and enter into the Guarantee.

          2. When issued (with respect to the Debentures), or executed and delivered (with respect to the Guarantee), as set forth in the Registration
Statement, the Debentures and the Guarantee will be valid and binding obligations of Mason-Dixon.

          We consent to the references to this opinion and to Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC in the Prospectus included as part of the Registration Statement under the caption "Validity of Securities", and to the inclusion of this opinion as an exhibit to the Registration Statement.




                                          Very truly yours,




                                          /s/GORDON, FEINBLATT, ROTHMAN,
                                              HOFFBERGER & HOLLANDER, LLC






C69817.624

                                  EXHIBIT 5.2
                                  -----------

                   [LETTERHEAD OF RICHARDS, LAYTON & FINGER]








                                  June 27, 1997










Mason-Dixon Capital Trust
c/o Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, MD 21157


                  Re:      Mason-Dixon Capital Trust

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Mason Dixon Capital Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 5, 1997;

                  (b) The Amended and Restated Trust Agreement of the Trust, dated as of June 6, 1997, among Mason-Dixon Bancshares, Inc., a Maryland corporation (the "Company"), the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the Trust;

                  (c) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus") relating to the 10.07% Capital Securities of the Trust

Mason-Dixon Capital Trust
June 27, 1997
Page 2



representing preferred undivided beneficial interests in the Trust (each, a "Capital Security" and collectively, the "Capital Securities"), to be filed by the Company and the Trust as set forth therein with the Securities and Exchange Commission; and

                  (d) A Certificate of Good Standing for the Trust, dated June 27, 1997, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Trust Agreement and the Prospectus, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Trust Agreement and the Prospectus. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Mason-Dixon Capital Trust
June 27, 1997
Page 3



                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.
C. ss. 3801, et seq.

                  2. The Capital Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.




                                       Very truly yours,


                                       /s/RICHARDS, LAYTON & FINGER

                                  EXHIBIT 8.1
                                  -----------

     [LETTERHEAD OF GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC]

                                 June 27, 1997


Mason-Dixon Bancshares, Inc.
45 W. Main Street
Westminster, Maryland  21157

                        Re: Mason-Dixon Bancshares, Inc.
                            Mason-Dixon Capital Trust
                            Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), a Maryland corporation, in connection with the registration statement of Mason-Dixon and Mason-Dixon Capital Trust (the "Trust") on Form S-3, as amended (the "Registration Statement"), of which a prospectus (the"Prospectus") is a part, filed by Mason-Dixon and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

          In connection with the opinion set forth below, we have examined the Registration Statement and certain other documents that we have deemed necessary to examine in order to issue the opinion set forth below. In rendering our opinion, we have assumed that each of the documents referenced above (a) has been duly authorized, executed, and delivered; (b) is authentic, if an original, or accurate, if a copy; and (c) has not been amended after execution thereof subsequent to our review.

          We express no opinions except as set forth below and our opinion is based solely upon the facts as set forth in the Registration Statement. Accordingly, we express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the Prospectus.

          Our opinion is also based on the representations of Mason-Dixon described in the Prospectus and the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, and rulings, procedures and other pronouncements published by the United States

Mason-Dixon Bancshares, Inc.
June 27, 1997
Page 2



Internal Revenue Service. Such laws, regulations, rulings and pronouncements, and judicial and administrative interpretations thereof, are subject to change at any time, and any such change may adversely affect the continuing validity of the opinion set forth below.

          Based on the foregoing, the statements of law or legal conclusions and opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences," subject to the assumption and conditions described therein, constitute our opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences".

          The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                              Very truly yours,

                                              /s/ GORDON, FEINBLATT, ROTHMAN,
                                                    HOFFBERGER & HOLLANDER, LLC

                                  EXHIBIT 23.1
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Mason-Dixon Banchares, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 1997, relating to the consolidated financial statements of Mason-Dixon Bancshares, Inc. and Subsidiaries incorporated by reference in their Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to our Firm under the caption "Expert" in the Prospectus.

                                            /s/ Stegman & Company


Towson, Maryland
June 27, 1997









C69818.624

                                  EXHIBIT 24.1
                                  ------------

                                POWER OF ATTORNEY


         Each of the undersigned, whose signature appears below, constitutes and appoints each of Thomas K. Ferguson and Mark A. Keidel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Registration Statements of Mason- Dixon Bancshares, Inc., and all amendments thereto, relating to or in connection with the issuance by the Company of the securities of the Mason-Dixon Capital Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.




________________________________                              June ___, 1997
David S. Babylon, Jr.



________________________________                              June ___, 1997
Henry S. Baker, Jr.



__/s/___________________________                              June ___, 1997
Miriam F. Beck



________________________________                              June ___, 1997
Donald H. Campbell



________________________________                              June ___, 1997
Patricia Dorsey


                       [SIGNATURES CONTINUED ON NEXT PAGE]

_/s/____________________________                             June 25, 1997
William B. Dulany




_/s/____________________________                             June 25, 1997
R. Neal Hoffman



_/s/____________________________                             June 25, 1997
S. Ray Hollinger



_/s/____________________________                             June 25, 1997
Edwin W. Shauck



_/s/____________________________                             June 25, 1997
James Snyder



_/s/____________________________                             June 25, 1997
Stevenson B. Yingling



_/s/____________________________                             June 25, 1997
Thomas K. Ferguson

                                  EXHIBIT 25.1
                                  ------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
               ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS
               TRUSTEE


             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------


                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)


NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                          Bankers Trust Company
                          Legal Department
                          130 Liberty Street, 31st Floor
                          New York, New York 10006
                          (212) 250-2201
     (Name, address and telephone number of agent for service) for service)
                        ---------------------------------


MASON-DIXON BANCSHARES, INC.               MASON-DIXON CAPITAL  TRUST
(Exact name of Registrant as               (Exact name of Registrant as
specified in its charter)                  specified in its charter)


MARYLAND          52-1764929               DELAWARE 52-6860745
(State or other jurisdiction of            (State or other jurisdiction of
(I.R.S. employer Incorporation             (I.R.S. employer incorporation
or organization)Identification no.)        or organization) Identification no.)

45 WEST MAIN  STREET                       c/o MASON-DIXON BANCSHARES, INC.
WESTMINSTER, MD 21157                      45 WEST MAIN STREET
(Address, including zip code               WESTMINSTER, MD 21157
 of principal executive offices)           (Address, including zip code
                                            of principal executive offices)



            $2.5175 Preferred Securities of Mason-Dixon Capital Trust Junior Subordinated Debentures of Mason-Dixon Bancshares, Inc.
 Guarantee of Mason-Dixon Bancshares, Inc. of certain obligations under the Preferred Securities
                       (Title of the indenture securities)

Item 1. General Information.
          Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------

          Federal Reserve Bank (2nd District)     New York, NY
          Federal Deposit Insurance Corporation   Washington, D.C.
          New York State Banking Department       Albany, NY


     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.



Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.


          None.

Item 3.-15.Not Applicable

Item 16.List of Exhibits.

          Exhibit 1 - Restated  Organization   Certificate  of  Bankers  Trust
                    Company dated August_7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

          Exhibit 2 - Certificate   of  Authority  to  commence   business  -
                    Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


          Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          Exhibit 4 - Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997, copy attached.

          Exhibit 5 - Not applicable.

          Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act. - Incorporated herein by reference to
                    Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

          Exhibit 7 - A copy of the latest report of condition of Bankers Trust Company dated as of March 31, 1997.

          Exhibit 8 - Not Applicable. Exhibit 9 - Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of June, 1997.


                                             BANKERS TRUST COMPANY



                                             By: /s/Sandra Shaffer
                                             ---------------------
                                             Sandra Shaffer
                                             Assistant Vice President

                                   EXHIBIT 1
                                   ---------





                                            State of New York,

                                            Banking Department




         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.


Witness, my hand and official seal of the Banking Department at the City of New York, this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                                        Peter M. Philbin
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                                      James T. Byrne, Jr.
                                                      James T. Byrne, Jr.
                                                      Managing Director


                                                      Lea Lahtinen
                                                      Lea Lahtinen
                                                      Assistant Secretary

State of New York                   )
                                    )  ss:
County of New York         )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                       Lea Lahtinen
                                                       Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
         Notary Public

            SANDRA L. WEST                      Counterpart filed in the
   Notary Public State of New York              Office of the Superintendent of
            No. 31-4942101                      Banks, State of New York,
     Qualified in New York County               This 21st day of March, 1996
Commission Expires September 19, 1996

                                   Exhibit 4


                                     BY-LAWS
                                       of
                              Bankers Trust Company

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


          SECTION 1. The annual meeting of the stockholders of this Company shall be held at the office of the Company in the Borough of Manhattan, City of New York, on the third Tuesday in January of each year, for the election of directors and such other business as may properly come before said meeting.

          SECTION 2. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the directors. It shall be the duty of the Chairman of the Board, the Chief Executive Officer or the President to call such meetings whenever requested in writing to do so by stockholders owning a majority of the capital stock.

          SECTION 3. At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the capital stock of the Company, in order to constitute a quorum, except at special elections of directors, as provided by law, but less than a quorum shall have power to adjourn any meeting.

          SECTION 4. The Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in their absence, the senior officer present, shall preside at meetings of the stockholders and shall direct the proceedings and the order of business. The Secretary shall act as secretary of such meetings and record the proceedings.


                                   ARTICLE II

                                    DIRECTORS


          SECTION 1. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors consisting of such number of directors, but not less than ten nor more than twenty-five, as may from time to time be fixed by resolution adopted by a majority of the directors then in office, or by the stockholders. In the event of any increase in the number of directors, additional directors may be elected within the limitations so fixed, either by the stockholders or within the limitations imposed by law, by a majority of directors then in office. One-third of the number of directors, as fixed from time to time, shall constitute a quorum. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or Committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at such a meeting.

          All directors hereafter elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified. No person who shall have attained age 72 shall be eligible to be elected or re-elected a director. Such director may, however, remain a director of the Company until the next annual meeting of the stockholders of Bankers
Trust New York Corporation (the Company's parent) so that such director's retirement will coincide with the retirement date from Bankers Trust New York Corporation.

          No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

          SECTION 2. Vacancies not exceeding one-third of the whole number of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term.

          SECTION 3. The Chairman of the Board shall preside at meetings of the Board of Directors. In his absence, the Chief Executive Officer or, in his absence, such other director as the Board of Directors from time to time may designate shall preside at such meetings.

          SECTION 4. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these By-Laws, and all officers and employees shall strictly adhere to, and be bound by, such Rules and Regulations.

          SECTION 5. Regular meetings of the Board of Directors shall be held from time to time on the third Tuesday of the month. If the day appointed for holding such regular meetings shall be a legal holiday, the regular meeting to be held on such day shall be held on the next business day thereafter. Special meetings of the Board of Directors may be called upon at least two day's notice whenever it may be deemed proper by the Chairman of the Board or, the Chief Executive Officer or, in their absence, by such other director as the Board of Directors may have designated pursuant to Section 3 of this Article, and shall be called upon like notice whenever any three of the directors so request in writing.

          SECTION 6. The compensation of directors as such or as members of committees shall be fixed from time to time by resolution of the Board of Directors.


                                   ARTICLE III

                                   COMMITTEES


          SECTION 1. There shall be an Executive Committee of the Board consisting of not less than five directors who shall be appointed annually by the Board of Directors. The Chairman of the Board shall preside at meetings of the Executive Committee. In his absence, the Chief Executive Officer or, in his absence, such other member of the Committee as the Committee from time to time may designate shall preside at such meetings.

          The Executive Committee shall possess and exercise to the extent permitted by law all of the powers of the Board of Directors, except when the latter is in session, and shall keep minutes of its proceedings, which shall be presented to the Board of Directors at its next subsequent meeting. All acts done and powers and authority conferred by the Executive Committee from time to time shall be and be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors.

          A majority of the Committee shall constitute a quorum, but the Committee may act only by the concurrent vote of not less than one-third of its members, at least one of whom must be a director other than an officer. Any one or more directors, even though not members of the Executive Committee, may attend any meeting of the Committee, and the member or members of the Committee present, even though less than a quorum, may designate any one or more of such directors as a substitute or substitutes for any absent member or members of the Committee, and each such substitute or substitutes shall be counted for quorum, voting, and all other purposes as a member or members of the Committee.

          SECTION 2. There shall be an Audit Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of directors, who are not also officers of the Company, as may from time to time be fixed by resolution adopted by the Board of Directors. The Chairman shall be designated by the Board of Directors, who shall also from time to time fix a quorum for meetings of the Committee. Such Committee shall conduct the annual directors' examinations of the Company as required by the New York State Banking Law; shall review the reports of all examinations made of the Company by public authorities and report thereon to the Board of Directors; and shall report to the Board of Directors such other matters as it deems advisable with respect to the Company, its various departments and the conduct of its operations.

          In the performance of its duties, the Audit Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the Company, to make studies of the Company's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Company and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Company, including its fiduciary departments, are being audited by the General Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the General Auditor to make such investigation as it deems necessary or advisable with respect to the Company, its various departments and the conduct of its operations. The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairman.

          SECTION 3. The Board of Directors shall have the power to appoint any other Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer, and shall also elect a President, a Senior Vice Chairman, one or more Vice Chairmen, one or more
Executive Vice Presidents, one or more Senior Managing Directors, one or more Managing Directors, one or more Senior Vice Presidents, one or more Vice Presidents, one or more General Managers, a Secretary, a Controller, a Treasurer, a General Counsel, one or more Associate General Counsels, a General Auditor, a General Credit Auditor, and one or more Deputy Auditors, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief

Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

          SECTION 2. The Board of Directors shall designate the Chief Executive Officer of the Company who may also hold the additional title of Chairman of the Board, President, Senior Vice Chairman or Vice Chairman and such person shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee, all of the powers vested in such Chief Executive Officer by law or by these By-Laws, or which usually attach or pertain to such office. The other officers shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee or the Chairman of the Board or, the Chief Executive Officer, the powers vested by law or by these By-Laws in them as holders of their respective offices and, in addition, shall perform such other duties as shall be assigned to them by the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer.

          The General Auditor shall be responsible, through the Audit Committee to the Board of Directors for the determination of the program of the internal audit function and the evaluation of the adequacy of the system of internal controls. Subject to the Board of Directors, the General Auditor shall have and may exercise all the powers and shall perform all the duties usual to such office and shall have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or vested in him by law or by these By-Laws. He shall perform such other duties and shall make such investigations, examinations and reports as may be prescribed or required by the Audit Committee. The General Auditor shall have unrestricted access to all records and premises of the Company and shall delegate such authority to his subordinates. He shall have the duty to report to the Audit Committee on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Audit Committee may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Company to the Audit Committee at least quarterly on any matters concerning the internal audit program and the adequacy of the system of internal controls of the Company that should be brought to the attention of the directors except those matters responsibility for which has been vested in the General Credit Auditor. Should the General Auditor deem any matter to be of special importance, he shall report thereon forthwith to the

Audit Committee. The General Auditor shall report to the Chief Financial Officer only for administrative purposes.

          The General Credit Auditor shall be responsible to the Chief Executive Officer and, through the Audit Committee, to the Board of Directors for the systems of internal credit audit, shall perform such other duties as the Chief Executive Officer may prescribe, and shall make such examinations and reports as may be required by the Audit Committee. The General Credit Auditor shall have unrestricted access to all records and may delegate such authority to subordinates.

          SECTION 3. The compensation of all officers shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved from time to time by resolution of the Board of Directors.

          SECTION 4. The Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any person authorized for this purpose by the Chief Executive Officer, shall appoint or engage all other employees and agents and fix their compensation. The employment of all such employees and agents shall continue during the pleasure of the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer or any such authorized person; and the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any such authorized person may discharge any such employees and agents at will.

                                    ARTICLE V

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

          SECTION 1. The Company  shall,  to the  fullest  extent  permitted  by
Section 7018 of the New York Banking Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is servicing or served in any capacity at the request of the Company by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          SECTION 2. The Company may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

          SECTION 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          SECTION 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i) in any capacity shall be deemed to be doing so at the request of the Company. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the Company, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer or the President, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

          SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this
Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

          SECTION 6. The right to be indemnified or to the reimbursement or advancement of expense pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstance, nor an actual determination by the

Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

          SECTION 8. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Banking Law to the contrary.


                                   ARTICLE VI

                                      SEAL


          SECTION 1. The Board of Directors shall provide a seal for the Company, the counterpart dies of which shall be in the charge of the Secretary of the Company and such officers as the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time direct in writing, to be affixed to certificates of stock and other documents in accordance with the directions of the Board of Directors or the Executive Committee.

          SECTION 2. The Board of Directors may provide, in proper cases on a specified occasion and for a specified transaction or transactions, for the use of a printed or engraved facsimile seal of the Company.


                                   ARTICLE VII

                                  CAPITAL STOCK


          SECTION 1. Registration of transfer of shares shall only be made upon the books of the Company by the registered holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, on the surrender of the certificate or certificates of such shares properly assigned for transfer.

                                  ARTICLE VIII

                                  CONSTRUCTION


          SECTION 1. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.


                                   ARTICLE IX

                                   AMENDMENTS


          SECTION 1. These By-Laws may be altered, amended or added to by the Board of Directors at any meeting, or by the stockholders at any annual or special meeting, provided notice thereof has been given.





C69829.624

                                   EXHIBIT 7
                                   ---------

Legal Title of Bank:     Bankers Trust Company    Call Date: 3/31/97       ST-BK: 36-4840      FFIEC 031
Address:                 130 Liberty Street       Vendor ID: D             CERT:  00623        Page RC-1
City, State ZIP:         New York, NY  10006                                                   11
FDIC Certificate No.:    00623

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All  schedules  are to be reported in  thousands  of dollars.  Unless  otherwise indicated, reported the amount  outstanding  as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                 -------------------
                                                                                                                 C400
                                           Dollar Amounts in Thousands                         RCFD    Bil    Mil  Thou
ASSETS                                                                                         / / / / / / / / / / / / /
  1.  Cash and balances due from depository institutions (from Schedule RC-A):                 / / / / / / / / / / / / /
      a.   Noninterest-bearing balances and currency and coin(1) ......................        0081                1,589,000  1.a.
      b.   Interest-bearing balances(2) ...............................................        0071                2,734,000  1.b.
  2.  Securities:                                                                              / / / / / / / / / / / / /
      a.   Held-to-maturity securities (from Schedule RC-B, column A) .................        1754                        0  2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D)................        1773                4,433,000  2.b.
  3.  Federal funds sold and securities purchased under agreements to resell                   1350               26,490,000  3
  4.  Loans and lease financing receivables:                                                   / / / / / / / / / / / / /
      a.   Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 15,941,000  / / / / / / / / / / / / /      4.a.
      b.   LESS:   Allowance for loan and lease losses...................RCFD 3123    708,000  / / / / / / / / / / / / /      4.b.
      c.   LESS:   Allocated transfer risk reserve ......................RCFD 3128          0  / / / / / / / / / / / / /      4.c.
      d.   Loans and leases, net of unearned income,                                           / / / / / / / / / / / / /
             allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................2125               15,233,000  4.d.
  5.  Assets held in trading accounts .........................................................3545               38,115,000  5.
  6.  Premises and fixed assets (including capitalized leases) ................................2145                  924,000  6.
  7.  Other real estate owned (from Schedule RC-M) ............................................2150                  188,000  7.
  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) 2130                  175,000  8.
  9.  Customers' liability to this bank on acceptances outstanding ............................2155                  618,000  9.
 10.  Intangible assets (from Schedule RC-M) ..................................................2143                   17,000 10.
 11.  Other assets (from Schedule RC-F) .......................................................2160                4,424,000 11.
 12.  Total assets (sum of items 1 through 11) ................................................2170               94,940,000 12.




--------------------------

(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:     Bankers Trust Company    Call Date: 3/31/97       ST-BK:  36-4840     FFIEC  031
Address:                 130 Liberty Street       Vendor ID: D             CERT:  00623        Page  RC-2
City, State Zip:         New York, NY  10006                                                   12
FDIC Certificate No.:    00623

Schedule RC--Continued
                                                  --------------------------- ---------------------------------------------------
                                                  Dollar Amounts in Thousands                  / / / / / / / Bil Mil Thou
LIABILITIES                                                                                    / / / / / / / / / / / / /
13. Deposits:                                                                                  / / / / / / / / / / / / /
    a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)     RCON 2200      14,450,000    13.a.
         (1)  Noninterest-bearing(1) .............................RCON 6631     2,917,000      / / / / / / / / / / / / /    13.a.(1)
         (2)  Interest-bearing ...................................RCON 6636    11,533,000      / / / / / / / / / / / / /    13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E     / / / / / / / / / / / / /
         part II)                                                                              RCFN 2200      23,456,000    13.b.
         (1)  Noninterest-bearing ................................RCFN 6631     1,062,000      / / / / / / / / / / / / /    13.b.(1)
         (2)  Interest-bearing ...................................RCFN 6636    22,394,000      / / / / / / / / / / / / /    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase                 RCFD 2800      15,195,000    14
15. a.   Demand notes issued to the U.S. Treasury .............................................RCON 2840               0    15.a.
    b.   Trading liabilities (from Schedule RC-D)..............................................RCFD 3548      18,911,000    15.b.
16. Other borrowed money: (includes mortgage indebtedness nd obligations under                 / / / / / / / / / / / / /
    capitalized leases):                                                                       / / / / / / / / / / / / /
    a.   With original maturity of one year or less ...........................................RCFD 2332       7,701,000    16.a.
    b.   With original maturity of more than one year .........................................RCFD 2333       4,438,000    16.b.
17. Not applicable.............................................................................                             17.
18. Bank's liability on acceptances executed and outstanding ..................................RCFD 2920         618,000    18.
19. Subordinated notes and debentures .........................................................RCFD 3200       1,226,000    19.
20. Other liabilities (from Schedule RC-G) ....................................................RCFD 2930       3,971,000    20.
21. Total liabilities (sum of items 13 through 20) ............................................RCFD 2948      89,966,000    21.
                                                                                               / / / / / / / / / / / / /
22. Not applicable                                                                                                          22.
EQUITY CAPITAL                                                                                 / / / / / / / / / / / / /
23. Perpetual preferred stock and related surplus .............................................RCFD 3838         600,000    23.
24. Common stock ..............................................................................RCFD 3230       1,002,000    24.
25. Surplus (exclude all surplus related to preferred stock) ..................................RCFD 3839         540,000    25.
26. a.   Undivided profits and capital reserves ...............................................RCFD 3632       3,241,000    26.a.
    b.   Net unrealized holding gains (losses) on available-for-sale securities ...............RCFD 8434         (31,000)   26.b.
27. Cumulative foreign currency translation adjustments .......................................RCFD 3284        (378,000)   27.
28. Total equity capital (sum of items 23 through 27) .........................................RCFD 3210       4,974,000    28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,  / / / / / / / / / / / / /
    and 28) ...................................................................................RCFD 3300      94,940,000    29.


Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                       Number
    auditors as of any date during 1996 .............................................................RCFD 6724       1         M.1


1 = Independent audit of the bank conducted in accordance      4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified      external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank      authority)
2 = Independent audit of the bank's parent holding company     5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing       auditors
    standards by a certified public accounting firm which      6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company           auditors
    (but not on the bank separately)                           7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in            8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

----------------------

(1) Including  total demand deposits and noninterest-bearing time and savings deposits.